                                                                    Exhibit 10.1

                                 $350,000,000

                               CREDIT AGREEMENT

                           DATED AS OF JUNE 29, 2001

                                     AMONG

                        HARNISCHFEGER INDUSTRIES, INC.
                                 as Borrower,

                          THE LENDERS LISTED HEREIN,
                                  as Lenders,


                            BANKERS TRUST COMPANY,
                                   as Agent,


                            HELLER FINANCIAL, INC.
                                      and
                          FLEET CAPITAL CORPORATION,
                          as Co-Syndication Agents,

                          CIT GROUP/BUSINESS CREDIT,
                            as Documentation Agent

                                      and


                        DEUTSCHE BANC ALEX. BROWN INC.,
                as Lead Arranger and Sole Book Running Manager

                              TABLE OF CONTENTS

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Section 1.        DEFINITIONS..........................................................................     2

       1.1        Certain Defined Terms................................................................     2

       1.2        Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
                  Agreement............................................................................    47

       1.3        Other Definitional Provisions........................................................    48


Section 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS...........................................    48

       2.1        Commitments; Making of Loans; the Register; Notes....................................    48

       2.2        Interest on the Loans................................................................    55

       2.3        Fees.................................................................................    60

       2.4        Repayments, Scheduled Reductions of Revolving Loan Commitments; Prepayments
                  and Reductions in Revolving Loan Commitments; General Provisions Regarding
                  Payments; Application of Proceeds of Collateral and Payments Under Guaranties........    60

       2.5        Use of Proceeds......................................................................    70

       2.6        Special Provisions Governing Eurodollar Rate Loans...................................    71

       2.7        Increased Costs; Taxes; Capital Adequacy.............................................    73

       2.8        Statement of Lenders; Obligation of Lenders and Issuing Lenders to Mitigate..........    77

       2.9        Replacement of a Lender..............................................................    77

       2.10       Collection, Deposit and Transfer of Payments in Respect of Accounts of
                  Borrower and Domestic Subsidiaries; Other Matters Concerning Accounts................    78

       2.11       Collection, Deposit and Transfer of Payments in Respect of Accounts of Foreign
                  Subsidiaries.........................................................................    80


Section 3.        LETTERS OF CREDIT....................................................................    81

       3.1        Issuance of Letters of Credit and Lenders' Purchase of Participations Therein........    81

       3.2        Letter of Credit Fees................................................................    83

       3.3        Drawings and Reimbursement of Amounts Drawn Under Letters of Credit..................    84

       3.4        Obligations Absolute.................................................................    87
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                              TABLE OF CONTENTS
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       3.5        Indemnification; Nature of Issuing Lenders' Duties..................................    88


Section 4.        CONDITIONS TO LOANS AND LETTERS OF CREDIT...........................................    89

       4.1        Conditions to Term Loans and Initial Revolving Loans................................    89

       4.2        Conditions to All Loans.............................................................    98

       4.3        Conditions to Letters of Credit.....................................................    98


Section 5.        BORROWER'S REPRESENTATIONS AND WARRANTIES...........................................    99

       5.1        Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.......    99

       5.2        Authorization of Borrowing, etc.....................................................   100

       5.3        Financial Condition.................................................................   101

       5.4        No Material Adverse Change; No Restricted Junior Payments...........................   101

       5.5        Title to Properties; Liens; Real Property...........................................   101

       5.6        Litigation; Violation of Law........................................................   102

       5.7        Payment of Taxes....................................................................   102

       5.8        Performance of Agreements; Materially Adverse Agreements; Material Contracts........   103

       5.9        Governmental Regulation.............................................................   103

       5.10       Securities Activities...............................................................   103

       5.11       Employee Benefit Plans..............................................................   104

       5.12       Certain Fees........................................................................   104

       5.13       Environmental Protection............................................................   104

       5.14       Employee Matters....................................................................   105

       5.15       Solvency............................................................................   105

       5.16       Matters Relating to Collateral......................................................   105

       5.17       Disclosure..........................................................................   106

       5.18       Representations and Warranties in Related Agreements................................   107

       5.19       Permits.............................................................................   107

       5.20       Matters Relating to Company Bankruptcy Proceedings..................................   107
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                               TABLE OF CONTENTS
                                  (continued)

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Section 6.        BORROWER'S AFFIRMATIVE COVENANTS....................................................  108

       6.1        Financial Statements and Other Reports..............................................  108

       6.2        Existence, etc......................................................................  114

       6.3        Payment of Taxes and Claims; Tax....................................................  114

       6.4        Maintenance of Properties; Insurance; Application of Net Insurance/
                  Condemnation Proceeds...............................................................  114

       6.5        Inspection; Lender Meeting; UK Restructuring Presentation...........................  116

       6.6        Compliance with Laws, etc...........................................................  117

       6.7        Environmental Disclosure and Inspection.............................................  117

       6.8        Borrower's Remedial Action Regarding Hazardous Materials............................  118

       6.9        Execution of Loan Documents and Personal Property Collateral Documents and
                  Registration of Certain Collateral After the Closing Date...........................  119

       6.10       Matters Relating to Additional Real Property Collateral; Headquarters Sale..........  120

       6.11       Revised UCC Article 9...............................................................  121


Section 7.        BORROWER'S NEGATIVE COVENANTS.......................................................  122

       7.1        Indebtedness........................................................................  122

       7.2        Liens and Related Matters...........................................................  124

       7.3        Investments; Acquisitions...........................................................  125

       7.4        Contingent Obligations..............................................................  126

       7.5        Restricted Junior Payments..........................................................  127

       7.6        Financial Covenants.................................................................  127

       7.7        Restriction on Fundamental Changes; Asset Sales.....................................  129

       7.8        Consolidated Capital Expenditures...................................................  130

       7.9        Restriction on Leases...............................................................  131

       7.10       Sales and Lease-Backs...............................................................  131

       7.11       Sale or Discount of Receivables.....................................................  131

       7.12       Transactions with Shareholders and Affiliates.......................................  131

       7.13       Disposal of Subsidiary Stock........................................................  132

       7.14       Conduct of Business.................................................................  132
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       7.15       Amendments or Waivers of Certain Agreements; Amendments of Documents Relating
                  to Subordinated Indebtedness........................................................  132

       7.16       Fiscal Year.........................................................................  133

       7.17       Deposit Accounts....................................................................  133

       7.18       Restrictions on HULC................................................................  133


Section 8.        EVENTS OF DEFAULT...................................................................  133

       8.1        Failure to Make Payments When Due...................................................  134

       8.2        Default in Other Agreements.........................................................  134

       8.3        Breach of Certain Covenants.........................................................  134

       8.4        Breach of Warranty..................................................................  134

       8.5        Other Defaults Under Loan Documents.................................................  135

       8.6        Involuntary Bankruptcy; Appointment of Receiver, etc................................  135

       8.7        Voluntary Bankruptcy; Appointment of Receiver, etc..................................  135

       8.8        Judgments and Attachments...........................................................  136

       8.9        Dissolution.........................................................................  136

       8.10       Employee Benefit Plans..............................................................  136

       8.11       Change in Control...................................................................  136

       8.12       Invalidity of Any Guaranty..........................................................  136

       8.13       Failure of Security.................................................................  137

       8.14       Failure to Consummate Reorganization and Other Transactions.........................  137


Section 9.        AGENT...............................................................................  138

       9.1        Appointment.........................................................................  138

       9.2        Powers and Duties; General Immunity.................................................  139

       9.3        Independent Investigation by Lenders; No Responsibility For Appraisal of
                  Creditworthiness....................................................................  140

       9.4        Right to Indemnity..................................................................  141

       9.5        Successor Agent.....................................................................  141

       9.6        Collateral Documents and Guaranties.................................................  141

       9.7        Agent May File Proofs of Claim......................................................  142
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                               TABLE OF CONTENTS
                                  (continued)

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Section 10.       MISCELLANEOUS........................................................................   143

       10.1       Successors and Assigns; Assignments and Participations in Loans and Letters of
                  Credit...............................................................................   143

       10.2       Expenses.............................................................................   146

       10.3       Indemnity...........................................................................    147

       10.4       Set-Off; Security Interest in Deposit Accounts......................................    148

       10.5       Ratable Sharing.....................................................................    148

       10.6       Amendments and Waivers..............................................................    149

       10.7       Independence of Covenants...........................................................    150

       10.8       Notices; Effectiveness of Signatures................................................    150

       10.9       Survival of Representations, Warranties and Agreements..............................    151

       10.10      Failure or Indulgence Not Waiver; Remedies Cumulative...............................    151

       10.11      Marshalling; Payments Set Aside.....................................................    151

       10.12      Severability........................................................................    152

       10.13      Obligations Several; Independent Nature of Lenders' Rights..........................    152

       10.14      Headings............................................................................    152

       10.15      Applicable Law......................................................................    152

       10.16      Construction of Agreement; Nature of Relationship...................................    153

       10.17      Consent to Jurisdiction and Service of Process......................................    153

       10.18      Waiver of Jury Trial................................................................    154

       10.19      Confidentiality.....................................................................    154

       10.20      Counterparts; Effectiveness.........................................................    155

       10.21      Judgment Currency...................................................................    155

                                   EXHIBITS

         I            FORM OF NOTICE OF BORROWING
         II           FORM OF NOTICE OF CONVERSION/CONTINUATION
         III          FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
         IV-A         FORM OF REVOLVING NOTE
         IV-B         FORM OF TERM NOTE
         V            FORM OF INTERCOMPANY NOTE
         VI           FORM OF COMPLIANCE CERTIFICATE
         VII          FORM OF BORROWING BASE CERTIFICATE
         VIII         FORM OF OPINION OF COMPANY COUNSEL
         IX           FORM OF OPINION OF O'MELVENY & MYERS
         X            FORM OF ASSIGNMENT AGREEMENT
         XI           FORM OF BLOCKED ACCOUNT AGREEMENT
         XII          FORMS OF COLLATERAL ACCESS AGREEMENT
         XIII         FORM OF LOCK BOX AGREEMENT
         XIV          FORM OF SECURITY AGREEMENT
         XV           FORM OF GUARANTY
         XVI          FORM OF ENVIRONMENTAL INDEMNITY


         SCHEDULES

         2.1      LENDERS' COMMITMENTS AND PRO RATA SHARES
         4.1M     CLOSING DATE MORTGAGED PROPERTIES
         5.1      SUBSIDIARIES OF BORROWER
         5.5B     REAL PROPERTY ASSETS
         5.5C     INTELLECTUAL PROPERTY
         5.6      LITIGATION
         5.8      MATERIAL CONTRACTS
         5.13     ENVIRONMENTAL MATTERS
         7.1      CERTAIN EXISTING INDEBTEDNESS
         7.2      CERTAIN EXISTING LIENS
         7.3      CERTAIN EXISTING INVESTMENTS
         7.4      CERTAIN CONTINGENT OBLIGATIONS

                                CREDIT AGREEMENT
                                ----------------


          This CREDIT AGREEMENT is dated as of June 29, 2001 and entered into by and among HARNISCHFEGER INDUSTRIES, INC., a Delaware corporation ("Borrower"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders") and BANKERS TRUST COMPANY ("BTCo"), as administrative agent for Lenders (in such capacity, "Agent").


                                R E C I T A L S

          WHEREAS, pursuant to the Confirmation Order (this, and other initially capitalized terms used but not defined in these Recitals, being used as defined in Section 1.1 below), Borrower and Debtor Subsidiaries have been reorganized in and have emerged from the Company Bankruptcy Proceeding; and

          WHEREAS, upon this Agreement becoming effective in accordance with its terms, the Plan of Reorganization will become effective in accordance with its terms; and

          WHEREAS, Borrower desires that Lenders extend certain credit facilities to Borrower, the proceeds of which will be used, among other things, to make certain cash payments with respect to certain prepetition claims in the Company Bankruptcy Proceeding, to refinance the DIP Facility and to replace outstanding letters of credit thereunder and under other credit facilities, to refinance certain other Indebtedness, to make certain intercompany loans and loans to Beloit as described below, and for working capital and other general corporate purposes of Borrower and its Subsidiaries, all in accordance with the terms and provisions herein; and

          WHEREAS, Borrower has agreed to secure its Obligations hereunder and under the other Loan Documents by granting to Agent, on behalf of Lenders, among other things, a First Priority Lien on substantially all of its real, personal and mixed property located in any Approved Jurisdiction, including a pledge of all of the capital stock and other ownership interests of its Domestic Subsidiaries and 66% of the capital stock and other ownership interests of its first tier Foreign Subsidiaries; and

          WHEREAS, each Domestic Subsidiary (other than Immaterial Subsidiaries) has agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure its guaranty by granting to Agent, on behalf of Lenders, among other things, a First Priority Lien on substantially all of its real, personal and mixed property located in any Approved Jurisdiction, including a pledge of all of the capital stock and other ownership interests of its Domestic Subsidiaries and 66% of the capital stock and other ownership interests of its first tier Foreign Subsidiaries; and

             WHEREAS, the Australian Loan Parties, the Canadian Loan Parties and the UK Loan Parties have each requested Borrower to make available certain credit extensions to such Foreign Loan Parties, including the proceeds of the Loans made by the Lenders under this Agreement and Letters of Credit issued by Issuing Lenders under this Agreement for the account of such Foreign Loan Parties, and Borrower is prepared to make available such credit extensions to such Foreign Loan Parties provided that (i) such credit extensions do not exceed the Borrowing Base plus any Surplus Capacity applicable to such Foreign Loan Parties, (ii) all such credit extensions are evidenced by an Intercompany Note executed by such Foreign Loan Parties or guaranteed by such Foreign Loan Parties, in each case which Intercompany Note and Intercompany Guaranties are pledged and/or assigned by Borrower to Agent for the benefit of Lenders under this Agreement, and (iii) which Intercompany Note and Intercompany Guaranties are secured by a First Priority Lien on substantially all of such Foreign Loan Parties' real, personal and mixed property located in any Approved Jurisdiction, all of which security interests will be assigned by Borrower to Agent for the benefit of Lenders under this Agreement; and

             WHEREAS, Beloit has requested Borrower to advance the proceeds of certain Loans made by Lenders to Borrower under this Agreement to Beloit up to a maximum aggregate principal amount of $15,000,000, and Borrower is prepared to advance such proceeds to Beloit provided that (i) such loans, together with all
                                --------
intercompany credit extensions made to Borrower for the benefit of Domestic Loan Parties, do not exceed the Domestic Borrowing Base, (ii) all such loans are evidenced by the Beloit Note executed by Beloit and guaranteed by certain Domestic Subsidiaries of Beloit Corporation (other than Immaterial Subsidiaries), which Beloit Note and guarantees are pledged and/or assigned by Borrower to Agent for the benefit of Lenders under this Agreement, and (iii) which Beloit Note and guarantees are secured by a First Priority Lien on substantially all of Beloit's and such Domestic Subsidiaries' personal and mixed property, all of which security interests will be assigned by Borrower to Agent for the benefit of Lenders under this Agreement;


                               A G R E E M E N T

             NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each of Borrower, Lenders and Agent agree as follows:

SECTION 1.   DEFINITIONS

       1.1   Certain Defined Terms.
             ---------------------

             The following terms used in this Agreement shall have the following meanings:

             "Account" means, with respect to any Person, all present and future rights of such Person to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.

          "Additional Mortgage" has the meaning set forth in subsection 6.10B.

          "Additional Mortgaged Property" has the meaning set forth in subsection 6.10B.

          "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded upward to the
                  --------
nearest 1/16 of one percent) to first class banks in the interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of BTCo for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 12:00 Noon (New York City time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the
                                 --                                 -----
stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Adjusted Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the Revolving Loan Exposure of that Lender
                       --------
by (ii) the aggregate Revolving Loan Exposure of all Lenders other than Daily
--
Funding Lender.

          "Advance Payment Liability" means the liability of a Person upon the execution or effectiveness of an agreement as a result of an advance payment by the other party to such agreement for the goods or services to be produced or performed by such Person in accordance with such agreement.

          "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

          "Affected Loans" has the meaning assigned to that term in subsection 2.6C.

          "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Affiliated Fund" means, with respect to any Lender, a fund that invests in commercial loans and is managed by the same investment advisor as such Lender, an Affiliate of such Lender or by an Affiliate of the same investment advisor as such Lender.

          "Agent" has the meaning assigned to that term in the introduction to this Agreement, and, with respect to the issuance of any Letter of Credit and so long as BTCo serves as Agent hereunder, includes any Affiliates of BTCo (including, without limitation, Deutsche Bank AG) acting as an Issuing Lender, and also means and includes any successor Agent appointed pursuant to subsection 9.5.

          "Agreement" means this Credit Agreement dated as of June 29, 2001, as it may be amended, supplemented or otherwise modified from time to time.

          "Appraised Fair Market Value of Eligible Intellectual Property" means, with respect to Intellectual Property of any Person, the fair market value of such Intellectual Property established in the appraisals delivered to Agent pursuant to subsection 4.1O and approved by Agent or any appraisal performed pursuant to subsection 6.5 and approved by Agent and Requisite Lenders, all in form, scope and substance reasonably satisfactory to Agent and satisfying the requirements of any applicable laws and regulations.

          "Appraised Fair Market Value of Eligible Real Estate" means, with respect to Real Property Assets of any Person, the fair market value of such Real Property Assets established in the appraisals delivered to Agent pursuant to subsection 4.1O and approved by Agent or any subsequent appraisal performed pursuant to subsections 6.5 and 6.10C and approved by Agent and Requisite Lenders, all in form, scope and substance reasonably satisfactory to Agent and satisfying the requirements of any applicable laws and regulations.

          "Approved Currency" means Australian Dollars, Canadian Dollars, Pound Sterling or US Dollars.

          "Approved Jurisdictions" means, individually and collectively, the countries of (a) the United States of America, (b) the United Kingdom, (c) Canada, and (d) Australia.

          "Approved Plan of Reorganization" means the Plan of Reorganization in the form, without material modification, amendment or revision, approved by Agent pursuant to Section 4.1P.

          "Arranger" means Deutsche Banc Alex. Brown Inc., as lead arranger and sole book running manager.

          "Asset Sale" means the sale by Borrower or any of its Subsidiaries to any Person other than Borrower or a Guarantor of (i) any of the stock of any of Borrower's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Borrower or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) the Headquarters Sale and (c) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $1,000,000 or less, up to a maximum aggregate amount of $5,000,000 for all such excluded assets).

          "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit X annexed hereto.
            ---------

          "Australian Joy Subsidiary Borrowing Limit" means the lesser of (i) $75,000,000 or (ii) the amount of the Commitments.

          "Australian Joy Loan Parties" means, individually and collectively, each Subsidiary of Borrower which is organized under the laws of the Commonwealth of Australia or any state thereof and which has either executed the Australian Joy Subsidiary Note or an Intercompany Note Guaranty thereof, which Australian Joy Subsidiary Note or Intercompany Note Guaranty is secured by a security interest in substantially all of such Subsidiary's real, personal and mixed property. The Australian Joy Loan Parties, as of the Closing Date, are so designated in Schedule 5.1.
                           ------------

          "Australian Joy Subsidiary Borrowing Base" means, as at any date of determination, an aggregate amount in Dollar Equivalents if denominated in an Approved Currency other than US Dollars, equal to:

               (i) eighty-five percent (85%) of Eligible Accounts Receivable of Australian Joy Loan Parties, plus

               (ii) thirty-five percent (35%) of Eligible Unbilled Accounts Receivable of Australian Joy Loan Parties, plus

               (iii) fifty percent (50%) of Eligible Raw Materials of Australian Joy Loan Parties, plus

               (iv) fifty percent (50%) of Eligible Finished Goods of Australian Joy Loan Parties, plus

               (v) fifty percent (50%) of Eligible CEP of Australian Joy Loan Parties, plus

               (vi) thirty-five percent (35%) of Eligible Work-in-Process of Australian Joy Loan Parties, plus

               (vii) the lesser of (x) ninety percent (90%) of the Orderly Liquidation Value of Eligible Machinery and Equipment of Australian Joy Loan Parties and (y) an amount equal to $1,700,000 on or prior to July 30, 2002, $1,000,000 during the period from July 31, 2002 through October 30, 2002 and zero thereafter, plus

               (viii) the lesser of (x) sixty percent (60%) of the Appraised Fair Market Value of Eligible Real Estate of Australian Joy Loan Parties and (y) an amount equal to $2,000,000 on or prior to January 30, 2002, $1,500,000 during the period from January 31, 2002 through April 29, 2002, $700,000 during the period form April 30, 2002 through July 30, 2002 and zero thereafter, plus

               (ix) fifty percent (50%) of Eligible Tools of Australian Joy Loan Parties, minus

               (x) the Swap Reserve applicable to the Australian Joy Loan Parties then in effect, minus

               (xi) the aggregate amount of Dilution Reserves and Required Reserves against Eligible Accounts Receivable, Eligible Unbilled Accounts Receivable, Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Estate of Australian Joy Loan Parties;

          provided that Agent, in the exercise of its Permitted Discretion, may
          --------
(a) increase or decrease such Required Reserves and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

          "Australian P&H Subsidiary Borrowing Limit" means the lesser of (i) $25,000,000 or (ii) the amount of the Commitments.

          "Australian Joy Subsidiary Note" means that certain Intercompany Note dated on or about the date hereof, executed by Australian Joy Loan Parties in favor of Borrower, as such promissory note may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Australian Joy Utilization of Surplus Capacity" means, as of the date of determination, the portion, if any, of the Surplus Capacity then in effect allocated by Borrower to the Australian Joy Loan Parties.

          "Australian Loan Parties" means, individually and collectively, the Australian Joy Loan Parties and the Australian P&H Loan Parties.

          "Australian P&H Loan Parties" means, individually and collectively, each Subsidiary of Borrower which is organized under the laws of the Commonwealth of Australia or any state thereof and which has either executed the Australian P&H Subsidiary Note or an Intercompany Note Guaranty thereof, which Australian P&H Subsidiary Note or Intercompany Note Guaranty is secured by a security interest in substantially all of such Subsidiary's real, personal and mixed property. The Australian P&H Loan Parties, as of the Closing Date, are so designated in Schedule 5.1.
              ------------

          "Australian P&H Subsidiary Borrowing Base" means, as at any date of determination, an aggregate amount in Dollar Equivalents if denominated in an Approved Currency other than US Dollars, equal to:

               (i) eighty-five percent (85%) of Eligible Accounts Receivable of Australian P&H Loan Parties, plus

               (ii) thirty-five percent (35%) of Eligible Unbilled Accounts Receivable of Australian P&H Loan Parties, plus

               (iii) fifty percent (50%) of Eligible Raw Materials of Australian P&H Loan Parties, plus

               (iv) fifty percent (50%) of Eligible Finished Goods of Australian P&H Loan Parties, plus

               (v) fifty percent (50%) of Eligible CEP of Australian P&H Loan Parties, plus

               (vi) thirty-five percent (35%) of Eligible Work-in-Process of Australian P&H Loan Parties, plus

               (vii) the lesser of (x) ninety percent (90%) of the Orderly Liquidation Value of Eligible Machinery and Equipment of Australian P&H Loan Parties and (y) an amount equal to $1,800,000 on or prior to July 30, 2002, $1,000,000 during the period from July 31, 2002 through October 30, 2002 and zero thereafter, plus

               (viii) the lesser of (x) sixty percent (60%) of the Appraised Fair Market Value of Eligible Real Estate of Australian P&H Loan Parties and (y) an amount equal to $2,500,000 on or prior to January 30, 2002, $2,000,000 during the period from January 31, 2002 through April 29, 2002, $800,000 during the period form April 30, 2002 through July 30, 2002 and zero thereafter, plus

               (ix) fifty percent (50%) of Eligible Tools of Australian P&H Loan Parties, minus

               (x) the Swap Reserve applicable to the Australian P&H Loan Parties then in effect, minus

               (xi) the aggregate amount of Dilution Reserves and Required Reserves against Eligible Accounts Receivable, Eligible Unbilled Accounts Receivable, Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Estate of Australian P&H Loan Parties;

          provided that Agent, in the exercise of its Permitted Discretion, may
          --------
(a) increase or decrease such Required Reserves and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

          "Australian P&H Subsidiary Note" means that certain Intercompany Note dated on or about the date hereof, executed by Australian P&H Loan Parties in favor of Borrower, as such promissory note may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Australian P&H Utilization of Surplus Capacity" means, as of the date of determination, the portion, if any, of the Surplus Capacity then in effect allocated by Borrower to the Australian P&H Loan Parties.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute, and any similar or comparable law of any other applicable Governmental Authority.

          "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Company Bankruptcy Proceeding.

          "Base Rate" means, at any time, the higher of (x) the Prime Rate or
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

          "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "Base Rate Margin" means the margin over the Base Rate used in determining the rate of interest of Base Rate Loans pursuant to subsection 2.2A.

          "Beloit" means Beloit Liquidating Trust, a grantor liquidating trust established by Borrower with David Boland as the Plan Administrator.

          "Beloit Collateral Documents" means all such agreements, documents and instruments that, in Agent's reasonable judgment, are required (a) to evidence a First Priority Lien in favor of Borrower in substantially all personal and mixed property of Beloit as security for Beloit's obligations under the Beloit Note, including without limitation a promissory note in the aggregate principal amount of $110,000,000, dated March 31, 2000, made by PT Indah Kiat Finance (IV) Mauritius Limited in favor of Beloit Corporation (the "APP Note"), and (b) to evidence a First Priority Lien in favor of Borrower in substantially all personal and mixed property of the guarantors under the Beloit Note Guaranty as security for such guarantors' obligations under the Beloit Note Guaranty, all in form and substance reasonably satisfactory to Agent, as may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Beloit Note" means that certain Promissory Note in the original principal amount of $15,000,000, dated on or about the date hereof, executed by Beloit in favor of Borrower and evidencing Beloit's obligations to repay the credit extensions made by Borrower to Beloit pursuant to subsection 2.5A hereof, in the form approved by Agent prior to the Closing Date, as such promissory note may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Beloit Note Guaranty" means that certain Beloit Note Guaranty or Beloit Note Guaranties executed and delivered by the Domestic Subsidiaries of Beloit (excluding any Immaterial Subsidiaries) in favor of Borrower and guarantying Beloit's obligations under the Beloit Note, in the form approved by Agent prior to the Closing Date, as such guaranty may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Bill-and-Hold Agreement" means a letter or other writing from an account debtor setting forth the material terms of such account debtor's purchase of Inventory (including the price and terms of payment, other terms of sale, description of the applicable asset purchased and projected delivery date) and acknowledging that title to the applicable asset subject to such purchase transaction has been legally transferred to such account debtor and that such account debtor has assumed the legal risk of ownership of such asset, irrespective of whether such asset is held by such account debtor or any other Person, in form and substance acceptable to Agent in its reasonable discretion.

          "Blocked Account Agreement" means the Blocked Account Agreement executed and delivered by a Concentration Bank, Agent and the applicable Loan Party, substantially in the form of Exhibit XI annexed hereto, as such Blocked
                                    ----------
Account Agreement may be amended, supplemented or otherwise modified from time to time, and "Blocked Account Agreements" means all such Blocked Account Agreements, collectively.

          "Borrower" means Harnischfeger Industries, Inc., a Delaware corporation.

          "Borrowing Base" means (i) with respect to all Loans and Letters of Credit, the Consolidated Borrowing Base, (ii) with respect to Loans and the Letters of Credit for the benefit of Domestic Loan Parties and Beloit, the Domestic Borrowing Base, (iii) with respect to Loans and Letters of Credit for the benefit of Australian Joy Loan Parties, the Australian Joy Subsidiary Borrowing Base, (iv) with respect to Loans and Letters of Credit for the benefit of Australian P&H Loan Parties, the Australian P&H Subsidiary Borrowing Base,
(v) with respect to Loans and Letters of Credit for the benefit of Canadian Loan Parties, the Canadian Subsidiary Borrowing Base, and (vi) with respect to Loans and Letters of Credit for the benefit of UK Loan Parties, the UK Subsidiary Borrowing Base.

          "Borrowing Base Certificate" means a certificate in the form, in all material respects, of Exhibit VII annexed hereto delivered to Lenders by
                      -----------
Borrower pursuant to subsection 4.1 or subsection 6.1(xviii).

          "Borrowing Limitations" means each of the following limitations on the borrowing of any Loan and the issuance of any Letter of Credit: (1) the Total Utilization of Loan Commitments shall not exceed the lesser of (A) the Total Loan Commitments or (B) the Consolidated Borrowing Base; (2) the Total Utilization of Revolving Loan Commitments shall not exceed the Revolving Loan Commitments; (3) the Total Utilization of Loan Commitments for the benefit of Domestic Loan Parties and Beloit shall not exceed the Domestic Borrowing Base minus the aggregate Surplus Capacity allocated to Foreign Loan Parties; (4) the Total Utilization of Loan Commitments for the benefit of Australian Joy Loan Parties shall not exceed the lesser of (A) the Australian Joy Subsidiary Borrowing Base plus the Australian Joy Utilization of Surplus Capacity or (B) the Australian Joy Subsidiary Borrowing Limit; (5) the Total Utilization of Loan Commitments for the benefit of Australian P&H Loan Parties shall not exceed the lesser of (A) the Australian P&H Subsidiary Borrowing Base plus the Australian P&H Utilization of Surplus Capacity or (B) the Australian P&H Subsidiary Borrowing Limit; (6) the Total Utilization of Loan Commitments for the benefit of Canadian Loan Parties shall not exceed the lesser of (A) the Canadian Subsidiary Borrowing Base plus the Canadian Utilization of Surplus Capacity or
(B) the Canadian Subsidiary Borrowing Limit; and (7) the Total Utilization of Loan Commitments for the benefit of UK Loan Parties shall not exceed the lesser of (A) the UK Subsidiary Borrowing Base plus UK Utilization of Surplus Capacity or (B) the UK Subsidiary Borrowing Limit.

          "BTCo" has the meaning assigned to that term in the introduction to this Agreement.

          "BTCo Account" means an account maintained by Agent at BTCo into which the applicable Concentration Banks are instructed to automatically transfer funds on deposit in the applicable Concentration Accounts pursuant to the terms of the applicable Blocked Account Agreement, if any.

          "BT Concentration Account" means an account under the exclusive dominion and control of Agent that is maintained by any Loan Party with BTCo into which the applicable Lock Box Banks are instructed to transfer funds on deposit in the Lock Box Accounts pursuant to the terms of the Lock Box Agreements.

          "Business Day" means any day excluding Saturday, Sunday and any day which (a) with respect to credit extensions other than Letters of Credit, is a legal holiday under the laws of the States of New York or Wisconsin or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, (b) with respect to any Letter of Credit, is a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action under the laws of the state in which the applicable Issuing Lender is domiciled, and (c) with respect to Eurodollar Rate Loans, is a day on which dealings in United States Dollar deposits are not conducted by and between banks in the designated market for Eurodollar Rate Loans.

          "Canadian Subsidiary Borrowing Limit" means the lesser of (i) $25,000,000 or (ii) the amount of the Commitments.

          "Canadian Loan Parties" means, individually and collectively, each Subsidiary of Borrower which is organized under the laws of Canada or any province thereof and which has either executed the Canadian Subsidiary Note or an Intercompany Note Guaranty thereof, which Canadian Subsidiary Note or Intercompany Note Guaranty is secured by a security interest in substantially all of such Subsidiary's real, personal and mixed property. The Canadian Loan Parties, as of the Closing Date, are so designated on Schedule 5.1.
                                                      ------------

          "Canadian Subsidiary Borrowing Base" means, as at any date of determination, an aggregate amount, in Dollar Equivalents if denominated in an Approved Currency other than US Dollars, equal to:

               (i) eighty-five percent (85%) of Eligible Accounts Receivable of Canadian Loan Parties, plus

               (ii) thirty-five percent (35%) of Eligible Unbilled Accounts Receivable of Canadian Loan Parties, plus

               (iii) fifty percent (50%) of Eligible Raw Materials of Canadian Loan Parties, plus

               (iv) fifty percent (50%) of Eligible Finished Goods of Canadian Loan Parties, plus

               (v) fifty percent (50%) of Eligible CEP of Canadian Loan Parties, plus

               (vi) thirty-five percent (35%) of Eligible Work-in-Process of Canadian Loan Parties, plus

               (vii) fifty percent (50%) of Eligible Tools of Canadian Loan Parties, minus

               (viii) the Swap Reserve applicable to the Canadian Loan Parties then in effect, minus

               (ix) the aggregate amount of Dilution Reserves and Required Reserves against Eligible Accounts Receivable, Eligible Unbilled Accounts Receivable and Eligible Inventory of Canadian Loan Parties;

          provided that Agent, in the exercise of its Permitted Discretion, may
          --------
(a) increase or decrease such Required Reserves and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

          "Canadian Subsidiary Note" means that certain Intercompany Note dated on or about the date hereof, executed by Canadian Loan Parties in favor of Borrower, as such promissory note may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Canadian Utilization of Surplus Capacity" means, as of the date of determination, the portion, if any, of the Surplus Capacity then in effect allocated by Borrower to the Canadian Loan Parties.

          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Cash" means money, currency or a credit balance in a Deposit Account.

          "Cash Equivalents" means, as at any date of determination, (i)(a) marketable securities (1) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (2) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (1) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (1) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (2) has net assets of not less than $500,000,000, and (3) has the highest rating obtainable from either S&P or Moody's; (ii) with respect to any Foreign Loan Party, investments in the applicable Approved Jurisdiction that are comparable in term and credit quality to those described in the foregoing clauses (i)(a)-(e), as approved by Agent in the exercise of its reasonable judgment; (iii) with respect to Borrower, such other investments in accordance with Borrower's Domestic Short-Term Investment Policy dated as of June 20, 2001 in the form approved by Agent prior to the Closing Date, and such amendments and modifications thereof as may from time to time be approved by Agent; and (iv) with respect to Industries Insurance, Inc. such other investments in accordance with Industries Insurance Inc.'s Investment Policy dated as of May 4, 1992 in the form approved by Agent prior to the Closing Date, and such amendments and modifications thereof as may from time to time be approved by Agent.

          "CEP" means all components, goods, merchandise or spare parts (but not including any Raw Materials or goods authorized for return) which are held for sale or lease by a Person in connection with the servicing, maintenance or repair of Finished Goods sold or leased by such Person under such Person's component exchange program or encore program, as applicable.

          "Change in Control" means any of the following: (i) any Person acting alone or in concert with one or more other Persons shall have acquired beneficial ownership, directly or indirectly, of Securities of Borrower (or other Securities convertible into such Securities) representing 50% or more of the combined voting power of all Securities of Borrower entitled to vote in the election of members of the Governing Body of Borrower, other than Securities having such power only by reason of the happening of a contingency; (ii) the occurrence of a change in the composition of the Governing Body of Borrower such that a majority of the members of any such Governing Body are not Continuing Members; and (iii) the occurrence of any "Change in Control" as defined in the New Senior Note Indenture. As used herein, the term "beneficially own" or "beneficial ownership" shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

          "Closing Date" means July 10, 2001, on which the initial Loans are made.

          "Closing Date Mortgage Policies" has the meaning set forth in subsection 4.1M.

          "Closing Date Mortgaged Property" has the meaning set forth in subsection 4.1M.

          "Closing Date Mortgages" has the meaning set forth in subsection 4.1M.

          "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock and other ownership interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for any or all of the Obligations.

          "Collateral Access Agreement" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement agreement of any landlord, mortgagee or bailee in respect of any Real Property Asset where any Inventory or machinery and equipment is located or any warehouseman or processor in possession of Inventory or machinery and equipment, substantially in the form of
Exhibit XII annexed hereto, with such changes thereto as may be agreed to by
-----------
Agent.

          "Collateral Account" has the meaning assigned to that term in the Security Agreement.

          "Collateral Documents" means the Security Agreement, the Foreign Pledge Agreements, the Blocked Account Agreements, the Collateral Access Agreements, the Mortgages, the Lock Box Agreements and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party, including without limitation Liens granted to Borrower (or to a security trustee in lieu of Borrower) under the Intercompany Notes, the Intercompany Collateral Documents, the

Intercompany Guaranties, the Beloit Collateral Documents, Beloit Note and Beloit Note Guaranty, which Liens have been assigned to Agent (or which security trustee agrees to act in accordance with Agent's instructions), as security for any or all of the Obligations. For purposes of this Agreement, references to "Liens in favor of Agent" shall mean and include Liens described in the preceding sentence, whether such Liens were granted by a Loan Party initially in favor of Agent or initially in favor of Borrower (or a security trustee in lieu of Borrower).

          "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of materials, goods or services by Borrower or any of its Subsidiaries in the ordinary course of business of Borrower or such Subsidiary.

          "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

          "Company Bankruptcy Proceeding" means the proceedings under Chapter 11 of the Bankruptcy Code with respect to Borrower and Debtor Subsidiaries initiated by Borrower and Debtor Subsidiaries on June 7, 1999 and June 28, 1999 in the Bankruptcy Court, Case No. 99-2171 (PJW) jointly administered.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit VI annexed hereto delivered to Agent and Lenders by Borrower pursuant
   ----------
to subsection 6.1(iv).

          "Concentration Accounts" means, collectively, the BT Concentration Accounts and the Other Bank Concentration Accounts.

          "Concentration Bank" means BTCo or any commercial bank satisfactory to Agent at which any Loan Party maintains a Concentration Account.

          "Confirmation Order" means that certain Order Confirming Third Amended Joint Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code and Approving Technical Modifications Thereof entered by the Bankruptcy Court on May 18, 2001 in the Company Bankruptcy Proceeding, without modification, revision or amendment.

          "Conforming Leasehold Interest" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Agent (which writing has been delivered to Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

          "Consolidated Borrowing Base" means, as at any date of determination, an aggregate amount equal to the sum of (i) the Domestic Borrowing Base, (ii) the Australian Joy Subsidiary Borrowing Base, (iii) the Australian P&H Subsidiary Borrowing Base, (iv) the Canadian Subsidiary Borrowing Base, and (v) the UK Subsidiary Borrowing Base; provided that, irrespective of the aggregate amount of Unbilled Accounts Receivable contained in the Consolidated Borrowing Base, the aggregate amount of Loan proceeds advanced with respect to aggregate Unbilled Accounts Receivable shall not at any time exceed $12,000,000; and provided further that the aggregate amounts of Eligible Intellectual Property, Eligible Machinery and Equipment and Eligible Real Estate contained in the Consolidated Borrowing Base shall not, as of the dates set forth below, exceed the correlative amount indicated:

------------------------------------------------------------------------------------------------------------
                       Dates                                               Maximum Amount
------------------------------------------------------------------------------------------------------------
                                       Eligible Intellectual Property
------------------------------------------------------------------------------------------------------------
           Closing Date - July 30, 2001                                      $40,000,000
------------------------------------------------------------------------------------------------------------
         July 31, 2001 - October 30, 2001                                    $25,000,000
------------------------------------------------------------------------------------------------------------
        October 31, 2001 - January 30, 2002                                  $10,000,000
------------------------------------------------------------------------------------------------------------
          January 31, 2002 and thereafter                                    $         0
------------------------------------------------------------------------------------------------------------
                                            Eligible Real Estate
------------------------------------------------------------------------------------------------------------
           Closing Date - January 30, 2002                                   $30,000,000
------------------------------------------------------------------------------------------------------------
          January 31, 2002 - April 29, 2002                                  $25,000,000
------------------------------------------------------------------------------------------------------------
           April 30, 2002 - July 30, 2002                                    $10,000,000
------------------------------------------------------------------------------------------------------------
            July 31, 2002 and thereafter                                     $         0
------------------------------------------------------------------------------------------------------------
                                       Eligible Machinery & Equipment
------------------------------------------------------------------------------------------------------------
                Closing - July 30, 2002                                      $40,000,000
------------------------------------------------------------------------------------------------------------
           July 31, 2002 - October 30, 2002                                  $25,000,000
------------------------------------------------------------------------------------------------------------
           October 31, 2002 and thereafter                                   $         0
------------------------------------------------------------------------------------------------------------

          "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrower and its Subsidiaries) by Borrower and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries.

          "Consolidated Current Assets" means, as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, but excluding Cash and Cash Equivalents.

          "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP.

          "Consolidated EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi)(a) pre-emergence reorganization expenses (as determined in conformity with GAAP) related to the Company Bankruptcy Proceeding, and (b) post-emergence reorganization expenses (in conformity with GAAP as it would apply if such expenses were incurred pre-emergence) related to the Company Bankruptcy Proceeding, up to a maximum aggregate amount under the foregoing clause (b) of $3,000,000, and (vii) other non-cash items deducted in the calculation of Consolidated Net Income (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditure in any future period) less other non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

          "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Interest Expense, (d) the provision for current taxes based on income of Borrower and its Subsidiaries and payable in cash with respect to such period, and (e)(i) pre-emergence reorganization expenses (as determined in conformity with GAAP) related to the Company Bankruptcy Proceeding, and (ii) post-emergence reorganization expenses (in conformity with GAAP as it would apply if such expenses were incurred pre-emergence) related to the Company Bankruptcy Proceeding, up to a maximum aggregate amount under the foregoing clause (ii) of $3,000,000; provided that for determining the Consolidated Excess Cash Flow with respect to Fiscal Year 2001, the applicable period shall be from the date of the emergence of Borrower and the Debtor Subsidiaries from the Company Bankruptcy Proceeding to the last day of such Fiscal Year.

          "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements of the type described in clause (i) of the definition of "Interest Rate Agreements" in this subsection 1.1.

          "Consolidated Leverage Ratio" means, as at any date, the ratio of (a) Consolidated Total Debt as at such date to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on the last day of the most recently ended Fiscal Quarter.

          "Consolidated Net Income" means, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person's assets are acquired by Borrower or any of its Subsidiaries, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; provided that the income of Borrower's Subsidiaries in the United Kingdom which would otherwise be excluded hereunder as a result of statutes, rules or governmental regulations restricting the declaration or payment of dividends due to deficits in such Subsidiaries' capital accounts, to insufficient capital or surplus or similar restrictions shall nonetheless be includible for purposes of determining Consolidated Net Income to the extent that the aggregate intercompany loans owed by such UK Subsidiaries to Borrower and Guarantors are greater than such income, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary non-cash gains or net non-cash extraordinary losses.

          "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid or payable by Borrower and its Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases to which Borrower or any of its Subsidiaries is a party as lessee.

          "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Working Capital" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

          "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided that such amount shall be adjusted to eliminate the effect of non-cash adjustments as a result of fresh-start accounting in connection with, and to exclude any reclassification of debt resulting from, the emergence of Borrower and the Debtor Subsidiaries from the Company Bankruptcy Proceeding.

          "Consolidating" means, with respect to the presentation of financial information, consolidating for Borrower's surface mining equipment and underground mining equipment businesses.

          "Contingent Obligation", as applied to any Person, means, without duplication, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse (to the extent of such recourse) or sale with recourse (to the extent of such recourse) by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. Contingent Obligations shall not include product or performance warranties or other contractual obligations given by a Person in connection with the sale of such Person's products or services in the ordinary course of such Person's business. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "Continuing Member" means, as of any date of determination any member of the Governing Body of Borrower who (i) was a member of such Governing Body on the Closing Date or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body on the Closing Date or whose nomination or election was previously so approved.

          "Contractual Obligation", as applied to any Person, means any material provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Daily Funding Lender" means Agent, in its individual capacity as a Lender hereunder.

          "Debtor Subsidiaries" means each of the Subsidiaries of Borrower that was a debtor in the Company Bankruptcy Proceeding.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Dilution" means, for any period with respect to all Loan Parties, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of reductions in the Accounts of the Loan Parties for such period other than by reason of dollar-for-dollar cash payment, and the denominator of which is the aggregate dollar amount of the sales of the Loan Parties for such period.

          "Dilution Reserves" means, as of any date of determination, such reserves as Agent may from time to time establish and revise with respect to the Loan Parties in its Permitted Discretion in such amounts as Agent may determine in its Permitted Discretion to reflect the Dilution as of such date with respect to the Accounts of such Loan Parties for the immediately preceding three-month period to the extent such Dilution exceeds five percent (5%).

          "DIP Facility" means that certain Revolving Credit, Term Loan and Guaranty Agreement dated as of June 7, 1999, as amended through the Closing Date, entered into by and among Borrower and Debtor Subsidiaries, each as a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, Chase Manhattan Bank, the other Banks named therein, and Chase Securities, Inc.

          "Disclosure Statement" means that certain Third Amended Disclosure Statement for Joint Plan of Reorganization of Harnischfeger Industries, Inc., et al., under Chapter 11 of the Bankruptcy Code.

          "Dollar Equivalents" means Dollars or, on any date when an amount expressed in a currency other than Dollars is to be determined in Dollars, an equivalent amount of Dollars determined at the nominal rate of exchange quoted by Agent in New York City, not later than 9:00 A.M. (New York time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of Dollars with such other currency.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Domestic Borrowing Base" means, as at any date of determination, an aggregate amount, in Dollar Equivalents if denominated in an Approved Currency other than US Dollars, equal to:

               (i) eighty-five percent (85%) of Eligible Accounts Receivable of Domestic Loan Parties, plus

               (ii) thirty-five percent (35%) of Eligible Unbilled Accounts Receivable of Domestic Loan Parties, plus

               (iii) fifty percent (50%) of Eligible Raw Materials of Domestic Loan Parties, plus

               (iv) fifty percent (50%) of Eligible Finished Goods of Domestic Loan Parties, plus

               (v) fifty percent (50%) of Eligible CEP of Domestic Loan Parties, plus

               (vi) thirty-five percent (35%) of Eligible Work-in-Process of Domestic Loan Parties, plus

               (vii) fifty percent (50%) of Eligible Tools of Domestic Loan Parties, plus

               (viii) the lesser of (x) ninety percent (90%) of the Orderly Liquidation Value of Eligible Machinery and Equipment of Domestic Loan Parties and (y) an amount equal to $33,000,000 on or prior to July 30, 2002, $21,000,000 during the period from July 31, 2002 through October 30, 2002 and zero thereafter, plus

               (ix) the lesser of (x) sixty percent (60%) of the Appraised Fair Market Value of Eligible Real Estate of Domestic Loan Parties and
          (y) an amount equal to $21,000,000 on or prior to January 30, 2002, $18,000,000 during the period from January 31, 2002 through April 29, 2002, $7,000,000 during the period from April 30, 2002 through July 30, 2002 and zero thereafter, plus

               (x) the lesser of (x) thirty percent (30%) of the Appraised Fair Market Value of Eligible Intellectual Property of all Loan Parties and (y) an amount equal to $40,000,000 on or prior to July 30,2001, $25,000,000 during the period from July 31, 2001 through October 30, 2001, $10,000,000 during the period from October 31, 2001 through January 30, 2002 and zero thereafter, minus

               (xi) the Swap Reserve applicable to the Domestic Loan Parties then in effect; minus

               (xii) the aggregate amount of Dilution Reserves and Required Reserves against Eligible Accounts Receivable, Eligible Unbilled Accounts Receivable, Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Estate of Domestic Loan Parties and Eligible Intellectual Property of all Loan Parties;

          provided that Agent, in the exercise of its Permitted Discretion, may
          --------
(a) increase or decrease such Required Reserves and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

          "Domestic Loan Parties" means Borrower and Guarantors.

          "Domestic Subsidiary" means any Subsidiary of any Person that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

          "ECU" means the European Currency Unit that is from time to time used as the unit of account of the EU and, in the event of any change to the ECU as may be made by the EU from time to time, the definition of "ECU" used herein shall be changed accordingly.

          "Eligible Accounts Receivable" means, with respect to any Person, Accounts of such Person deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the applicable Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of the applicable portion of the Static Reserve then in effect. Unless otherwise approved in writing by all Lenders, an Account shall not be an Eligible Account Receivable if:

               (a) it arises out of a sale made by such Person to an Affiliate of such Person; or

               (b) (i) it is unpaid more than 60 days from the original payment due date, in the case of a due-dating aged Account on which the terms of payment do not exceed 30 days, (ii) it is unpaid more than 90 days from original invoice date, in the case of an invoice-dating aged Account on which the terms of payment do not exceed 30 days, and (iii) in the case of an Account with extended payment terms that exceed 30 days from the date of invoice, it is unpaid upon the earlier to occur of (x) more than 30 days after the original payment due date or (y) more than 120 days after the date of invoice; or

               (c) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (b) above; or

               (d) when aggregated with all other Accounts of an account debtor, such Account exceeds 10% in face value of all Accounts of such Person then outstanding, as determined on a consolidated basis for Borrower and all other Loan Parties, but only to the extent of such excess, unless such excess is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance and issuer) and assigned to and directly drawable by Agent; or

               (e) the account debtor for such Account is a creditor of such Loan Party, has or has asserted a right of setoff against such Person, or has disputed its liability or otherwise has made any claim with respect to such Account or any other Account which has not been resolved, in each case to the extent of the amount owed by such Person to such account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

               (f) the account debtor is (or its assets are) the subject of an Insolvency Event; or

               (g)  (i) such Account is not payable in an Approved Currency or
          (ii) the account debtor for such Account is located outside of an Approved Jurisdiction; except in each case to the extent that such Account is supported by an irrevocable letter of credit or insurance satisfactory to Agent (as to form, substance and issuer or insurer) and assigned to and, in the case of a letter of credit, directly drawable by Agent; or

               (h) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return other than any transaction subject to a Bill-and-Hold Agreement; or

               (i) the account debtor is any federal, state, local, provincial or other comparable or similar Government Authority, provided that if such account debtor is the United States of America or any department, agency or instrumentality thereof, such Account shall not be ineligible solely as a result of this clause (i) if the applicable Person duly assigns its rights to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. (S)(S) 3727 et seq.); or

               (j) the goods giving rise to such Account have not been shipped and delivered to the account debtor (other than goods subject to a Bill-and-Hold Agreement), the services giving rise to such Account have not been performed, or such Account otherwise does not represent a final sale; or

               (k) such Account does not comply with all Requirements of Law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System or any comparable or similar laws now or hereafter in effect in any other Approved Jurisdiction; or

               (l) such Account is subject to any adverse security deposit or other similar advance made by or for the benefit of the applicable account debtor but only to the extent of such adverse security deposit, progress payment or similar advance; or

               (m) it is not subject to a valid and perfected First Priority Lien in favor of Agent or does not otherwise conform to the representations and warranties contained in the Loan Documents;

provided that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or may, in the exercise of its reasonable discretion, eliminate the same) to the standards of eligibility set forth in this definition. For purposes of clause (b) above, whether an Account is "due-dated" or "invoice-dated" shall be determined based upon the classification of such Account on the Borrower's or its Subsidiaries' aged analysis reports as prepared in a manner consistent with historical practices and procedures. In determining the aggregate amount of Accounts from the same account debtor and Affiliates thereof that are unpaid more than 60 days from the due date pursuant to clause
(c) above, there shall be excluded the amount of any net credit balances due and owing to the account debtor in respect of Account balances that are so unpaid.

          "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which regularly extends credit or buys loans of the general type made pursuant to this Agreement as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Agent; and (B) any Lender, any Affiliate of any Lender and any Affiliated Fund of any Lender; provided that neither Borrower nor
                                              --------
any Affiliate of Borrower shall be an Eligible Assignee.

          "Eligible CEP" means CEP which constitute Eligible Inventory.

          "Eligible Finished Goods" means Finished Goods which constitute Eligible Inventory.

          "Eligible Intellectual Property" means, with respect to any Person, the aggregate amount of Intellectual Property of such Person, valued at the Appraised Fair Market Value of Eligible Intellectual Property; provided that, unless otherwise approved in writing by all Lenders, an item of Intellectual Property shall not be included in Eligible Intellectual Property if it is not subject to a valid and perfected First Priority Lien in favor of Agent or does not otherwise conform to the representations and warranties contained in the Loan Documents; provided further that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or may, in the exercise of its reasonable discretion, eliminate the same) to the standards of eligibility set forth in this definition.

          "Eligible Inventory" means, with respect to any Person, the aggregate amount of Raw Materials, Finished Goods, CEP, Tools and Work-in-Process of such Person deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, Raw Materials, Finished Goods, CEP, Tools and Work-in-Process shall be valued at the lower of cost or market on a first-in, first-out basis consistent with such Person's historical practices net of any shipping or freight allowances and net of any freight charges included in Raw Materials (capped at 2% of the Raw Materials cost), and such amounts shall be reduced by the applicable portion of the Static Reserve then in effect. Unless otherwise approved in writing by all Lenders, an item of Raw Materials, Finished Goods, CEP, Tools or Work-in-Process shall not be included in Eligible Inventory if:

               (a) it is not owned solely by such Person or such Person does not have good, valid and marketable title thereto; or

               (b)  it is not located in an Approved Jurisdiction; or

               (c) it is not located on property owned or leased by such Person or in a contract warehouse or property owned or leased by a customer of such Person, in each case subject to a Collateral Access Agreement executed by any applicable mortgagee, lessor or contract warehouseman or customer, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises (provided that the failure to deliver any Collateral Access Agreement required under this definition shall not render the applicable item ineligible (a) during the first thirty (30) days immediately following the Closing Date, or (b) with respect to items located in a leased warehouse or on leased property in or on which the aggregate amount of such items (valued in accordance with this definition) is less than $5,000,000, to the extent Agent establishes reserves in an amount at least equal to three (3) months' rent payable thereunder); or

               (d) it is not subject to a valid and perfected First Priority Lien in favor of Agent except, with respect to Raw Materials, Finished Goods, CEP, Tools and Work-in-Process stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

               (e) except with respect to Work-in-Process, it consists of goods returned or rejected by such Person's customers or goods in transit to third parties (other than to sites covered by a Collateral Access Agreement); or

               (f) it does not otherwise conform to the representations and warranties contained in the Loan Documents;

               (g) except with respect to Work-in-Process, it consists of goods subject to a Bill-and-Hold Agreement;

               (h) it constitutes profit generated, consistent with such Person's historical accounting practices, as the result of the sale of Inventory to, from or between such Person or any Subsidiary of such Person and any of the Subsidiaries of such Person; or

               (i) it is obsolete or slow-moving (as determined in accordance with the historical practices of such Person and its Subsidiaries).

provided that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or may, in the exercise of its reasonable discretion, eliminate the same) to the standards of eligibility set forth in this definition.

          "Eligible Machinery and Equipment" means with respect to any Person, the aggregate amount of machinery and equipment of such Person, valued at the Orderly Liquidation Value of such machinery and equipment; provided that, unless otherwise approved in writing by all Lenders, an item of machinery and equipment shall not be included in Eligible Machinery and Equipment if it is not subject to a valid and perfected First Priority Lien in favor of Agent or does not otherwise conform to the representations and warranties contained in the Loan Documents; provided further that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or may in the exercise of its reasonable discretion eliminate the same) to the standards of eligibility set forth in this definition.

          "Eligible Raw Materials" means Raw Materials which constitute Eligible Inventory.

          "Eligible Real Estate" means , with respect to any Person, the aggregate amount of Real Property Assets of such Person, valued at the Appraised Fair Market Value of Eligible Real Estate; provided that, unless otherwise approved in writing by all Lenders, an item of Real Property Assets shall not be included in Eligible Real Estate if it is not subject to a valid and perfected First Priority Lien in favor of Agent or does not otherwise conform to the representations and warranties contained in the Loan Documents; provided further that (i) until such time as Agent receives a title report on the Bromyard Road, Worcester, United Kingdom, properties establishing to its satisfaction that there are no prior encumbrances on such properties other than any encumbrances approved by Agent in its discretion, such properties shall be excluded from the UK Subsidiary Borrowing Base, and (ii) Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or may in the exercise of its reasonable discretion eliminate the same) to the standards of eligibility set forth in this definition.

          "Eligible Tools" means Tools which constitute Eligible Inventory.

          "Eligible Unbilled Accounts Receivable" means with respect to any Person, the accumulated work in progress costs under percentage-of-completion contracts that have been recognized in accordance with GAAP as cost of sales that are not yet able to be billed to the customer under the terms of the applicable contract, as deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. Unless otherwise approved in writing by all Lenders, an item of unbilled accounts receivable shall not be included in Eligible Unbilled Accounts Receivable if it is not subject to a valid and perfected First Priority Lien in favor of Agent , does not otherwise conform to the representations and warranties contained in the Loan Documents or to the extent constituting an Advance Payment Liability; provided that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or may in the exercise of its reasonable discretion eliminate the same) to the standards of eligibility set forth in this definition. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of the applicable portion of the Static Reserve then in effect.

          "Eligible Work-in-Process" means Work-in-Process which constitutes Eligible Inventory.

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Borrower, any of the Subsidiaries of Borrower or any of their respective ERISA Affiliates.

          "Environmental Claim" means any notice of violation, claim, action, suit, enforcement proceeding or directive, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Government Authorities or common law duties or obligations relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare, in any manner applicable to Borrower or any of its Subsidiaries or any Facility.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto and any similar or comparable law of any other applicable Governmental Authority.

          "ERISA Affiliate" means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

          "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower, any of the Subsidiaries of Borrower or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrower, any of the Subsidiaries of Borrower or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower, any of the Subsidiaries of Borrower or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrower, any of the Subsidiaries of Borrower or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower, any of the Subsidiaries of Borrower or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "Eurodollar Rate Margin" means the margin over the Adjusted Eurodollar Rate used in determining the rate of interest of Eurodollar Rate Loans pursuant to subsection 2.2A.

          "Event of Default" means each of the events set forth in Section 8.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Exchange Rate" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal spot rate of exchange quoted by Agent in the New York foreign exchange market for the purchase of such currency in exchange for Dollars.

          "Facilities" means all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) and related facilities now, hereafter or heretofore owned, leased, operated or used by Borrower or any of the Subsidiaries of Borrower or any of their respective predecessors or Affiliates.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

          "Financial Plan" has the meaning assigned to that term in subsection 6.1(xii).

          "Finished Goods" means completed finished goods which are held for sale or lease by a Person, including those held for display or demonstration, but not including any Raw Materials, components, Work-in-Process, CEP or materials used or consumed or to be used or consumed in the business of such Person.

          "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien (other than Permitted Encumbrances) on such Collateral and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

          "Fiscal Year" means the fiscal year of Borrower and its Subsidiaries ending on October 31 of each calendar year.

          "Flood Hazard Property" means a Closing Date Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "Foreign Borrowing Sublimits" means, individually and collectively, the Australian Joy Subsidiary Borrowing Limit, the Australian PaH Subsidiary Borrowing Limit, the Canadian Subsidiary Borrowing Limit and the UK Subsidiary Borrowing Limit.

          "Foreign Loan Parties" means, individually and collectively, the Australian Loan Parties, the Canadian Loan Parties and the UK Loan Parties.

          "Foreign Pledge Agreement" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed in accordance with subsection 6.9 by Borrower or any Guarantor that owns capital stock or other ownership interests of one or more Foreign Subsidiaries, in form and substance reasonably satisfactory to Agent, as such Foreign Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

          "Foreign Subsidiary" means any Subsidiary of a Person that is not a Domestic Subsidiary of such Person.

          "Funding and Payment Office" means (i) the office of Agent located at 130 Liberty Street, New York, New York 10006, or (ii) such other office of Agent as may from time to time hereafter be designated as such in a written notice delivered by Agent to Borrower and each Lender.

          "Funding Date" means the date of the funding of a Loan.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "Governing Body" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

          "Government Authority" means any federal, state or local governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any political subdivision or department thereof, or any court, located in the United States or in any other applicable jurisdiction outside of the United States.

          "Governmental Authorization" means any permit, license, registration, authorization, plan, directive, consent order or consent decree of or from, or notice to, any Government Authority.

          "Guaranty" means the Guaranty or Guaranties executed and delivered on the Closing Date by the existing Domestic Subsidiaries of Borrower other than any Immaterial Subsidiary and other than Industries Insurance, Inc. and to be executed and delivered by each additional Domestic Subsidiary of Borrower other than any Immaterial Subsidiary from time to time thereafter in accordance with subsection 6.9A, substantially in the form of Exhibit XV annexed hereto, as such
                                              ----------
Guaranty may be amended, supplemented or otherwise modified from time to time.

          "Guarantors" means, at any time, individually and collectively, each of the Domestic Subsidiaries of Borrower that is then a party to the Guaranty, including such Subsidiaries that may become a party to the Guaranty pursuant to the provisions of subsection 6.9A hereof.

          "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," acutely hazardous waste," "radioactive waste," "biohazardous waste," "pollutant," "toxic pollutant," "contaminant," "restricted hazardous waste," "infectious waste," "toxic substances," or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority.

          "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "Headquarters Sale" shall mean the sale by Borrower of its former corporate headquarters building located at 3600 South Lake Drive, St. Francis, Wisconsin.

          "Hedge Agreement" means an Interest Rate Agreement designed to hedge against fluctuations in, as applicable, interest rates or currency values.

          "HULC" means Harnischfeger ULC, an unlimited liability company organized under the laws of the United Kingdom.

          "Immaterial Subsidiary" means any Subsidiary of the Borrower identified as an Immaterial Domestic or Foreign Subsidiary on Schedule 5.1 and
                                                              ------------
any Subsidiary of the Borrower formed or acquired after the Closing Date and designated as an Immaterial Subsidiary on Schedule 5.1, which Subsidiary, (a)
                                          ------------
does not own assets with an aggregate value of greater than $250,000 (except for American Longwall Face Conveyors, Inc. and American Longwall Roof Supports, Inc., provided that each of the foregoing transfers its respective assets to Joy Technologies, Inc. within 30 days after the Closing Date or such longer period of time as may be approved by Agent), (b) does not generate revenues of greater than $500,000 in any single Fiscal Year, and (c) is not actively engaged in any ongoing business or operations, the assets and revenues of which are not encumbered or otherwise subject to any claim in favor of any third party and which has no indebtedness or other liabilities, contingent or otherwise, other than any liabilities under any intercompany notes to Borrower and its Subsidiaries and tax liabilities to the extent permitted pursuant to subsections
5.7 and 6.3; provided that all Immaterial Subsidiaries in the aggregate do not
             --------
own assets with an aggregate value of greater than $5,000,000 or generate revenues of greater than $5,000,000 in any single Fiscal Year or such amount in excess of $5,000,000 as may be approved in writing by Agent. For purposes of calculating the aggregate value of the assets and revenues of any Immaterial Subsidiary under this definition, the value of any such intercompany promissory note held as of the Closing Date (but not the proceeds of any payments thereon other than regularly scheduled interest payments on intercompany promissory notes) may be excluded.

          "Indebtedness" as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, including without limitation Contingent Obligations with respect to any letter of credit, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person (provided that if such Indebtedness is solely non-recourse, the amount of such Indebtedness shall be deemed not to exceed the value of the applicable property or asset). Obligations under

Interest Rate Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

          "Indemnitee" has the meaning assigned to that term in subsection 10.3.

          "Insolvency Event" means, with respect to any Person, the occurrence of any of the events described in subsection 8.6 or 8.7; provided that, solely
                                                         --------
for purposes of this definition, any references to Borrower or any of its Subsidiaries in subsection 8.6 or 8.7 shall be deemed to be a reference to such Person.

          "Insolvency Laws" means the Bankruptcy Code or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in the United States of America or any state thereof or any comparable or similar laws now or hereafter in effect in any jurisdiction outside of the United States.

          "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Borrower and its Subsidiaries as currently conducted that are material to the financial condition, business or operations of Borrower and its Subsidiaries, taken as a whole.

          "Intercompany Collateral Documents" means all such agreements, documents and instruments that, in Agent's reasonable judgment, are required (a) to evidence a First Priority Lien in favor of Borrower (or a security trustee in lieu of Borrower) in substantially all real, personal and mixed property of each of the Foreign Loan Parties as security for such Person's obligations under the Intercompany Notes and (b) to evidence a First Priority Lien in favor of Borrower (or a security trustee in lieu of Borrower) in substantially all real, personal and mixed property of each Intercompany Note Guarantor as security for such Intercompany Note Guarantor's obligations under the Intercompany Note Guaranties to which it is party, all in form and substance reasonably satisfactory to Agent, as such Intercompany Collateral Documents may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.15.

          "Intercompany Loans" means the proceeds of Loans advanced by Borrower to Beloit or a Foreign Loan Party under, as applicable, the Beloit Note or an Intercompany Note.

          "Intercompany Notes" means those certain promissory notes made by each of the Foreign Loan Parties to the order of Borrower, substantially in the form of Exhibit V annexed hereto or as otherwise approved by Agent, and evidencing
   ---------
such Person's obligations to repay the credit extensions made by Borrower to such Person pursuant to subsection 2.5A hereof, as such Intercompany Notes may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.15.

          "Intercompany Note Guarantors" means, individually and collectively, each Subsidiary of each Foreign Loan Party that is a party to the Intercompany Note Guaranty.

          "Intercompany Note Guaranty" means that Intercompany Note Guaranty or Intercompany Note Guaranties executed and delivered on the Closing Date by the Intercompany Note Guarantors and to be executed and delivered by each additional Intercompany Note

Guarantor from time to time thereafter in accordance with subsection 6.9A, substantially in the form of Exhibit XV hereto (with such changes as may be
                             ----------
be necessary or appropriate) or as otherwise approved by Agent, as such Intercompany Note Guaranty may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.15.

          "Interest Payment Date" means (i) with respect to any Base Rate Loan, the first Business Day of each calendar month, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months or more "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

          "Interest Period" has the meaning assigned to that term in subsection 2.2B.

          "Interest Rate Agreement" means (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, or (ii) any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, in each case to which Borrower or any of its Subsidiaries is a party.

          "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "Interest Rate Exchanger" means any Lender that has entered into a Lender Interest Rate Agreement pursuant to the terms of this Agreement.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute and any similar or comparable law of any other applicable Governmental Authority.

          "Inventory" means, with respect to any Person, all goods, merchandise and other personal property which are held by such Person for sale or lease, including those held for display or demonstration in the normal course of business, including without limitation, Raw Materials, Work-in-Process, Finished Goods, CEP and Tools.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Borrower), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrower from any Person other than Borrower or any Guarantor that is a wholly-owned Subsidiary of Borrower, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrower or any of its Subsidiaries to any other Person (other than a Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such

Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Issuing Lender" means, with respect to any Letter of Credit, the Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii); provided that any Issuing Lender
                                               --------
may be an Affiliate of BTCo (including, without limitation, Deutsche Bank AG) so long as (i) BTCo is a Lender under this Agreement and (ii) such Affiliate shall have executed a counterpart of this Agreement on or prior to the date of any issuance of any Letter of Credit by such Affiliate.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, reasonably satisfactory in form and substance to Agent, pursuant to which such lessor agrees, for the benefit of Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Agent within such period, such longer period as may reasonably be required) to cure such default, (iii) to the matters contained in a Collateral Access Agreement, and (iv) to such other matters relating to such Leasehold Property as Agent may reasonably request.

          "Leasehold Property" means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Agent in its reasonable discretion as not being required to be included in the Collateral.

          "Lender" and "Lenders" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include BTCo as an Issuing Lender unless the context otherwise requires; provided that the term "Lenders," when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

          "Lender Interest Rate Agreement" means any Interest Rate Agreement with respect to the Loans entered into by Borrower and one or more Lenders pursuant to the terms of this Agreement. Any Lender may, from time to time, in its sole and absolute discretion, and as approved by Agent in its reasonable discretion, enter into one or more Lender Interest Rate Agreements. Each Lender Interest Rate Agreement shall constitute a Loan Document for purposes of this Agreement.

          "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Borrower pursuant to subsection 3.1.

          "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
                                                                          ----
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Borrower.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan" or "Loans" means one or more of the Term Loans or Revolving Loans or any combination thereof.

          "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Borrower in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties, the Intercompany Notes, Intercompany Note Guaranties, the Lender Interest Rate Agreements, the Collateral Documents, the Intercompany Collateral Documents, the Security Trust Deed, the Beloit Collateral Documents, Beloit Note and Beloit Note Guaranty.

          "Loan Parties" means any of the Borrower or any Subsidiary of Borrower executing a Loan Document but excluding any Immaterial Subsidiary and Industries Insurance, Inc.

          "Lock Box" means a lockbox maintained by any Loan Party pursuant to arrangements satisfactory to Agent.

          "Lock Box Account" means a Deposit Account under the exclusive dominion and control of Agent that is maintained by any Loan Party with a Lock Box Bank pursuant to a Lock Box Agreement.

          "Lock Box Agreement" means a Lock Box Agreement executed and delivered by a Lock Box Bank, Agent and the applicable Loan Party, substantially in the form of Exhibit XIII annexed hereto, as such Lock Box Agreement may be amended,
        ------------
supplemented or otherwise modified from time to time, and "Lock Box Agreements" means all such Lock Box Agreements, collectively.

          "Lock Box Bank" means Agent or an Affiliate thereof, or in Agent's sole and absolute discretion, another commercial bank satisfactory to Agent, at which any Loan Party maintains a Lock Box Account.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Mark-to-Market Adjustment Amount" means the fluctuating credit exposure of an Interest Rate Exchanger under a Lender Interest Rate Agreement based upon increases or decreases in the interest rate or currency values, as applicable. Each Interest Rate Exchanger shall provide to the Agent a certificate containing the calculation of the Mark-to-Market Adjustment Amount under the related Lender Interest Rate Agreement in reasonable detail not less frequently than monthly.

          "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries, taken as a whole, or (ii) the impairment in any material respect of the ability of any Loan Party to perform, or of Agent or Lenders to enforce, the Obligations.

          "Material Contract" means any contract or other arrangement to which Borrower or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

          "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in such form as may be reasonably approved by Agent, in each case with such changes thereto as may be recommended by Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

          "Mortgaged Properties" means, collectively, the Closing Date Mortgaged Properties and the Additional Mortgaged Properties.

          "Multiemployer Plan" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred by the Borrower or any of its Subsidiaries in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable by the Borrower or any of its Subsidiaries within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness permitted hereby (other than the Loans) by the Borrower or any of its Subsidiaries that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof or under applicable law as a result of such Asset Sale.

          "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Borrower or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of (i) any actual and reasonable costs incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof, (ii) income taxes reasonably estimated to be actually payable within two years of the date of such casualty, condemnation or other taking of such assets, and (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness permitted hereby (other than the Loans) that is secured by a Lien on the asset in question and that is required to be repaid under the terms thereof or under applicable law as a result of such casualty, condemnation or other taking of such assets.

          "Net Securities Proceeds" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the (i) issuance of Securities of or incurrence of Indebtedness by Borrower or any of its Subsidiaries and (ii) capital contributions made by a holder of Securities of Borrower.

          "New Senior Debt" means the Indebtedness of Borrower evidenced by those certain senior unsecured notes in the aggregate original principal amount of approximately $121,800,000 issued in accordance with that certain Indenture, dated on or about the Closing Date, by and among Borrower, as Issuer, the Guarantors named therein and BNY Midwest Trust Company, as Trustee, relating to its 10.75% Senior Notes due 2006, and the Confirmation Order to certain prepetition creditors of certain Subsidiaries of Borrower in the Company Bankruptcy Proceeding.

          "Non-US Lender" has the meaning assigned to that term in subsection 2.7B(iii)(a).

          "Notes" means one or more of the Tranche B Notes or Revolving Notes or any combination thereof.

          "Notice of Borrowing" means a notice substantially in the form of
Exhibit I annexed hereto delivered by Borrower to Agent pursuant to subsection
---------
2.1B with respect to a proposed borrowing.

          "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Borrower to Agent pursuant to
            ----------
subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest (including interest accruing on or after the occurrence of an Insolvency Event), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

          "Officer" means the president, chief executive officer, a vice president, chief financial officer, treasurer, assistant treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

          "Officer's Certificate" means, as applied to any Person that is a corporation, partnership, trust or limited liability company, a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

          "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "Orderly Liquidation Value" means a professional opinion of the estimated most probable price that the subject personal property could typically realize at a privately negotiated sale between a willing buyer and a willing seller, properly advertised and professionally managed, by a seller obligated to sell over an approximate six to nine month time period.

          "Organizational Documents" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

          "Other Bank Concentration Account" means an account under the exclusive dominion and control of Agent that is maintained by any Loan Party with a Bank (other than BTCo) that is satisfactory to Agent pursuant to a Blocked Account Agreement into which the applicable Lock Box Banks are instructed to transfer funds on deposit in the Lock Box Accounts pursuant to the terms of the Lock Box Agreements.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Permitted Discount Receivable Sales" means the sale, without recourse, of any account receivable at a discount or for less than the face value thereof (i) if such account receivable is supported by an irrevocable commercial letter of credit in the face amount of the full face value of such account, or (ii) if such account receivable reflects the purchase price component of equipment sold in connection with the Life Cycle Management Program of

Borrower or any of its Subsidiaries, to the extent approved by Agent, which approval, if given, will determine any required default-related reserves.

          "Permitted Discretion" means Agent's good faith judgment based upon any material factor which it believes in good faith: (i) will or could reasonably be expected to adversely affect in any material respect the value of any Collateral, the enforceability or priority of Agent's Liens thereon or the amount which Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to Agent by any Person on behalf of any Loan Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or any of the Collateral; or (iv) creates or reasonably could be expected to create a Potential Event of Default or Event of Default. In exercising such judgment, Agent may consider such factors already included in or tested by the definitions of Eligible Accounts Receivable, Eligible Unbilled Accounts Receivable, Eligible Inventory, Eligible Machinery and Equipment, Eligible Intellectual Property or Eligible Real Estate as well as any of the following: (a) the financial and business climate of any Loan Party's industry and general macroeconomic conditions, (b) changes in collection history and dilution with respect to Loan Parties' Accounts, (c) changes in demand for, and pricing of, Loan Parties' Inventory, (d) changes in any concentration of risk with respect to such Accounts or Inventory, and (e) any other factors that adversely change in any material respect the credit risk of lending to Borrower on the security of such Accounts or Inventory. The burden of establishing lack of good faith shall be on Borrower.

          "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

               (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

               (ii) statutory Liens of landlords, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money and exclusive of Liens securing progress payments, adverse security deposits or similar advances made by customers), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

               (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

               (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

               (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

               (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

               (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

               (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

               (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Borrower and its Subsidiaries; and

               (xii) licenses of patents, trademarks and other intellectual property rights granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Borrower or such Subsidiary.

          "Permitted Transferees" means, with respect to any Person, (i) any Affiliate of such Person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only such Person or his or her spouse or lineal descendants, in each case to whom such Person has transferred the beneficial ownership of any Securities of Borrower.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

          "Plan of Reorganization" means the Third Amended Joint Plan of Reorganization dated May 3, 2001, of Borrower and Debtor Subsidiaries filed in the Company Bankruptcy Proceeding, as amended and supplemented in any material respect with the prior written approval of Agent.

          "Pledged Collateral" means collectively, the "Pledged Collateral" as defined in the Security Agreement, the Intercompany Collateral Documents, the Beloit Collateral Documents and any Foreign Pledge Agreement.

          "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "Pricing Certificate" means an Officer's Certificate of Borrower certifying the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter and setting forth the calculation of such Consolidated Leverage Ratio in reasonable detail, which Officer's Certificate may be delivered to Agent at any time on or after the date of delivery by Borrower of the Compliance Certificate with respect to the period ending on the last day of such Fiscal Quarter pursuant to subsection 6.1(iv).

          "Primary Subsidiaries" means, individually and collectively, Joy Technologies Inc., a Delaware corporation, doing business as Joy Mining Machinery, and Harnischfeger Corporation, a Delaware corporation, doing business as P&H Mining Equipment.

          "Prime Rate" means the rate that BTCo announces from time to time as its prime lending rate in the United States for Dollar denominated loans, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Proceedings" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

          "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche B Term Loan Exposure of that Lender by (y) the aggregate Tranche B Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Tranche B Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1 or required pursuant to subsection 10.5. The initial Pro Rata Share of each Lender for purposes of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.
               ------------

          "PTO" means the United States Patent and Trademark Office or any similar office or registry in any applicable jurisdiction or any successor or substitute office in which filings are necessary or, in the opinion of Agent, desirable in order to create or perfect Liens on any Collateral consisting of Intellectual Property.

          "Raw Materials" means all raw materials or supplies to be used or consumed in the production, manufacture, packing or shipping of Finished Goods by a Person in the ordinary course of business prior to such use or consumption.

          "Real Property Asset" means, at any time of determination, any interest then owned by Borrower or any Guarantor in any real property.

          "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Agent.

          "Register" has the meaning assigned to that term in subsection 2.1E.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

          "Related Agreements" means, individually and collectively, the Approved Plan of Reorganization, the Confirmation Order, the Australian Joy Subsidiary Note and related Intercompany Collateral Documents and Intercompany Note Guaranty, the Australian P&H Subsidiary Note and related Intercompany Collateral Documents and Intercompany Note Guaranty, the Canadian Subsidiary Note and related Intercompany Collateral Documents and Intercompany Note Guaranty, the UK Subsidiary Note and related Intercompany Collateral Documents and Intercompany Note Guaranty, the Security Trust Deed, the Beloit Collateral Documents, Beloit Note and Beloit Note Guaranty, all agreements, documents and instruments governing or executed in connection with the New Senior Debt, and all other agreements and instruments delivered pursuant to or in connection with any of the foregoing, including any purchase agreement or registration rights agreement.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Materials through the air, soil, surface water, groundwater or property.

          "Request for Issuance of Letter of Credit" means a request substantially in the form of Exhibit III annexed hereto delivered by Borrower to
                             -----------
Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

          "Required Reserves" means, individually and collectively, the aggregate amount of reserves, if any, established by Agent in the exercise of its Permitted Discretion, including without limitation any reserves established by Agent with respect to credit facilities permitted pursuant to subsection 7.1(x) and with respect to potential exposures to preferential creditors as a result of Agent's obtaining floating charges rather than fixed charges over certain collateral, against any Eligible Accounts Receivable, Eligible Unbilled Accounts Receivable, Eligible Inventory, Eligible Machinery and Equipment, Eligible Real Estate and Eligible Intellectual Property.

          "Requirement of Law" means (a) the certificates or articles of incorporation, by-laws and other organizational or governing documents of a Person, (b) any law, treaty, rule, regulation or determination of an arbitrator, court or other governmental authority, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

          "Requisite Lenders" means Lenders having or holding more than 50% of the sum of the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness or the New Senior Notes.

          "Revolving Lender" means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

          "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Borrower pursuant to subsection 2.1A, and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Revolving Loan Commitment Termination Date" means the earlier to occur of (i) October 31, 2005 and (ii) the date which is six months prior to the maturity of New Senior Debt.

          "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in
                                                                   ----
the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all
                                      ----
participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

          "Revolving Loans" means the Loans made by Lenders to Borrower pursuant to subsection 2.1.

          "Revolving Notes" means (i) the promissory notes of Borrower issued pursuant to subsection 2.1F on the Closing Date and (ii) any promissory notes issued by Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit IV-A
                                                                ------------
annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Security Agreement" means the Security Agreement, substantially in the form of Exhibit XIV annexed hereto, executed and delivered by Borrower and
            -----------
Guarantors, in each case as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

          "Security Trust Deed" has the meaning assigned to that term in subsection 9.4B.

          "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Borrower or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Borrower or any of its Subsidiaries, (iii) the obligations of third party insurers of Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Borrower or any of its Subsidiaries,
(v) bid bonds, (vi) contingent reimbursement obligations with respect to progress payments, (vii) performance, warranty, payment, deposit or surety obligations of Borrower or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, (viii) obligations of Borrower or any of its Subsidiaries in respect of Hedge Agreements that are Lender Interest Rate Agreements, and (ix) other obligations of Borrower and its Subsidiaries as may be approved by Agent and Issuing Lender from time to time in writing and which is not otherwise prohibited under this Agreement; provided that Standby Letters of Credit may not
                                 --------
be issued for the purpose of supporting (a) trade payables (other than with respect to an existing customer in China in accordance with past practices of Borrower) or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code) other than with respect to letters of credit outstanding on the Closing Date.

          "Static Reserve" shall mean the reserve for doubtful accounts, returns, discounts, deductions, claims, credits, charges, value added taxes, warranty claims and other allowances, and for goods that are not first quality (except with respect to CEP), in effect from time to time, as established by Agent in accordance with the terms hereof, against Eligible Accounts

Receivable, Eligible Unbilled Accounts Receivable and Eligible Inventory. Agent shall establish the Static Reserve from time to time (and notify Borrower of the same) based on inspections and audits conducted pursuant to subsection 6.5 hereof and other information received from Borrower pursuant to the terms hereof.

          "Subordinated Indebtedness" means any Indebtedness of Borrower (other than Indebtedness to any of its Subsidiaries) that is subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to Agent and Requisite Lenders.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.1B.

          "Surplus Capacity" means, as of the date of determination, the amount, if a positive number, equal to the Domestic Borrowing Base minus the Total Utilization of Loan Commitments for the benefit of Domestic Loan Parties and Beloit. As of any date of determination, the Surplus Capacity available for application by Borrower for the benefit of any Foreign Loan Party shall be reduced by the aggregate amount of Surplus Capacity previously allocated by Borrower for the benefit of all other Foreign Loan Parties.

          "Swap Reserve" means the fluctuating reserve established by Agent against the applicable Borrowing Base in an amount equal to the aggregate Mark-to-Market Adjustment Amounts under all applicable Lender Interest Rate Agreements then outstanding. Agent shall adjust each Swap Reserve to reflect any change in any Mark-to-Market Adjustment Amount under a Lender Interest Rate Agreement as set forth in a certificate of the related Interest Rate Exchanger.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded (1) taxes that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) (i) by the United States, (ii) by any other Government Authority under the laws of which the Lender is organized or has its principal office or maintains its applicable lending office, or (iii) by any jurisdiction solely as a result of a present or former connection between the Lender and such jurisdiction (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced any of the Loan Documents), and (2) any branch profits taxes imposed by the United States or any similar tax imposed by any Governmental Authority in any other jurisdiction in which the Lender is located.

          "Term Loans" means, collectively, the Tranche B Term Loans.

          "Term Loan Exposures" means the sum of the Tranche B Term Loan Exposure of all Lenders.

          "Title Company" means one or more title insurance companies reasonably satisfactory to Agent.

          "Tools" means items held by Borrower or a Loan Party and properly classified as "Tools" in accordance with such Person's historical classification.

          "Total Loan Commitments" means the sum of (i) the Revolving Loan Commitments plus (ii) the Term Loan Exposures.

          "Total Utilization of Loan Commitments" means, as at any date of determination, the sum of (i) the Term Loan Exposures plus (ii) the Total Utilization of Revolving Loan Commitments.

          "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans made to Borrower plus (ii) the Letter of Credit
                                             ----
Usage with respect to all Letters of Credit issued for the account of Borrower and its Subsidiaries.

          "Tranche B Term Loan Commitment" means the commitment of a Lender to make a Tranche B Term Loan to Borrower pursuant to subsection 2.1A, and "Tranche B Term Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Tranche B Term Loan Exposure" means, with respect to any Lender as at any date of determination (i) prior to the funding of the Tranche B Term Loans, that Lender's Tranche B Term Loan Commitment and (ii) after the funding of the Tranche B Term Loans, the outstanding principal amount of the Tranche B Term Loan of that Lender.

          "Tranche B Term Loans" means the term loans made by Lenders to the Borrower pursuant to subsection 2.1A.

          "Tranche B Term Notes" means (i) the promissory notes of Borrower issued pursuant to subsection 2.1F on the Closing Date and (ii) any promissory notes issued by Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche B Term Loan Commitments or Tranche B Term Loans of any Lenders, in each case substantially in the form of Exhibit
                                                                     -------
IV-B annexed hereto, as they may be amended, supplemented or otherwise modified
----
from time to time.

          "Transaction Costs" means the fees, costs and expenses payable by any Loan Party on or before the Closing Date in connection with the transactions contemplated by the Loan Documents.

          "UCC" means the Uniform Commercial Code and Personal Property Security Act (or any similar or equivalent legislation) as in effect at any relevant time in any applicable jurisdiction.

          "UK Subsidiary Borrowing Limit" means the lesser of (i) $50,000,000 or
(ii) the amount of the Commitments.

          "UK Loan Parties" means, individually and collectively, each Subsidiary of Borrower which is organized under the laws of the United Kingdom or any political subdivision thereof and which has either executed the UK Subsidiary Note or an Intercompany Note Guaranty thereof, which UK Subsidiary Note or Intercompany Note Guaranty is secured by a security interest in substantially all of such Subsidiary's real, personal and mixed property. The UK Loan Parties, as of the Closing Date, are so designated on Schedule 5.1.
                                                              ------------

          "UK Restructuring" means the restructuring transactions described in the UK Restructuring Memorandum, if and to the extent approved in writing by Agent in its discretion, provided that (i) the UK Restructuring shall not involve the liquidation of any Subsidiary without the prior written consent of Agent in each instance, and (ii) in connection with the UK Restructuring, each of Harnischfeger Finance, LLC, Harnischfeger Finance (Barbados), Inc., and Harnischfeger Holdings Ltd. shall, at Agent's election, promptly become UK Loan Parties in accordance with subsection 6.9C and other terms of this Agreement.

          "UK Restructuring Memorandum" means that certain memorandum regarding the restructuring of Borrower's United Kingdom Subsidiaries prepared by Arthur Andersen LLP and dated May 17, 2001.

          "UK Subsidiary Borrowing Base" means, means, as at any date of determination, an aggregate amount, in Dollar Equivalents if denominated in an Approved Currency other than US Dollars, equal to:

               (i) eighty-five percent (85%) of Eligible Accounts Receivable of UK Loan Parties, plus

               (ii) thirty-five percent (35%) of Eligible Unbilled Accounts Receivable of UK Loan Parties, plus

               (iii) fifty percent (50%) of Eligible Raw Materials of UK Loan Parties, plus

               (iv) fifty percent (50%) of Eligible Finished Goods of UK Loan Parties, plus

               (v) fifty percent (50%) of Eligible CEP of UK Loan Parties, plus

               (vi) thirty-five percent (35%) of Eligible Work-in-Process of UK Loan Parties, plus

               (vii) the lesser of (x) ninety percent (90%) of the Orderly Liquidation Value of Eligible Machinery and Equipment of UK Loan Parties and (y) an amount equal to $3,500,000 on or prior to July 30, 2002, $2,000,000 during the period from July 31, 2002 through October 30,2002 and zero thereafter, plus

               (viii) the lesser of (x) sixty percent (60%) of the Appraised Fair Market Value of Eligible Real Estate of UK Loan Parties and (y) an amount equal to $4,500,000 on or prior to January 30, 2002, $3,500,000 during the period from January 31, 2002 through April 29, 2002, $1,500,000 during the period from April 30, 2002 through July 30, 2002 and zero thereafter, plus

               (ix) fifty percent (50%) of Eligible Tools of UK Loan Parties, minus

               (x) the Swap Reserve applicable to the UK Loan Parties then in effect, minus

               (xi) the aggregate amount of Dilution Reserves and Required Reserves against Eligible Accounts Receivable, Eligible Unbilled Accounts Receivable, Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Estate of UK Loan Parties;

          provided that Agent, in the exercise of its Permitted Discretion, may
(a) increase or decrease such Required Reserves and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

          "UK Subsidiary Note" means that certain Intercompany Note dated on or about the date hereof, executed by UK Loan Parties in favor of Borrower, as such promissory note may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "UK Utilization of Surplus Capacity" means, as of the date of determination, the portion, if any, of the Surplus Capacity then in effect allocated by Borrower to the UK Loan Parties.

          "Work-in-Process" means goods to be sold by a Person in the normal course of business, which are at the time of determination in the process of being manufactured by such Person and which, as of the date of determination, is shown on the perpetual inventory records or equivalent reporting in accordance with such Person's historical classification as work-in-process. Work-in-Process shall not include goods covered by Eligible Unbilled Accounts Receivable.

     1.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations
          ------------------------------------------------------------------
          Under Agreement.
          ---------------

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to clauses (ii), (iii) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrower, Agent or Requisite Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Borrower shall provide to Agent and Lenders reconciliation statements provided for in subsection 6.1(v).

     1.3    Other Definitional Provisions.
            -----------------------------

            A. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

            B. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

            C. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with subsection 10.6 hereof or cured in accordance with the terms hereof.

            D. The use in any of the Loan Documents of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

            E. All Exhibits, Schedules and the like annexed to this Agreement, and all Recitals to this Agreement, are incorporated into this Agreement as if set forth in full.

Section 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

     2.1    Commitments; Making of Loans; the Register; Notes.
            -------------------------------------------------

            A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender having a Tranche B Term Loan Commitment and a Revolving Loan Commitment, as applicable, hereby severally agrees to make the Loans described in this subsection 2.1A(i) and 2.1A(ii).

                 (i) Each Lender that has a Tranche B Term Loan Commitment severally agrees, subject to the limitations set forth below with respect to the maximum amount of Term Loans permitted to be outstanding from time to time, to lend to Borrower on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Tranche B Term Loan Commitment is set forth opposite its name on
            Schedule 2.1 annexed hereto and the aggregate amount of the Tranche
            ------------
            B Term Loan

          Commitments is $100,000,000; provided that the Tranche B Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche B Term Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Term Loan Exposures shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4 or 6.4C. Each Lender's Tranche B Term Loan Commitment shall expire immediately and without further action on July 31, 2001 if the Tranche B Term Loans are not made on or before that date. Borrower may make only one borrowing under the Tranche B Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

               (ii) Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrower from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed
                                                       ------------
          hereto and the aggregate original amount of the Revolving Loan Commitments is $250,000,000; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4 or 6.4C. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's Revolving Loan Commitment shall expire immediately and without further action on July 31, 2001 if the initial Revolving Loans are not made on or before that date. Subject to the provisions of subsection 2.4A, amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

               Anything contained in this Agreement to the contrary notwithstanding, the Tranche B Term Loans, the Revolving Loans, the Tranche B Term Loan Commitments and the Revolving Loan Commitments shall be subject to the limitations that, after giving effect to any requested Term Loan or Revolving Loan, no Borrowing Limitation shall be exceeded.

          B. Borrowing Mechanics. Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount; provided that Term Loans or Revolving Loans made on any
                       --------
Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $2,000,000 and multiples of $250,000 in excess of that amount. Whenever Borrower desires that Lenders make Term Loans or Revolving Loans, Borrower shall deliver to Agent a Notice of Borrowing no later than 12:00 noon (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or on the proposed Funding Date (in the case of a Base Rate Loan). Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering a Notice of Borrowing, Borrower may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

          Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Loans by Daily Funding Lender and/or Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Borrower shall have effected Loans or a conversion or continuation, as the case may be, hereunder.

          Borrower shall notify Agent prior to the funding of any Loans in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrower of the proceeds of any Loans shall constitute a re-certification by Borrower, as of the applicable Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

          Notwithstanding the foregoing provisions of this subsection 2.1B, no Eurodollar Rate Loan with an Interest Period of other than one month may be made and no Base Rate Loan may be converted into a Eurodollar Rate Loan with an Interest Period of other than one month until the earlier of the ninetieth day after the Closing Date and the date specified by Agent to Borrower on which the primary syndication of the Commitments and the Loans has been completed.

          C.   Disbursement of Funds.

               (i) Subject to this subsection 2.1C and subsection 2.1D, all Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

               (ii) Upon receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for Revolving Loans that consist of Base Rate Loans and upon satisfaction or waiver of the conditions precedent specified in subsection 4.1 (in the case of Loans made on the Closing Date) and, subject to the provisions set forth in the immediately succeeding paragraph, subsection 4.2 (in the case of all Loans), Daily Funding Lender shall, without prior notice to the other Lenders, make such Revolving Loans for its own account on the applicable Funding Date (subject to settlement with the other Lenders in accordance with subsection 2.1D) by making the proceeds of such Revolving Loans available to Borrower on such Funding Date by causing an amount of same day funds equal to the proceeds of such Revolving Loans to be credited to the account of Borrower at the Funding and Payment Office. Such Revolving Loans shall constitute Revolving Loans by Daily Funding Lender for all purposes under the Loan Documents, subject to settlement with the other Lenders pursuant to subsection 2.1D. All interest accrued on any such Revolving Loans from the date made by Daily Funding Lender to the Settlement Date with respect thereto shall be for Daily Funding Lender's own account. Daily Funding Lender shall make Revolving Loans for its own account pursuant to this subsection 2.1C(ii) notwithstanding the fact that the principal amount of such Revolving Loans, when added to the aggregate principal amount of Daily Funding Lender's Revolving Loans then outstanding, may exceed Daily Funding Lender's Revolving Loan Commitment then in effect; provided that such Revolving Loans shall at all times be Obligations owed to Daily Funding Lender under this Agreement; and provided further that in no event shall the aggregate principal amount of all Revolving Loans, including such Revolving Loans, outstanding at any time exceed the aggregate Revolving Loan Commitments then in effect minus the Letter of Credit Usage as of such time.

               Notwithstanding anything in this Agreement to the contrary, if the conditions precedent specified in subsection 4.2 cannot be fulfilled with respect to any proposed Revolving Loans that consist of Base Rate Loans, Borrower shall, in its Notice of Borrowing or otherwise, give immediate written notice thereof (specifying the circumstances which prevent the conditions precedent from being fulfilled) to Agent, with a copy to each Lender, and Daily Funding Lender may (and each Lender hereby authorizes Daily Funding Lender to), but is not obligated to, continue to make Revolving Loans that are Base Rate Loans for 5 Business Days from the date Agent first receives such notice, or until sooner instructed by Requisite Lenders to cease making such Revolving Loans (the "Daily Funding Lender Discretionary Period"); provided, however, that the aggregate outstanding amount of such Revolving Loans made by Daily Funding Lender shall not exceed $25,000,000 at any time. Once notice is given by Borrower that circumstances exist which prevent the conditions precedent to borrowing from being fulfilled, no additional notice with respect to the same circumstances will be effective to commence a new Daily Funding Lender Discretionary Period.

               (iii) Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for any Loans (other than for Revolving Loans that consist of Base Rate Loans), Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent, in same day funds in Dollars, at the Funding and Payment Office, not later than 12:00 Noon (New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and, subject to the provisions set forth in the immediately preceding paragraph, 4.2 (in the case of all Loans), Agent shall make the proceeds of such Loans available to Borrower on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders to be credited to the account of Borrower at the Funding and Payment Office.

               Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans pursuant to this subsection 2.1C that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks, but not to exceed the Federal Funds Effective Rate, for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

          D.   Settlement Procedures.

               (i) Daily Funding Lender will from time to time notify the other Lenders, not later than 12:00 Noon (New York time) (a) on at least one Business Day during each seven calendar-day period, (b) on each date on which payment of interest on any Revolving Loans is required to be made pursuant to subsection 2.2C, (c) on the Revolving Loan Commitment Termination Date, and (d) at such other times as Daily Funding Lender in its discretion may determine (each such notice by Daily Funding Lender being a "Settlement Notice" and the date of each Settlement Notice being a "Settlement Date") of the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender and each other Lender as of the close of business on the Business Day immediately preceding the applicable Settlement Date.

               (ii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender (including Revolving Loans made for its own account pursuant to subsection 2.1C(ii)) is in excess of Daily Funding Lender's Pro Rata Share of the aggregate principal amount of outstanding Revolving Loans made by all Lenders (the amount of such excess being the "Excess Funded Amount"), each other Lender will, not later than 4:00 P.M. (New York time) on the applicable Settlement Date, pay to Daily Funding Lender, by depositing same day funds in the account specified by Daily Funding Lender at the Funding and Payment Office, an amount equal to such Lender's Adjusted Pro Rata Share of the Excess Funded Amount, upon which payment Daily Funding Lender shall be deemed to have sold, and such Lender shall be deemed to have purchased, as of the applicable Settlement Date, a portion of the outstanding Revolving Loans made by Daily Funding Lender for its own account pursuant to subsection 2.1C(ii) on or after the immediately preceding Settlement Date equal to such Lender's Adjusted Pro Rata Share of the Excess Funded Amount. The obligation of each Lender to purchase a portion of any Revolving Loan made by Daily Funding Lender as provided in this subsection 2.1D(ii) is subject to the condition that at the time such Revolving Loan was made by Daily Funding Lender (a) the duly authorized officer of Daily Funding Lender responsible for the administration of Daily Funding Lender's credit relationship with Borrower believed in good faith that either (X) no Event of Default had occurred and was continuing or (Y) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders at the time such Revolving Loan was made or (b) a Daily Funding Lender Discretionary Period was in effect.

               (iii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender is less than Daily Funding Lender's Pro Rata Share of the aggregate principal amount of outstanding Revolving Loans made by all Lenders (the amount of such difference being the "Excess Paydown Amount"), Daily Funding Lender will, no later than 4:00 P.M. (New York time) on the applicable Settlement Date, unconditionally pay to each other Lender, by depositing same day funds in the account specified by such Lender to Daily Funding Lender, an amount equal to such Lender's Adjusted Pro Rata Share of the Excess Paydown Amount, upon which payment such Lender shall be deemed to have sold, and Daily Funding Lender shall be deemed to have purchased, as of the applicable Settlement Date, a portion of the outstanding Revolving Loans of such Lender equal to such Lender's Adjusted Pro Rata Share of the Excess Paydown Amount.

               (iv) Except as provided in subsection 2.1D(ii), the obligations of Daily Funding Lender and each other Lender pursuant to subsections 2.1D(ii) and 2.1D(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
          (a) any set-off, counterclaim, recoupment, defense or other right which Agent or any Lender may have against Agent, any other Lender, any Loan Party or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the condition (financial or otherwise) of Borrower or any of its Subsidiaries; (d) any breach of this Agreement by Borrower, Agent or any Lender; or (e) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing. In the event that any Person (the "Payor") obligated to make a payment to any other Person (the "Payee") pursuant to this subsection 2.1D fails to make available to the Payee the amount of such payment required to be made by the Payor, the Payee shall be entitled to recover such amount on demand from the Payor together with interest at the customary rate set by BTCo for the correction of errors among Lenders for three Business Days and thereafter at the sum of the Base Rate plus 1.50% per annum.

               (v) In the event that all or any portion of any repayment of principal of the Revolving Loans is thereafter recovered by or on behalf of Borrower from Daily Funding Lender (including any such recovery in a proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect) in an amount that is proportionately greater (based on the respective Pro Rata Shares of Lenders) than any such recovery from the other Lenders, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

          E.   The Register.

          Agent, acting for these purposes solely as an agent of Borrower (it being acknowledged that Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by Borrower and Lenders upon reasonable prior notice at reasonable times) at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the Tranche B Term Loan Commitment, Tranche B Term Loans, Revolving Loan Commitment and Revolving Loans of each Lender from time to time (the "Register"). Borrower, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Borrower, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

           F. Notes. Borrower shall execute and deliver on or prior to the Closing Date to Lenders (or to Agent for Lenders) Revolving Notes or a Revolving Note substantially in the form of Exhibit IV-A annexed hereto and Tranche B Term
                                  ------------
Notes or a Tranche B Term Note substantially in the form of Exhibit IV-B annexed
                                                            ------------
hereto, to evidence, as applicable, each Lender's Revolving Loans or the Revolving Loans and each Lender's Tranche B Term Loans or the Tranche B Term Loans, in the principal amount of, as applicable, that Lender's Revolving Loan Commitment or the Revolving Loan Commitments and Tranche B Term Loan Commitments or the Tranche B Term Loan Commitments, and with other appropriate insertions.

     2.2   Interest on the Loans.
           ---------------------

           A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to, in the case of Loans, the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B (subject to the last sentence of subsection 2.1B), and the basis for determining the interest rate with respect to any Term Loan or Revolving Loan may be changed from time to time pursuant to subsection 2.2D (subject to the last sentence of subsection 2.1B). If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                (i) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Tranche B Term Loans shall bear interest through maturity as follows:

                    (a) if a Base Rate Loan, then at the sum of the Base Rate
                plus the Base Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv); or

                    (b) if a Eurodollar Rate Loan, then at the sum of the
                Adjusted Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv):

   -----------------------------------------------------------------------------
   Consolidated Leverage Ratio        Eurodollar Rate Margin    Base Rate Margin
   -----------------------------------------------------------------------------
   Greater than or equal to 3.0x              3.25%                   2.25%
   -----------------------------------------------------------------------------
   Greater than or equal to 2.5x but          3.00%                   2.00%
   less than 3.0x
   -----------------------------------------------------------------------------
   Greater than or equal to 2.0x but          2.75%                   1.75%
   less than 2.5
   -----------------------------------------------------------------------------
   Less than 2.0x                             2.25%                   1.25%
   -----------------------------------------------------------------------------


provided that, until the delivery of the Pricing Certificate for the first
--------
Fiscal Quarter ending six months after the Closing Date, the applicable margin for Tranche B Term Loans that are Eurodollar Rate Loans shall be 3.25% per annum and Tranche B Term Loans that are Base Rate Loans shall be 2.25% per annum.

               (ii) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Revolving Loans shall bear interest through maturity as follows:

                      (a) if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv); or

                      (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv):

   -----------------------------------------------------------------------------
   Consolidated Leverage Ratio        Eurodollar Rate Margin    Base Rate Margin
   -----------------------------------------------------------------------------
   Greater than or equal to 3.0x              3.25%                   2.25%
   -----------------------------------------------------------------------------
   Greater than or equal to 2.5x but          3.00%                   2.00%
   less than 3.0x
   -----------------------------------------------------------------------------
   Greater than or equal to 2.0x but          2.75%                   1.75%
   less than 2.5
   -----------------------------------------------------------------------------
   Less than 2.0x                             2.25%                   1.25%
   -----------------------------------------------------------------------------


provided that, until the delivery of the Pricing Certificate for the first
--------
Fiscal Quarter ending six months after the Closing Date, the applicable margin for Revolving Loans that are Eurodollar Rate Loans shall be 3.25% per annum and Revolving Loans that are Base Rate Loans shall be 2.25% per annum.

               (iii) Upon delivery of the Pricing Certificate by Borrower to Agent pursuant to subsection 6.1(iv), the Base Rate Margin and the Eurodollar Rate Margin shall automatically be adjusted in accordance with such Pricing Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Agent of such Pricing Certificate (subject to the provisions of the foregoing clauses (i) and (ii)); provided that, if at any time (a) a Pricing Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Pricing Certificate was required to be delivered until delivery of such Pricing Certificate, or (b) an Event of Default or a Potential Event of Default shall have occurred and is continuing, such applicable margins shall be the maximum percentage amount for the relevant Loan set forth above.

          B. Interest Periods. In connection with each Eurodollar Rate Loan, Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation delivered by Borrower, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Borrower's option, either a one, two, three, or, subject to Lenders' approval, six month period; provided that:

               (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

               (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

               (v) no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond April 30, 2005; and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

               (vi) no Interest Period with respect to any type of Term Loans shall extend beyond a date on which Borrower is required to make a scheduled payment of principal of such type of Term Loans, unless the sum of (a) the aggregate principal amount of such type of Term Loans that are Base Rate Loans plus the aggregate principal amount of such type of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such type of Term Loans on such date;

               (vii) there shall be no more than ten (10) Interest Periods outstanding at any time; and

               (viii) in the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation delivered by Borrower, Borrower shall be deemed to have selected an Interest Period of one month.

          C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

          D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Borrower shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $1,000,000 and multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $2,000,000 and multiples of $250,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto unless Borrower pays on such conversion date all amounts owing to Lenders under subsection 2.6D; provided further that, until the earlier of the ninetieth day after the Closing Date and the date specified by Agent to Borrower on which the primary syndication of the Loans has been completed, no Base Rate Loan may be converted into a Eurodollar Rate Loan with an Interest Period of other than one month and no Eurodollar Rate Loan may be continued as a Eurodollar Rate Loan with an Interest Period of other than one month.

          Borrower shall deliver a Notice of Conversion/Continuation to Agent no later than 10:00 A.M. (New York City time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). In lieu of delivering a Notice of Conversion/Continuation, Borrower may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender of the Loan subject to the Notice of Conversion/Continuation.

          E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Insolvency Laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

          F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

          G. Limitation on Interest. It is the intention of the parties hereto to comply with all applicable usury laws, whether now existing or hereafter enacted. Accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes, the other Loan Documents or any other document evidencing, securing, guaranteeing or otherwise pertaining to the Obligations of Borrower to the Lenders, in no contingency or event whatsoever, whether by acceleration of the maturity of indebtedness of Borrower to the Lenders or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Agreement, the Notes, the other Loan Documents or of any other document evidencing, securing, guaranteeing or otherwise pertaining to the Obligations of Borrower to the Lenders, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Lenders shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, the Notes, the other Loan Documents or any other document evidencing, securing, guaranteeing or otherwise pertaining to the Obligations of Borrower to the Lenders or otherwise an amount that would exceed the highest lawful amount (the "Maximum Rate"), such amount that would be excessive interest shall be applied to the reduction of the principal amount owing in connection with this Agreement or on account of any other indebtedness of Borrower to the Lenders, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal owing in connection with this Agreement and such other indebtedness, such excess shall be refunded to Borrower. In determining whether or not the interest paid or payable with respect to indebtedness of Borrower to the Lenders, under any specific contingency, exceeds the maximum nonusurious rate permitted under applicable law, the Lenders may, at their option (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of the Obligations, to the end that no such portion shall bear interest at a rate greater than that permitted by law. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

    2.3  Fees.
         ----

         A. Commitment Fees. Borrower agrees to pay to Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments (the "Unused Portion") multiplied by a rate per annum equal to the percentage (the "Commitment Fee Percentage") set forth in the table below opposite the Unused Portion for the applicable Fiscal Quarter, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the first Business Day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.


      --------------------------------------------------------------------------
      Applicable Unused Portion                        Commitment Fee Percentage
      --------------------------------------------------------------------------
      Less than or equal to 50%                                  0.50%
      --------------------------------------------------------------------------
      Greater than 50% but less than or equal to 65%             0.625%
      --------------------------------------------------------------------------
      Greater than 65%                                           0.75%
      --------------------------------------------------------------------------

       B. Other Fees. Borrower agrees to pay to Agent and Arranger such other fees in the amounts and at the times separately agreed upon among Borrower, Agent and Arranger.

     2.4  Repayments, Scheduled Reductions of Revolving Loan Commitments;
          ---------------------------------------------------------------
          Prepayments and Reductions in Revolving Loan Commitments; General
          -----------------------------------------------------------------
          Provisions Regarding Payments; Application of Proceeds of Collateral
          --------------------------------------------------------------------
          and Payments Under Guaranties.
          -----------------------------

          A. Scheduled Payments of Tranche B Term Loans. Borrower shall make principal payments on the Tranche B Term Loans in installments and on the dates and in the amounts set forth below:

--------------------------------------------------------------------------------
          Date of Payment                       Amount of Scheduled Payment
--------------------------------------------------------------------------------
           April 30, 2003                               $25,000,000
--------------------------------------------------------------------------------
           April 30, 2004                               $25,000,000
--------------------------------------------------------------------------------
           April 30, 2005                               $50,000,000
--------------------------------------------------------------------------------

; provided that the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4B(iv); and provided further that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than April 30, 2005, and the final installment payable by Borrower in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the Tranche B Term Loans.

          B.   Prepayments and Unscheduled Reductions in Revolving Loan
Commitments.

               (i)  Voluntary Prepayments.  Borrower may, upon not less than one
                    ---------------------
          Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender for the Loans to be prepaid), at any time and from time to time prepay any Tranche B Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and multiples of $250,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless on such prepayment date Borrower shall pay all amounts owing to Lenders pursuant to subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

               (ii)   Voluntary Reductions of Revolving Loan Commitments.
                      --------------------------------------------------
          Borrower may, upon not less than three Business Days' prior written or telephonic notice by Borrower confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount; provided further that no refinancing of the Revolving Loans and the Revolving Loan Commitments shall be permitted without repayment in full of all of the Term Loans and all of the other Obligations. Borrower's notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrower's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share as more specifically provided in subsection 2.4B(iv).

               (iii)  Mandatory Prepayments and Mandatory Reductions of
                      -------------------------------------------------
          Revolving Loan Commitments.  The Loans shall be prepaid and/or the
          --------------------------
          Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                      (a)  Prepayments and Reductions From Net Asset Sale
                           ----------------------------------------------
               Proceeds. No later than the first Business Day following the date
               --------
               of receipt by Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Borrower shall either (I) prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds or (II) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing and to the extent that the Net Asset Sale Proceeds so reinvested do not exceed $5,000,000 in any Fiscal Year and $15,000,000 in the aggregate from the Closing Date through the date of determination, deliver to Agent an Officer's Certificate setting forth (1) that portion of such Net Asset Sale Proceeds that Borrower or such Subsidiary intends to reinvest in equipment or other productive assets of the general type used in the business of Borrower and its Subsidiaries within 180 days of such date of receipt and (2) the proposed use of such portion of the Net Asset Sale Proceeds and such other information with respect to such reinvestment as Agent may reasonably request, and Borrower shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such portion to such reinvestment purposes; provided, however, that pending reinvestment such portion of the
               --------
               Net Asset Sale

               Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Loan Commitments) to the full extent thereof. In the case of an Asset Sale by a Foreign Loan Party, Borrower shall cause such Foreign Loan Party to either (1) prepay the Intercompany Loans made to such Foreign Loan Party or
               (2) reinvest such Net Asset Sale Proceeds to the extent permitted pursuant to the preceding clause (II). To the extent that the Net Asset Sale Proceeds receivable by any Foreign Loan Party exceed the aggregate outstanding amount of such Foreign Loan Party's Intercompany Loans, such Foreign Loan Party shall apply such excess proceeds to prepay the Intercompany Loans of the other Foreign Loan Parties on a pro rata basis (in accordance with the respective outstanding principal amount thereof) in an aggregate amount equal to such excess proceeds; and to the extent that Net Asset Sale Proceeds of such Asset Sale remain after the foregoing applications, Borrower shall cause the excess of such Net Asset Sale Proceeds to be applied to prepay the Loans of Borrower in an aggregate amount equal to such excess proceeds and/or the Revolving Loan Commitments shall be permanently reduced in an amount equal to such excess proceeds. In addition, Borrower shall, no later than 180 days after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans (and/or the Revolving Loan Commitments shall be permanently reduced) in the full amount of all such Net Asset Sale Proceeds.

                    (b)  Prepayments and Reductions from Net Insurance/
                         ----------------------------------------------
               Condemnation Proceeds.  No later than the first Business Day
               ---------------------
               following the date of receipt by Agent or by Borrower or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of subsection 6.4C, Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced, and, in the case of the receipt of such Net Insurance/ Condemnation Proceeds by a Foreign Loan Party, such Foreign Loan Party shall prepay the Intercompany Loans, in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds in a manner consistent with the prepayments made pursuant to the foregoing subsection 2.4B(iii)(a).

                    (c)  Prepayments and Reductions Due to Issuance of Equity
                         ----------------------------------------------------
               Securities.  No later than the first Business Day following the
               ----------
               date of receipt of Net Securities Proceeds from the issuance of any equity

               Securities of Borrower or any of its Subsidiaries (other than the cash proceeds from the issuance of equity Securities by Borrower to the management or employees of Borrower or its Subsidiaries pursuant to stock option or stock incentive plans approved by Borrower's Board of Directors or common equity Securities issued as stock consideration paid in connection with acquisitions permitted under subsection 7.3 provided that Agent has approved, in its reasonable discretion, the terms of such equity Securities) or from any capital contribution to Borrower by any holder of equity Securities thereof after the Closing Date, Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Securities Proceeds.

                    (d)  Prepayments and Reductions Due to Issuance of
                         ---------------------------------------------
               Indebtedness.  No later than the first Business Day following the
               ------------
               date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Borrower or any of its Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1 on the Closing Date, Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced, and, in the case of the receipt of such Net Securities Proceeds by a Foreign Loan Party, such Foreign Loan Party shall prepay the Intercompany Loans, in an aggregate amount equal to the amount of such Net Securities Proceeds in a manner consistent with the prepayments made pursuant to the foregoing subsection 2.4B(iii)(a).

                    (e)  Prepayments Due to Prepayments of Intercompany Loans.
                         ----------------------------------------------------
               No later than the first Business Day following Borrower's receipt of any repayment of Intercompany Loans by any Foreign Loan Party or Beloit, Borrower shall prepay the Loans but without any permanent reduction in the Revolving Loan Commitments unless otherwise required pursuant to the foregoing subsections 2.4B(iii)(a)-(d) in an aggregate amount equal to the amount of such Intercompany Loan repayment.

                    (f)  Prepayments and Reductions from Consolidated Excess
                         ---------------------------------------------------
               Cash Flow.  In the event that there shall be Consolidated Excess
               ---------
               Cash Flow for any Fiscal Year (commencing with Fiscal Year 2001 and continuing until the Term Loans and all other amounts owing in connection therewith have been repaid in full), Borrower shall, no later than 90 days after the end of such Fiscal Year, prepay the Term Loans in an aggregate amount equal to seventy-five percent (75%) of such Consolidated Excess Cash Flow, provided that the aggregate amount of such payment required with respect to Consolidated Excess Cash Flow for Fiscal Year 2001 shall not exceed $30,000,000.

                    (g)  Calculations of Net Proceeds Amounts; Additional
                         ------------------------------------------------
               Prepayments and Reductions Based on Subsequent Calculations.
               -----------------------------------------------------------

               Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(d) or subsection 2.4B(iii)(f), Borrower shall deliver to Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Net Securities Proceeds or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction and any related reduction in any Intercompany Loans and/or Intercompany Notes and/or Foreign Borrowing Sublimits. In the event that Borrower shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced), and, to the extent applicable, Foreign Loan Parties shall prepay the Intercompany Loans and the Foreign Borrowing Sublimit applicable to such Foreign Loan Party shall be permanently reduced, in an amount equal to the amount of such excess, and Borrower shall concurrently therewith deliver to Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess.

                    (h)  Prepayments Due to Reductions or Restrictions of Loan
                         -----------------------------------------------------
               Commitments or Due to Insufficient Borrowing Base.  On the date
               -------------------------------------------------
               of delivery of any applicable Borrowing Base Certificate pursuant to subsection 6.1(xviii), Borrower shall from time to time prepay the Loans (and shall cause any applicable Foreign Loan Party to prepay such Foreign Loan Party's Intercompany Loans) to the extent necessary so that no Borrowing Limitation is then exceeded.

                    (i)  Prepayments of Revolving Loans from Amounts Transferred
                         -------------------------------------------------------
               to BTCo Account.  If any amounts are transferred to the BTCo
               ---------------
               Account on any Business Day pursuant to the terms of any Blocked Account Agreement, then on such Business Day, if such amounts are transferred to the BTCo Account prior to 12:00 Noon (New York time) on such Business Day, or on the next succeeding Business Day, if such amounts are transferred to the BTCo Account on or after 12:00 Noon (New York time) on such Business Day, Borrower shall prepay the Revolving Loans in an amount equal to the amount transferred to the BTCo Account pursuant to the terms of the applicable Blocked Account Agreement on such Business Day (to the extent such amount relates to payments received in respect of Accounts of Borrower or any of its Subsidiaries) until all Revolving Loans shall have been paid in full.

               (iv) Application of Prepayments.
                    --------------------------

                    (a)  Application of Voluntary Prepayments.  Any voluntary
                         ------------------------------------
               prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Borrower in the applicable notice of prepayment; provided that in the event Borrower fails to specify the Loans to which any prepayment shall be applied, such prepayment shall be applied first to repay
                                                                  -----
               outstanding Revolving Loans to the full extent thereof (but without any reduction in the Revolving Loan Commitments), and second to repay outstanding Term Loans to the full extent
               ------
               thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Tranche B Term Loans set forth in subsection 2.4A on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each remaining scheduled installment of principal of the Tranche B Term Loans set forth in subsection 2.4A.

                    (b)  Application of Mandatory Prepayments.  Any amount
                         ------------------------------------
               required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(d) shall be applied first, to prepay
                                                             -----
               the Term Loans to the full extent thereof, second, to the extent
                                                          ------
               of any remaining portion of such amount, to prepay the Revolving Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment applicable to the Revolving Loans, and third, to the extent of
                                                      -----
               any remaining portion of such amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof. Any amount required to be applied as a mandatory prepayment of the Term Loans pursuant to subsection 2.4B(iii)(f) shall be applied only to prepay the Term Loans to the full extent thereof. Any mandatory prepayments of the Tranche B Term Loans pursuant to subsection 2.4B(iii), shall be applied to reduce the scheduled installments of principal of the Tranche B Term Loans set forth in subsection 2.4A on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each remaining scheduled installment of principal of the Tranche B Term Loans set forth in subsection 2.4A. Any amount required to be applied as a mandatory prepayment of the Loans pursuant to subsection 2.4B(iii)(h) shall be applied first to repay
                                                        -----
               outstanding Revolving Loans to the full extent thereof (but without any reduction in the Revolving Loan Commitments), and second to repay outstanding Term Loans to the full extent
               ------
               thereof.

                    (c)  Application of Prepayments to Base Rate Loans and
                         -------------------------------------------------
               Eurodollar Rate Loans; Option to Defer Certain Mandatory
               --------------------------------------------------------
               Prepayments of Eurodollar Rate Loans.  Considering Loans being
               ------------------------------------
               prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to subsection 2.6D; provided that, anything
                                                     --------
               contained in this Agreement to the contrary notwithstanding, in the event that (1) the application of any mandatory prepayment pursuant to subsection 2.4B(iii) in accordance with the foregoing provisions of this subsection 2.4B(iv) would result in the prepayment of all or any portion of a Eurodollar Rate Loan prior to the end of the Interest Period applicable thereto, and (2) no Potential Event of Default or Event of Default shall have occurred and be continuing, Borrower shall have the option to, by giving written notice (or telephonic notice promptly confirmed in writing)

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

               to Agent of its election to do so on or before the first Business Day prior to the date on which such prepayment would otherwise be required to be made, if the remaining term of such Interest Period is less than three months, defer the making of such prepayment until the last day of such Interest Period or such earlier date as Borrower may specify in such notice, and deposit the amount of such prepayment otherwise required to be made hereunder into the Collateral Account until the last day of such Interest Period at which time Agent shall be authorized (without any further action by or notice to or from Borrower) to apply such amount to the prepayment of the Loans in accordance with subsection 2.4B(iii).

          C.   General Provisions Regarding Payments.

               (i)  Manner and Time of Payment.  All payments by Borrower of
                    --------------------------
          principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders. Funds received by Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day. In order to effect timely payment of any interest, fees, commissions or other amounts due hereunder, Borrower hereby authorizes Agent to request Daily Funding Lender to make Revolving Loans for its own account (subject to settlement pursuant to subsection 2.1D) in a principal amount equal to such interest, fees, commissions or other amounts; provided that Agent shall not have the right to request such Revolving Loans if, after giving effect to such Revolving Loans, (a) the aggregate outstanding principal amount of Revolving Loans would exceed the Revolving Loan Commitments then in effect minus the Letter of Credit Usage, or (b) the Total Utilization of Loan Commitments would exceed the Consolidated Borrowing Base then in effect. Daily Funding Lender shall make the amount of such Revolving Loans (which shall be made as Base Rate Loans) available to Agent, in same day funds, at the Funding and Payment Office, not later than 1:00 P.M. (New York time) on the date requested by Agent, and Borrower and Lenders hereby authorize Agent, whether or not the conditions specified in subsection 4.2 have been satisfied or waived, to apply the proceeds of such Revolving Loans directly to the payment of such unpaid interest, fees, commissions or other amounts. Borrower hereby agrees that, upon the funding of any such Revolving Loans by Daily Funding Lender in accordance with the provisions of this subsection 2.4C(i), Borrower shall have effected Revolving Loans hereunder, which Revolving Loans shall for all purposes of this Agreement be deemed to have been made by Daily Funding Lender pursuant to and in accordance with the provisions of subsection 2.1C(ii).
          Agent shall deliver prompt notice to Borrower of the amount of Revolving Loans made pursuant to this subsection 2.4C together with copies of all invoices or other statements evidencing the fees, commissions or other amounts due hereunder (other than interest) paid with the proceeds of such Revolving Loans; provided that Agent shall give notice to Borrower five days in advance of the making of any such

          Revolving Loans for the payment of any amounts owed under subsection
          10.2 together with copies of all invoices or other statements evidencing such amounts. In addition, Borrower hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

               (ii)   Application of Payments to Principal and Interest.  Except
                      -------------------------------------------------
          as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

               (iii)  Apportionment of Payments.  Aggregate principal and
                      -------------------------
          interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares of such Loans; provided that (i) payments of principal in
                                --------
          respect of the Revolving Loans pursuant to subsection 2.4B(iii)(i) shall be applied to reduce the outstanding Revolving Loans of Daily Funding Lender (subject to settlement pursuant to subsection 2.1D) prior to application to the outstanding Revolving Loans of any other Lender and (ii) payments of interest in respect of Revolving Loans which are Base Rate Loans shall be apportioned ratably among Lenders in proportion to the average daily amount of such Base Rate Loans of each Lender outstanding during the period in which such interest shall have accrued. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent in respect of Loans and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

               (iv)   Payments on Business Days.  Whenever any payment to be
                      -------------------------
          made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

               (v)    Notation of Payment.  Each Lender agrees that before
                      -------------------
          disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that

          Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

          D.   Application of Proceeds of Collateral and Payments Under
               Guaranties.

               (i)   Applications of Proceeds of Collateral.  Except as provided
                     --------------------------------------
          in subsection 2.4B(iii)(a) or (b), all proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Agent, be held by Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Agent against, the applicable Secured Obligations (as defined in such Collateral Document), in each case in the following order of priority:

                     (a) to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Agent in connection therewith, and all amounts for which Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any Loan Document and all advances made by Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement and the Loan Documents;

                     (b) thereafter, to the extent of any excess such proceeds, to the payment of all other Obligations for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof); and

                     (c) thereafter, to the extent of any excess of such proceeds, to the payment to, or upon the order of, such Loan Party, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

               (ii)  Application of Payments Under Guaranties.  All payments
                     ----------------------------------------
          received by Agent under any of the Guaranties shall be applied promptly from time to time by Agent in the following order of priority:

                     (a) To the payment of the costs and expenses of any collection or other realization under such Guaranty, all other expenses, liabilities and advances made or incurred by Agent in connection therewith, and all amounts for which Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any such Guaranty or Loan Document and all advances made by Agent thereunder for the account of the applicable Guarantor or Loan Party, and to the payment of all costs and expenses paid or incurred by Agent in connection with the Guaranties and the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement, the Guaranties and Loan Documents;

                    (b) thereafter, to the extent of any excess such payments to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; and

                    (c) thereafter, to the extent of any excess such payments, to the payment to the applicable Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     2.5  Use of Proceeds.
          ---------------

          A.   Loans.

               (i) The proceeds of the Tranche B Term Loans and the Revolving Loans made on the Closing Date shall be applied by Borrower as follows:

                    (a) To make cash payments in the estimated aggregate amount of approximately $51,000,000 on certain prepetition claims in the Company Bankruptcy Proceeding and certain other costs and expenses related to the confirmation of the Approved Plan of Reorganization, as reasonably approved by Agent;

                    (b) To refinance all amounts outstanding, in the approximate sum of $81,000,000, under the DIP Facility, and to replace all outstanding letters of credit thereunder and under other credit facilities in the approximate original face amount of $80,000,000;

                    (c) To refinance amounts outstanding under the certain short-term foreign notes in the approximate sum of $74,000,000, including without limitation a credit facility provided by National Westminster Bank Plc to the UK Loan Parties and eight bank credit facilities provided to certain of the Australian Loan Parties, through Intercompany Loans made to Foreign Loan Parties; and

                    (d) To advance Intercompany Loans to Beloit in the approximate amount of up to $15,000,000.

               (ii) The proceeds of any other Revolving Loans shall be applied by Borrower for working capital and other general corporate purposes, which may include the making of the Intercompany Loans and other intercompany loans by Borrower to certain Subsidiaries of Borrower in accordance with subsection

          7.1(iv) and other provisions of this Agreement, for the applicable Subsidiary's own general corporate purposes.

               (iii) The proceeds of any Loans made by Lenders to Borrower based upon a Borrowing Base applicable to a Foreign Loan Party shall be promptly advanced by Borrower as an Intercompany Loan to such Foreign Loan Party and shall not be utilized by Borrower for any other purpose whatsoever.

          B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, or any other comparable law or regulation of any other Governmental Authority, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

     2.6  Special Provisions Governing Eurodollar Rate Loans.
          --------------------------------------------------

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

          A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

          B. Inability to Determine Applicable Interest Rate. In the event that Agent shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Agent notifies Borrower and such Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

          C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by Borrower giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

          D. Compensation For Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8 (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation,
(ii) if any prepayment (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower, or (iv) as a consequence of any other default by Borrower in the repayment of the Eurodollar Rate Loans when required by the terms of this Agreement.

          E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

          F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its Eurodollar Rate Loans had been funded in such manner.

          G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Borrower may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed for a Base Rate Loan or, if the conditions to making a Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by Borrower.

     2.7  Increased Costs; Taxes; Capital Adequacy.
          ----------------------------------------

          A. Compensation for Increased Costs. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including any Issuing Lender) shall determine in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

               (i) subjects such Lender to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

               (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

               (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that Borrower shall not be obligated to pay such additional amounts to the extent such additional amounts are incurred more than six (6) months prior to the giving of such statement.

          B.   Taxes.

               (i)    Payments to Be Free and Clear. All sums payable by
                      -----------------------------
          Borrower under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other country or jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

               (ii)   Grossing-up of Payments. If Borrower or any other Person
                      -----------------------
          is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrower to Agent or any Lender under any of the Loan Documents:

                      (a) Borrower shall notify Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

                      (b) Borrower shall pay any such Tax when such Tax is due,
               such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

                      (c) the sum payable by Borrower in respect of which the
               relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                      (d) within 30 days after paying any sum from which it is
               required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrower shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

               (iii)  Evidence of Exemption from U.S. Withholding Tax.
                      -----------------------------------------------

                      (a) Each Lender that is organized under the laws of any
               jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Agent and to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under
               Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest," a form W-8BEN, and, in the case of a Lender that has certified in writing to Agent that it is not a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), a certificate of such Lender certifying that such Lender is not (i) a "bank" for purposes of
               Section 881(c) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of Borrower or (iii) a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code) in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                      (b) Each Non-US Lender, to the extent it does not act or
               ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Agent and to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signatures pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Borrower or Agent (each in the reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Lender, together with any information, if any, such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                    (c) Each Non-US Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Agent and to Borrower two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

          Borrower shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a), (b) or (c)(1) of this subsection 2.7B(iii) and such Lender was in fact properly entitled to deliver forms, certificates or other evidence establishing that such Lender was not subject to withholding as described in subsection 2.7B(iii)(a).

          C. Capital Adequacy Adjustment. If any Lender shall have determined in good faith that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or, after the date hereof, any change therein or in the interpretation or administration thereof by any Government

Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority issued, adopted or changed after the date hereof, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in subsection 2.8A, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided that Borrower shall not be obligated to pay such additional amounts to the extent such additional amounts are incurred more than six (6) months prior to the giving of such statement.

     2.8  Statement of Lenders; Obligation of Lenders and Issuing Lenders to
          ------------------------------------------------------------------
          Mitigate.
          --------

          A. Statements. Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Borrower (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

          B. Mitigation. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, use reasonable effort to make, issue, fund or maintain the Commitments of such Lender or the Affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Borrower agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

     2.9   Replacement of a Lender.
           -----------------------

          If any Lender (a "Non-Funding Lender") fails to fund any Loan required to be funded by it in accordance with the terms hereof, or if Borrower receives a statement of amounts due pursuant to subsection 2.8A from a Lender or a Lender becomes an Affected Lender (any such Lender, including a Non-Funding Lender, a "Subject Lender"), so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Borrower has obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not an Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements acceptable to such Issuing Lender (such as a "back-to-back" letter of credit) are made) and (iii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Borrower pursuant to subsection 2.8 upon 10 days prior written notice to the Subject Lender and Agent, Borrower may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 10.1B; provided that, prior to or concurrently with such replacement, (1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts, including all amounts under subsections 2.6D, 2.7 and/or 2.8B (if applicable) through such date of replacement and a release from its obligations under the Loan Documents, (2) the processing fee required to be paid by subsection 10.1B(i) shall have been paid to Agent, and (3) all of the requirements for such assignment contained in subsection 10.1B, including, without limitation, the consent of Agent (if required, provided that the consent of Agent, such consent not to be unreasonably withheld, shall be required in all instances of replacement of a Non-Funding Lender) and the receipt by Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled.

     2.10 Collection, Deposit and Transfer of Payments in Respect of Accounts of
          ----------------------------------------------------------------------
          Borrower and Domestic Subsidiaries; Other Matters Concerning Accounts.
          ---------------------------------------------------------------------

          Borrower shall, and shall cause each of the Primary Subsidiaries (and such other Subsidiaries, including without limitation Foreign Subsidiaries, as may from time to time be required by Agent in the exercise of its reasonable discretion to be so included) to, maintain in effect at all times a system of accounts and procedures reasonably satisfactory to Agent for the collection and deposit of payments in respect of such Person's Accounts (with respect to account debtors other than Subsidiaries of Borrower) and the transfer of amounts so deposited to the applicable Concentration Account and BTCo Account. Without limiting the generality of the foregoing:

          A. Maintenance of Lock Boxes, Lock Box Accounts and Concentration Accounts.

               (i) Except as permitted under subsection 2.10A(ii), Borrower shall, and shall cause each of the Primary Subsidiaries (and such other Subsidiaries, including without limitation Foreign Subsidiaries, as may from time to time be required by Agent in the exercise of its reasonable discretion to be so included) to, at all times maintain any Lock Boxes, Lock Box Accounts and Concentration

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

          Accounts established pursuant to the terms of this Agreement, the Lock Box Agreements and the Blocked Account Agreements, if any.

               (ii) Borrower shall not, and shall not permit any of the Primary Subsidiaries or other Subsidiaries so designated by Agent pursuant to subsection 2.10A(i) hereof (unless otherwise agreed to by Agent in its reasonable discretion) to, close any Lock Box Account or Concentration Account or open a new Lock Box Account or Concentration Account unless it shall have (a) notified Agent in writing at least 30 days (or such lesser number of days as may be agreed to by Agent) prior to the proposed closing or opening, (b) in the case of a new Lock Box Account, entered into a Lock Box Agreement with the applicable Lock Box Bank and (c) in the case of a new Other Bank Concentration Account, entered into a Blocked Account Agreement with the applicable Concentration Bank.

          B.   Collection and Deposit of Payments in Respect of Accounts.

               (i) Borrower shall, and shall cause each of its Domestic Subsidiaries (and such Foreign Subsidiaries as may from time to time be required by Agent in the exercise of its reasonable discretion to be so included) to, deliver such notices to account debtors (other than any account debtor that is a Subsidiary of Borrower) and take all such other actions as may reasonably be necessary to cause all payments in respect of such Person's Accounts to be made directly to a Lock Box or to a Concentration Account (via wire transfer).

               (ii) Borrower shall, or shall cause each of its Domestic Subsidiaries (and such Foreign Subsidiaries as may from time to time be required by Agent in the exercise of its reasonable discretion to be so included) to, direct its authorized representative, at least once on each Business Day, to retrieve all checks and other instruments delivered to a Lock Box and, as promptly as possible on the same Business Day so retrieved, to endorse for payment and deposit each such check or other instrument in the Lock Box Account related to such Lock Box. Notwithstanding the foregoing, from and after such time as Agent shall have notified Borrower of its election to exercise its rights under this subsection 2.10B(ii), Borrower shall not, and shall not permit any of its Domestic Subsidiaries (and such Foreign Subsidiaries as may from time to time be required by Agent in the exercise of its reasonable discretion to be so included) to, retrieve any items from any Lock Box unless accompanied by a representative of Agent, and Borrower hereby appoints Agent or any of its designees as Borrower's attorney-in-fact with powers, upon notification by Agent as aforesaid, to (a) access all Lock Boxes and (b) endorse for payment any checks or other instruments representing payment in respect of any Accounts of such Persons that are delivered to any Lock Box. All acts of said attorneys or designees are hereby ratified and approved, and said attorneys or designees shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct as determined in a final order by a court of competent jurisdiction), nor for any error of judgment or mistake of fact or law. The power of attorney set forth in this subsection 2.10B(ii) is irrevocable until all

          Obligations shall have been paid in full and the Commitments shall have terminated.

               (iii) In the event that Borrower or any of its Domestic Subsidiaries (and such Foreign Subsidiaries as may from time to time be required by Agent in the exercise of its reasonable discretion to be so included) receives any check, cash, note or other instrument representing payment of an Account from an account debtor other than a Subsidiary of Borrower (other than any item delivered to a Lock Box), Borrower shall, or shall cause such Domestic Subsidiary to, hold such item in trust for Agent and shall, as soon as practicable (and in any event within one Business Day) after receipt thereof, cause such item to be deposited into a Lock Box Account with any necessary endorsements.

               (iv) Borrower hereby agrees, from and after such time, if any, as Agent shall have notified Borrower in writing that the provisions of this subsection 2.10B(iv) are to become effective until such later time, if any, as Agent shall have notified Borrower in writing that such provisions are no longer to be effective, not to deposit any monies into the Lock Box Accounts or to Concentration Accounts or to otherwise permit any monies to be deposited into any of such accounts, except payments received in respect of Borrower's Accounts.

          C. Transfer of Amounts Deposited in the Lock Box Accounts to the Concentration Accounts. Borrower shall cause all available funds deposited in each Lock Box Account to be automatically transferred on each Business Day to the applicable Concentration Account in accordance with the terms of the applicable Lock Box Agreement.

          D. Transfer of Amounts Deposited in the Concentration Accounts to the BTCo Account. Borrower shall cause all available funds deposited in each Concentration Account to be transferred on each Business Day to the BTCo Account. Any amounts so transferred to the BTCo Account first shall be applied
                                                         -----
as provided in subsection 2.4B(iii)(i) to the extent therein provided and thereafter, so long as no Event of Default or Potential Event of Default shall
----------
have occurred and be continuing, shall be available for disbursement to the applicable Loan Parties for working capital and other general corporate purposes.

          E. Treatment of Accounts. With respect to Accounts of account debtors other than Subsidiaries of Borrower, Borrower shall not, nor shall it permit any Subsidiary (whether a Domestic Subsidiary or Foreign Subsidiary) to, without Agent's prior written consent, grant any extension of the time of payment of any Account, compromise or settle any Account for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, prior to the occurrence of an Event of Default, in accordance with their usual and customary business practices.

          F. Borrower to Provide Information. Borrower shall, at such intervals as Agent may reasonably request, furnish such statements, schedules and/or information as Agent may reasonably request relating to Borrower's and its Subsidiaries' (Domestic Subsidiaries and

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

Foreign Subsidiaries) Accounts and the collection, deposit and transfer of payments in respect thereof, including, without limitation, all invoices evidencing such Accounts.

     2.11  Collection, Deposit and Transfer of Payments in Respect of Accounts
           -------------------------------------------------------------------
           of Foreign Subsidiaries.
           -----------------------

           Borrower shall cause each of its Foreign Loan Parties (unless otherwise agreed to by Agent in its reasonable discretion) to maintain in effect at all times a system of accounts and procedures reasonably satisfactory to Agent for the collection and deposit of payments in respect of such Person's Accounts and, following notice by Agent upon the occurrence of a Potential Event of Default under subsection 8.1 of this Agreement or an Event of Default, the transfer of amounts so deposited to the applicable Concentration Account and BTCo Account.

Section 3. LETTERS OF CREDIT

     3.1   Issuance of Letters of Credit and Lenders' Purchase of Participations
           ---------------------------------------------------------------------
           Therein.
           -------

           A. Letters of Credit. In addition to Borrower requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(ii), Borrower may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the 30th day prior to the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit for the account of Borrower for the purposes specified in the definition of Commercial Letter of Credit and Standby Letter of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, any one or more Revolving Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrower shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):

               (i) any Letter of Credit if, after giving effect to such issuance any Borrowing Limitation would be exceeded;

               (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $200,000,000;

               (iii) any Letter of Credit which would require drawings other than sight drawings; or

               (iv) any Standby Letter of Credit having an expiration date later than the earlier of (a) five Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year after the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period in accordance with the terms of such Letter of Credit; and provided, further that such Issuing Lender shall elect not to extend such Standby

          Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6 or cured in accordance with the terms hereof) at the time such Issuing Lender must elect whether or not to allow such extension; or

               (v)  any Commercial Letter of Credit having an expiration date
          (a) later than the earlier of (X) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

               (vi) unless Agent and the applicable Issuing Lender shall have approved the issuance of a specific Letter of Credit in a foreign currency, any Letter of Credit denominated in a currency other than an Approved Currency or other currency which is freely tradable and freely convertible into U.S. Dollars and, with respect to any Commercial Letter of Credit, as to which Borrower has entered into an appropriate Hedge Agreement.

          For the purposes of making any determinations hereunder with respect to a Letter of Credit denominated in a currency other than Dollars, the stated amount of such Letter of Credit shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

          B.   Mechanics of Issuance.

               (i)  Notice of Issuance.  Whenever Borrower desires the issuance
                    ------------------
          of a Letter of Credit, Borrower shall deliver to Agent a Request for Issuance of Letter of Credit in the form of Exhibit III annexed hereto
                                                      -------
          no later than 12:00 Noon (New York City time) at least three (3) Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance of Letter of Credit.

                    Borrower shall notify the applicable Issuing Lender (and Agent, if Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrower is required to certify in the applicable Request for Issuance of Letter of Credit are no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrower is required to certify in the applicable Request for Issuance of Letter of Credit.

               (ii) Determination of Issuing Lender.  Upon receipt by Agent of a
                    -------------------------------
          Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting

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

          the issuance of a Letter of Credit, in the event Agent elects to issue such Letter of Credit, Agent shall promptly so notify Borrower, and Agent shall be the Issuing Lender with respect thereto. In the event that Agent, in its sole discretion, elects not to issue such Letter of Credit, Agent shall promptly so notify Borrower, whereupon Borrower may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Request for Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Borrower and Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Agent not to issue such Letter of Credit, Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Agent, when aggregated with Agent's outstanding Revolving Loans, may exceed Agent's Revolving Loan Commitment then in effect.

               (iii)  Issuance of Letter of Credit.  Upon satisfaction or waiver
                      ----------------------------
          (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

               (iv)   Notification to Lenders. Promptly after the issuance of or
                      -----------------------
          amendment to a Standby Letter of Credit, the Issuing Lender shall promptly notify the Agent and Borrower, in writing, of such issuance or amendment, and such notice must be accompanied by a copy of such issuance or amendment. Promptly upon receipt of such notice, the Agent shall notify each other Lender of such issuance or amendment, and if so requested by a Lender, the Agent shall furnish such Lender with a copy of such issuance or amendment. With regards to Commercial Letters of Credit, each Issuing Lender shall on the first Business Day of each week furnish the Agent (with a copy to Borrower), by facsimile, with a report of the daily aggregate outstanding Commercial Letters of Credit issued by such Issuing Lender.

          C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

     3.2  Letter of Credit Fees.
          ---------------------

          Borrower agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

               (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 and (Y) 0.25% per annum of the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin for Revolving Loans multiplied by the daily amount available to be drawn under such Letter of Credit, in each case payable in arrears on and to (but excluding) the first Business Day of each March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

               (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges, payable directly to the applicable Issuing Lender for its own account, in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be; and

               (iii)  for purposes of calculating any fees payable under clause
          (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and any amount which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Agent of any amount described in clause (i)(b) of this subsection 3.2, Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

     3.3  Drawings and Reimbursement of Amounts Drawn Under Letters of Credit.
          -------------------------------------------------------------------

          A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

          B. Reimbursement by Borrower of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrower and Agent, and Borrower shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such payment (and to the extent that such Letter of Credit was issued for the benefit of a Foreign Loan Party, Borrower shall cause such Foreign Loan Party to reimburse Borrower by an amount equal to the amount of such payment); provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Borrower shall have notified Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Borrower intends to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Borrower shall be deemed to have given a timely Notice of Borrowing to Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such payment (and to the extent that such Letter of Credit was issued for the benefit of a Foreign Loan Party, such Foreign Loan Party shall be deemed to have requested an Intercompany Loan from Borrower in an amount equal to the amount of such payment) and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such payment; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Borrower shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received (and to the extent that such Letter of Credit was issued for the benefit of a Foreign Loan Party, Borrower shall cause such Foreign Loan Party to reimburse Borrower in an amount equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans). Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

          C. Payment by Revolving Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

               (i) Payment by Revolving Lenders.  In the event that Borrower
                   ----------------------------
          shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Lender's Pro Rata Share. Each Revolving Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such

          Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

               (ii)  Distribution to Lenders of Reimbursements Received From
                     -------------------------------------------------------
          Borrower.  In the event any Issuing Lender shall have been reimbursed
          --------
          by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Borrower in reimbursement of such payment under the Letter of Credit when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

          D.   Interest on Amounts Paid Under Letters of Credit.

               (i)   Payment of Interest by Borrower.  Borrower agrees to pay to
                     -------------------------------
          each Issuing Lender, with respect to payments under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

               (ii)  Distribution of Interest Payments by Issuing Lender.
                     ---------------------------------------------------
          Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, such Issuing Lender shall distribute to each other Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such payment so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such payment is reimbursed by Borrower. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

     3.4  Obligations Absolute.
          --------------------

          The obligation of Borrower to reimburse each Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit;

               (ii) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

               (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

               (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries;

               (vi) any breach of this Agreement or any other Loan Document by any party thereto; any failure of any Foreign Loan Party under any Intercompany Note to make any payment to Borrower when due thereunder or any other failure, breach or default of any nature whatsoever of any Foreign Loan Party under any Intercompany Note, any Intercompany Collateral Document or any Intercompany Note Guaranty; any failure by Beloit to make any payment to Borrower when due under the Beloit Note or any other failure, breach or default by Beloit or any of its Subsidiaries of any nature whatsoever under the Beloit Note, Beloit Collateral Documents or Beloit Note Guaranty;

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

               (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the
--------
applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction); upon any such determination of gross negligence or willful misconduct, the applicable Issuing Lender shall promptly reimburse Borrower for such payments made.

     3.5  Indemnification; Nature of Issuing Lenders' Duties.
          --------------------------------------------------

          A. Indemnification. In addition to amounts payable as provided in subsection 2.7, Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of outside counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority.

          B. Nature of Issuing Lenders' Duties. As between Borrower and any Issuing Lender, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of

Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority specified in subsection 3.5A, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

           In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Borrower.

           Notwithstanding anything to the contrary contained in this subsection 3.5, Borrower shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

SECTION 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT

           The obligations of Lenders to make the Term Loans and Revolving Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

     4.1   Conditions to Term Loans and Initial Revolving Loans.
           ----------------------------------------------------

           The obligations of Lenders to make the Term Loans and any Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

           A. Loan Party Documents. On or before the Closing Date, Borrower shall, and shall cause each other Loan Party to, deliver to Lenders (or to Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Borrower or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

               (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State or equivalent Government Authority of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State or equivalent Government Authority of its jurisdiction of organization and each other state or other jurisdiction in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date; no such Organizational Document shall in any manner prohibit, restrict, limit or require additional consents or authorizations to be obtained from Borrower or any of its Subsidiaries or any Governing Body thereof with respect to the transactions contemplated by the Loan Documents, including without limitation the granting or enforcement of any security interest granted to Agent on behalf of Lenders (or to Borrower with respect to the Intercompany Loans);

               (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

               (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

               (iv) Executed originals of the Loan Documents, including without limitation, the Intercompany Notes, Intercompany Note Guaranties and the Intercompany Collateral Documents, the Beloit Collateral Documents, Beloit Note and Beloit Note Guaranty to which such Person is a party; and

               (v)    Such other documents as Agent may reasonably request.

          B. Fees. Borrower shall have paid to Agent and Arranger, for distribution (as appropriate) to Agent, Arranger and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

          C.   Corporate and Capital Structure; Ownership; Management.

               (i)    Corporate Structure. The corporate organizational
                      -------------------
          structure of Borrower and its Subsidiaries shall be reasonably satisfactory to Agent.

               (ii)   Capital Structure and Ownership. The capital structure and
                      -------------------------------
          ownership of Borrower and its Subsidiaries shall be reasonably satisfactory to Agent.

               (iii)  Management.  The management of Borrower and its
                      ----------
          Subsidiaries shall be reasonably satisfactory to Agent.

          D. Representations and Warranties; Performance of Agreements. Borrower shall have delivered to Agent an Officer's Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete on and as of such earlier date) and that Borrower shall have performed all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by them on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent.

          E. Financial Statements; Pro Forma Balance Sheet. On or before the Closing Date, Lenders shall have received from Borrower (i) audited financial statements of Borrower and its Subsidiaries for Fiscal Years ended October 31 of 2000, 1999 and 1998, consisting of consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for each such Fiscal Year, (ii) unaudited financial statements of Borrower and its Subsidiaries as at January 31 and April 30, 2001, consisting of consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the three and six-month periods ending on such dates (which may be in the form of Borrower's Quarterly Reports on Form 10-Q), all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (iii) pro forma consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at fiscal month-end nearest to the Closing Date, prepared in accordance with GAAP and reflecting the consummation of (A) the reorganization contemplated in the Approved Plan of Reorganization and (B) the financings and other transactions contemplated hereby, (iv) projected monthly consolidated and consolidating statements of income, balance sheets and statements of cash flows of Borrower and its Subsidiaries for each remaining month in Fiscal Year 2001, and (v) any necessary revisions to the projected consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income, operations, stockholders' equity and cash flows for the four-and-one-half-year period after the Closing Date as delivered to Agent prior to the Closing Date, all of the foregoing in clauses (i) through (v) to be substantially consistent with any financial statements previously delivered to Agent and, in the case of any such financial statements for subsequent periods, substantially consistent with any projected financial results for such periods previously delivered to Agent and otherwise in form and substance satisfactory to Agent.

          F. Borrowing Base Certificate; Minimum Availability. On or before the Closing Date, Borrower shall have delivered to Agent and Lenders a Borrowing Base Certificate relating to the Borrowing Base substantially in the form of
Exhibit VII annexed hereto, prepared as of a recent date prior to the Closing
-----------
Date. After giving effect to the Loans funded and the Letters of Credit issued on the Closing Date, the Consolidated Borrowing Base shall exceed the Total Utilization of Loan Commitments by not less than $50,000,000. On the Closing Date after giving effect to the transactions contemplated hereby, Borrower and its Subsidiaries shall have on hand not less than $30,000,000 in aggregate amount of Cash and Cash Equivalents from sources other than proceeds of the Loans.

          G.   Opinions of Counsel to Loan Parties.  Lenders shall have received
(i) originally executed copies of one or more favorable written opinions of Kirkland & Ellis,

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

counsel for the Loan Parties, Clifford Chance, Goodmans LLP and Phillips Fox, special counsel for Loan Parties, in each case in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibits VIII-A,
                                                              ---------------
Exhibit VIII-B, Exhibit VIII-C and Exhibit VIII-D, respectively, annexed hereto
--------------  --------------     --------------
and as to such other matters as Agent acting on behalf of Lenders may reasonably request (this Credit Agreement constituting a written request by Borrower to such counsel to deliver such opinions to Lenders) and (ii) copies of all opinions issued by counsel to any Loan Party or issued to any Loan Party relating to any transactions occurring on or about the Closing Date pursuant to any of the Related Agreements, each of which opinions shall be accompanied by a written authorization from counsel issuing such opinion stating that Agent and Lenders may rely on such opinions as though such opinions were addressed to Agent and Lenders.

          H. Opinions of Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Agent, dated as of the Closing Date, substantially in the form of Exhibit IX annexed hereto.
                             ----------

          I. Evidence of Insurance. Agent shall have reviewed the adequacy of the types and amounts of Loan Parties' insurance coverage, including without limitation, casualty, hazard, title, business interruption and product liability insurance, and such review shall be in form and substance satisfactory to Agent. Agent shall have received a certificate from Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

          J.   Reserved.

          K. Environmental Reports. Agent shall have received reports and other information, in form, scope and substance satisfactory to Agent in its sole and absolute discretion, regarding environmental matters relating to Borrower and its Subsidiaries and the Facilities.

          L. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to subsection 4.1M, Agent shall have received evidence satisfactory to it that Borrower, Guarantors, Foreign Loan Parties, Beloit and any Beloit guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings, recordings and registrations (other than the filing, recording or registration of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of Agent, (or a security trustee in lieu of Borrower) desirable in order to create in favor of (1) Agent, for the benefit of Lenders, and (2) Borrower, in the case of the Intercompany Collateral Documents and Beloit Collateral Documents, which Intercompany Collateral Documents, Intercompany Note Guaranties and Intercompany Notes and which Beloit Collateral Documents, Beloit Note Guarantees and Beloit Note shall be assigned by Borrower to Agent for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in substantially all of the personal and mixed property Collateral. Such actions shall include the following:

               (i)    Schedules to Collateral Documents.  Delivery to Agent of
                      ---------------------------------
          accurate and complete schedules to all of the applicable Collateral Documents;

               (ii)   Stock Certificates and Instruments.  Delivery to Agent of
                      ----------------------------------
          (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank (or, as appropriate, irrevocable share transfer forms duly executed but undated) and otherwise satisfactory in form and substance to Agent) representing all capital stock and other ownership interests pledged pursuant to the Security Agreement and any Foreign Pledge Agreement and (b) all promissory notes (including without limitation the Intercompany Notes and the Beloit Note) or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Agent) evidencing the indebtedness pledged pursuant to the Security Agreement and any Foreign Pledge Agreement, and (c) such other certificates and instruments (duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank) representing other items Collateral as Agent may require;

               (iii)  UCC Termination Statements.  Delivery to Agent of UCC
                      --------------------------
          termination statements or other equivalent terminations or releases duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings or other equivalent filings with respect to the existing Indebtedness as set forth in subsection 4.1N(i) (other than any such financing statements or fixture filings or other equivalent filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

               (iv)   UCC Financing Statements and Fixture Filings.  Delivery to
                      --------------------------------------------
          Agent of UCC financing statements and, where appropriate, fixture filings, or other equivalent filings duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

               (v)    PTO Cover Sheets, Etc. Delivery to Agent of all cover
                      ---------------------
          sheets or other documents or instruments required to be filed with the PTO or other equivalent Governmental Authority in order to create or perfect Liens in respect of any Intellectual Property Collateral;

               (vi)   Collateral Access Agreements.  Delivery to Agent of
                      ----------------------------
          Collateral Access Agreements executed and delivered by each landlord, mortgagee or other bailee in respect of any Real Property where any Collateral to be included in any Borrowing Base is located;

               (vii)  Cash Management.  Delivery to Agent of a Lock Box
                      ---------------
          Agreement or a Blocked Account Agreement executed by each Person that is a party thereto with respect to each Deposit Account listed on
          Schedule I annexed to the Security Agreement (other than the BT Concentration Account); and

               (viii) Opinions of Local Counsel.  To the extent requested by
                      -------------------------
          Agent, delivery to Agent of opinions of counsel under the laws of each jurisdiction in which any Loan Party is incorporated or organized or in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Agent in such Collateral and such other matters governed by the laws of such jurisdictions regarding such security interests as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent.

          M. Closing Date Mortgages; Closing Date Mortgage Policies; Etc. Agent shall have received from Borrower, each applicable Guarantor and Foreign Loan Party:

               (i)    Closing Date Mortgages.  Fully executed and notarized
                      ----------------------
          Mortgages (each a "Closing Date Mortgage" and, collectively, the "Closing Date Mortgages"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering each fee or freehold Real Property Asset listed in Schedule 4.1M annexed hereto, and Borrower
                                   -------------
          shall have used its best efforts to deliver to Agent a fully executed and notarized Closing Date Mortgage, duly recorded in all appropriate places in the applicable jurisdiction, encumbering the Leasehold Property in Mesa, Arizona as listed in Schedule 4.1M annexed hereto
                                                 -------------
          (each of the foregoing a "Closing Date Mortgaged Property" and, collectively, the "Closing Date Mortgaged Properties") and in the case of any Intercompany Collateral Documents duly assigned by Borrower to Agent for the benefit of Lenders;

               (ii)   Opinions of Local Counsel.  An opinion of counsel (which
                      -------------------------
          counsel shall be reasonably satisfactory to Agent) in each jurisdiction in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such jurisdiction and such other matters as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent;

               (iii)  Landlord Consents and Estoppels; Recorded Leasehold
                      ---------------------------------------------------
          Interests.  In the case of each Closing Date Mortgaged Property
          ---------
          consisting of a Leasehold Property, (a) subject to the best efforts qualification with respect to the Mesa, Arizona Leasehold Property as described in subsection 4.1M(i), a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

               (iv)   Title Insurance.  (a) ALTA mortgagee title insurance
                      ---------------
          policies or unconditional commitments therefor or equivalent title protection (the "Closing Date Mortgage Policies") issued by the Title Company with respect to the

          Closing Date Mortgaged Properties listed in Part A of Schedule 4.1M annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and assuring Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Agent and (2) shall provide for affirmative insurance and such reinsurance as Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agent; (b) evidence satisfactory to Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records; and (c) with respect to Closing Date Mortgaged Properties in any jurisdiction other than the United States, the customary equivalent to the foregoing, as reasonably determined by Agent, under applicable law and customary practice in such jurisdiction;

               (v)   Title Reports.  With respect to each Closing Date Mortgaged
                     -------------
          Property listed in Part B of Schedule 4.1M annexed hereto, a title
                                       -------------
          report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date, or in any jurisdiction other than the United States, the customary equivalent to the foregoing, in each case satisfactory in form and substance to Agent;

               (vi)  Copies of Documents Relating to Title Exceptions.  Copies
                     ------------------------------------------------
          of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1M(v);

               (vii) Matters Relating to Flood Hazard Properties.  (a)
                     -------------------------------------------
          Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that such Loan Party has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

               (viii)  Environmental Indemnity.  An environmental indemnity
                       -----------------------
          agreement, substantially in form of Exhibit XVI annexed hereto and
                                              -----------
          otherwise satisfactory in form and substance to Agent and its counsel, with respect to the indemnification of Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

          N. Matters Relating to Existing Indebtedness of Borrower and its Subsidiaries.

               (i)  Termination of Certain Existing Indebtedness and Related
                    --------------------------------------------------------
          Liens; Existing Letters of Credit.  On the Closing Date, Borrower and
          ---------------------------------
          its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the DIP Facility (the aggregate principal amount of which Indebtedness shall not exceed $81,000,000), under the credit facility with National Westminister Bank Plc and the eight bank credit facilities provided to certain of the Australian Loan Parties (the combined aggregate outstanding principal amount of which shall not exceed $74,000,000, (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Borrower and its Subsidiaries thereunder, and (d) made arrangements satisfactory to Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Borrower and its Subsidiaries with respect thereto.

               (ii) Existing Indebtedness to Remain Outstanding.  Agent shall
                    -------------------------------------------
          have received an Officer's Certificate of Borrower stating that, after giving effect to the transactions described in this subsection 4.1N, the Indebtedness of Borrower and its Subsidiaries (other than Indebtedness permitted under subsections 7.1(i), (iii), (ix) and (x)) shall consist of Indebtedness (other than intercompany Indebtedness) in an aggregate amount not to exceed $14,100,000 in respect of certain Indebtedness owed to the United States Environmental Protection Agency and unsecured industrial revenue bonds as described in Schedule 7.1
                                                                 ------------
          annexed hereto. The terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Agent.

          O. Collateral Audits and Appraisals. Agent shall have received (i) audits of the Inventory and Accounts of Borrower and its Subsidiaries in form, scope and substance satisfactory to Agent and the Lenders, and (ii) appraisals, in form, scope and substance satisfactory to Agent and satisfying the requirements of any applicable laws and regulations, concerning the value of any Real Property Assets constituting Closing Date Mortgaged Properties (in each case to the extent required under such laws and regulations as determined by

Agent in its sole discretion) and the value of machinery and equipment, tools and Intellectual Property of Borrower and its Subsidiaries designated by Agent.

          P.   Company Bankruptcy Proceeding.

               (i)    Plan of Reorganization. The Plan of Reorganization and all
                      ----------------------
          amendments, modifications, revisions and restatements thereof, if any, shall have been delivered to Agent and shall be in form and substance acceptable to Agent (in such form approved by Agent, the "Approved Plan of Reorganization"). Except as set forth in modification motions filed with the Bankruptcy Court and served upon and approved by Agent, there shall have been no material modifications, amendments, revisions or restatements of the Approved Plan of Reorganization. Any representation and warranty made by Borrower or any Debtor Subsidiary in the Approved Plan of Reorganization shall be accurate, true, correct and complete in all material respects as of the Closing Date. The Approved Plan of Reorganization (A) shall provide for the payments described in subsection 2.5A(i) and the issuance of the New Senior Debt; and (B) upon satisfaction of all conditions to the effectiveness of this Agreement, shall become effective in accordance with its terms without waiver of any condition to such effectiveness that, in Agent's reasonable judgment, is material.

               (ii)   Confirmation Order. The Confirmation Order shall have been
                      ------------------
          delivered to Agent and shall be in form and substance acceptable to Agent. The Confirmation Order shall be the final order of the Bankruptcy Court and shall have been entered by the Bankruptcy Court. All applicable periods concerning any appeal of the Confirmation Order, as entered by the Bankruptcy Court, shall have expired. The Confirmation Order shall be in full force and effect and shall not have been stayed pending any appeal, and no appeal or petition for review or for rehearing shall have been taken or shall be pending.

               (iii)  Approval of Fees Related to Exit Financing.  The
                      ------------------------------------------
          Bankruptcy Court order approving the fees payable to Agent and Arranger under those certain letter agreements dated April 2, 2001 between Borrower and BTCo concerning the credit facilities described in this Agreement, shall be in full force and effect, without modification or amendment except to the extent approved by Agent.

          Q. New Senior Debt. True, correct and complete copies of all documents, instruments and agreements governing or concerning the New Senior Debt shall have been delivered to Agent, and rates of interest, covenants, defaults and all other terms and conditions thereunder shall be in form and substance reasonably acceptable to Agent. Without limiting the generality of the foregoing, the New Senior Debt shall be unsecured and shall have no scheduled payments of principal thereunder payable prior to April 30, 2006.

          R. Closing Date Leverage Ratio. Agent shall have received evidence reasonably satisfactory to it that, on the Closing Date and based on the financial statements described in subsection 4.1E(ii), the Consolidated Leverage Ratio of Borrower and its Subsidiaries shall not exceed 3.5x.

          S. No Material Adverse Effect. Since October 31, 2000, no event or change shall have occurred that has resulted in, caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

          T. No Disruption of Markets. Since April 2, 2001 there shall have been no material adverse change in, and as of the Closing Date there shall not have occurred and be continuing a disruption of or change in, the financial, banking and capital markets that would have a material adverse effect on the syndication markets for credit facilities similar to the credit facilities set forth in this Agreement, all as determined by Agent in its reasonable discretion.

          U. Due Diligence. The results of Agent's due diligence investigation into all aspects of Borrower, its Subsidiaries, their properties and all aspects of the transactions contemplated by this Agreement shall be satisfactory to Agent in all material respects, and no information shall have been discovered by Agent that would cause the results of any prior due diligence investigation not to be satisfactory to Agent in all material respects.

          V. Cash Management System. The cash management system of Borrower and its Subsidiaries shall be reasonably satisfactory in form and substance to Agent.

          W. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

     4.2  Conditions to All Loans.
          -----------------------

          The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

          A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Borrower.

          B.   As of that Funding Date:

               (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete on and as of such earlier date;

               (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                    (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                    (iv) No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date; and

                    (v) Borrower shall have delivered such other certificates or documents that Agent shall reasonably request, in form and substance satisfactory to Agent.

          4.3  Conditions to Letters of Credit.
               -------------------------------

               The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

               A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

               B. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance of Letter of Credit in each case signed by a duly authorized Officer of Borrower, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

               C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5.     BORROWER'S REPRESENTATIONS AND WARRANTIES

               In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce Lenders to purchase participations therein, Borrower represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

          5.1  Organization, Powers, Qualification, Good Standing, Business and
               ----------------------------------------------------------------
               Subsidiaries.
               ------------

          A. Organization and Powers. Borrower and each of its Subsidiaries is a corporation, partnership, trust, limited liability company or, with respect to Harnischfeger ULC, an unlimited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto, as may be supplemented from time to
                ------------
time pursuant to the provisions of subsection 6.1(xvi), except, with respect to any Subsidiary that is not a Loan Party, where such failure to be duly organized, validly existing or in good standing has not had and will not have, individually or in the aggregate, a Material Adverse Effect. Borrower and each of its Subsidiaries has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby, except where such failures to do so has not had and will not have, individually or in the aggregate, a Material Adverse Effect.

          B. Qualification and Good Standing. Borrower and each of its Subsidiaries is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

          C. Conduct of Business. Other than immaterial exceptions, Borrower and each of its Subsidiaries is engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

          D. Subsidiaries. Other than immaterial exceptions, all of the Subsidiaries of Borrower and their jurisdictions or organizations are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from
   ------------                         ------------
time to time pursuant to the provisions of subsection 6.1(xvi). The capital stock or similar equity interests of each of the Subsidiaries of Borrower identified in Schedule 5.1 annexed hereto (as so supplemented) are duly
              ------------
authorized, validly issued, fully paid and nonassessable and none of such capital stock or similar equity interests constitutes Margin Stock. Schedule
                                                                     --------
5.1 annexed hereto (as so supplemented) correctly sets forth the ownership
---
interest of Borrower and each of its Subsidiaries in each of the Subsidiaries of Borrower identified therein.

     5.2  Authorization of Borrowing, etc.
          --------------------------------

          A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary action on the part of Borrower and each of its Subsidiaries that is a party thereto.

          B. No Conflict. Except to the extent the same would not reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance by Borrower or any of its Subsidiaries of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and the Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, the Organizational Documents of Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Loan

Documents in favor of Agent on behalf of Lenders or any Lien created under the Intercompany Collateral Documents in favor of Borrower to the extent such Lien has been assigned to Agent), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

          C. Governmental Consents. The execution, delivery and performance by Borrower or any of its Subsidiaries of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and the Related Agreements do not and will not require any Governmental Authorization other than the Confirmation Order which has been obtained and is in full force and effect without any modification or amendment other than as may be permitted pursuant to subsection 7.15.

          D. Binding Obligation. Each of the Loan Documents and the Related Agreements has been duly executed and delivered by Borrower and any of its Subsidiaries that is a party thereto, as applicable and is the legally valid and binding obligation of Borrower or any such Subsidiary, as applicable, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     5.3  Financial Condition.
          -------------------

          Borrower has heretofore delivered to Lenders, at Lenders' request, the financial statements and information described in subsection 4.1E. All such statements other than pro forma financial statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Borrower nor any of its Subsidiaries have (and neither Borrower nor any of its Subsidiaries will have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the foregoing financial statements or the notes thereto and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries taken as a whole.

     5.4  No Material Adverse Change; No Restricted Junior Payments.
          ---------------------------------------------------------

          Since October 31, 2000, except as disclosed in the Disclosure Statement and the Approved Plan of Reorganization, no event or change has occurred that has resulted in, caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

     5.5  Title to Properties; Liens; Real Property.
          -----------------------------------------

          A.   Title to Properties; Liens.  Borrower and its Subsidiaries have
(i) good, sufficient and legal title to (in the case of fee and freehold interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for immaterial exceptions and for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

          B.   Real Property.  As of the Closing Date, Schedule 5.5B annexed
                                                       -------------
hereto contains a true, accurate and complete in all material respects list of
(i) all fee and freehold interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of Borrower or any of its Subsidiaries, regardless of whether such Person is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5B annexed hereto and except to the extent
                       -------------
that it could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Borrower does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of Borrower or any of its Subsidiaries, as applicable, enforceable against such Person in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

          C. Intellectual Property. As of the Closing Date, Borrower and its Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Borrower know of any valid basis for any such claim except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal and state and all foreign registrations of and applications for Intellectual Property that are owned or licensed by Borrower or any of its Subsidiaries on the Closing Date are described on Schedule 5.5C annexed hereto.
             -------------

     5.6  Litigation; Violation of Law.
          ----------------------------

          Except as set forth in Schedule 5.6 annexed hereto, there are no
                                 ------------
Proceedings (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws), which violation, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     5.7  Payment of Taxes.
          ----------------

          Except to the extent permitted by subsection 6.3 or otherwise provided for in the Approved Plan of Reorganization, all material tax returns and reports of Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable. Borrower knows of no proposed material tax assessment against Borrower or any of its Subsidiaries that is not being actively contested by Borrower or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     5.8  Performance of Agreements; Materially Adverse Agreements; Material
          ------------------------------------------------------------------
          Contracts.
          ---------

          A. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect.

          B. Neither Borrower nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          C.   Except as described in Schedule 5.8, all Material Contracts of
                                      ------------
Borrower and its Subsidiaries are in full force and effect and no material defaults currently exist thereunder.

     5.9  Governmental Regulation.
          -----------------------

          Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation or under any comparable or equivalent laws of any applicable Governmental Authority which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

     5.10 Securities Activities.
          ---------------------

          A. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

          B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Borrower only, Borrower and any of its Subsidiaries or of Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Borrower and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

     5.11 Employee Benefit Plans.
          ----------------------

          A. Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan that is intended to qualify under
Section 401(a) of the Internal Revenue Code has received a favorable determination from the Internal Revenue Service that it is so qualified and Borrower is not aware of any reason why such favorable determination letter would be revoked.

          B. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected, individually or in the aggregate for such ERISA Events, to result in a material liability to Borrower.

          C. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as set forth in the most recent actuarial valuation report), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $50,000,000.

          D. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Borrower, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $3,000,000.

     5.12 Certain Fees.
          ------------

          No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

     5.13 Environmental Protection.
          ------------------------

          Except as set forth in Schedule 5.13 annexed hereto:
                                 -------------

               (i) neither Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

               (ii) neither Borrower nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or any comparable state law or comparable law of any other jurisdiction indicating a liability that could reasonably be expected to have a Material Adverse Effect;

               (iii) there are and, to Borrower's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

               (iv) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

          5.14 Employee Matters.
          ---------------------

          There is no strike or work stoppage in existence or threatened involving Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

          5.15 Solvency.
               --------

          From and after the Closing Date and upon the incurrence of any Obligations by any Loan Party on any date on which this representation is made, the Loan Parties, taken as a whole, will be Solvent.

          5.16 Matters Relating to Collateral.
               ------------------------------

          A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1L, 4.1M,
6.9 and 6.10 and (ii) the delivery to Agent of any Pledged Collateral not delivered to Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, including without limitation the Collateral subject to the Intercompany Collateral Documents and Beloit Collateral Documents, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements or equivalent filings delivered to Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements or equivalent filings filed by or on behalf of Agent.

          B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Agent pursuant to any of the Collateral Documents other than the Confirmation Order which has been obtained or (ii) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings, recordings or registrations contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

          C. Absence of Third-Party Filings. Except such as may have been filed or registered in favor of Agent as contemplated by subsection 5.16A and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 7.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any material part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any material part of the Intellectual Property Collateral is on file in the PTO or with any equivalent or similar Governmental Authority.

          D. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          E. Information Regarding Collateral. All information supplied to Agent by or on behalf of Borrower or any of its Subsidiaries with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

     5.17 Disclosure.
          ----------

          No representation or warranty of Borrower or any of its Subsidiaries contained in any Loan Document, any Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results. There are no facts known (or which could upon the reasonable exercise of diligence, reasonably be expected to be known) to Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

     5.18 Representations and Warranties in Related Agreements.
          ----------------------------------------------------

          Borrower has delivered to Lenders complete and correct copies of the Related Agreements, in each case as in effect as of the Closing Date, and of all exhibits and schedules thereto. The representations and warranties made by Borrower and its Subsidiaries contained in the Related Agreements are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and the Loan Parties have performed in all material respects all agreements and satisfied all conditions which the Related Agreements provide shall be performed or satisfied by the Loan Parties on or before the Closing Date.

     5.19 Permits.
          -------

          Each of the Loan Parties, prior to and after giving effect to the transactions contemplated by the Loan Documents and the Related Agreements, has such certificates, permits, licenses (including without limitation trademark and other Intellectual Property licenses), franchises, consents, approvals, authorizations and clearances that are material to the condition (financial or otherwise), business or operations of any Loan Party ("Permits") and is (and will be immediately after the consummation of such transactions) in compliance in all respects with all applicable laws as are necessary to own, lease or operate its properties and to conduct its businesses in the manner as presently conducted and to be conducted immediately after the consummation of such transactions, except where failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect; and all such Permits are valid and in full force and effect and will be valid and in full force and effect immediately upon consummation of such transactions, except for those where the failure to be valid or in effect could not reasonably be expected to result in a Material Adverse Effect. Each of the Loan Parties, prior to and after giving effect to such transactions, is and will be in compliance in all respects with its obligations under such Permits, except where failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits, except where such revocation or termination could not reasonably be expected to result in a Material Adverse Effect.

     5.20  Matters Relating to Company Bankruptcy Proceedings.
           --------------------------------------------------

           A. Plan of Reorganization. There have been no material modifications, amendments revisions or restatements of the Approved Plan of Reorganization. Any representation and warranty made by Borrower or any Debtor Subsidiary in the Approved Plan of Reorganization is accurate, true, correct and complete in all material respects as of the Closing Date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were accurate, true, correct and complete in all material respects as of such earlier date).

           B. Confirmation Order. The Confirmation Order is the final order of the Bankruptcy Court and has been entered by the Bankruptcy Court. All applicable periods concerning any appeal of the Confirmation Order, as entered by the Bankruptcy Court, have expired. The Confirmation Order has not been stayed pending any appeal, and no appeal or petition for review or for rehearing has been taken or is pending.

SECTION 6. BORROWER'S AFFIRMATIVE COVENANTS

           Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than contingent indemnification obligations) and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

     6.1  Financial Statements and Other Reports.
          --------------------------------------

          Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Agent and Lenders:

               (i)  Events of Default, etc.:  promptly upon any officer of
                    -----------------------
          Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, or (c) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

               (ii)  Monthly and Quarterly Financials:  as soon as available and
                     --------------------------------
          in any event within 30 days after the end of each month ending after the Closing Date and within 45 days after the end of each Fiscal Quarter (or, with respect to the fourth Fiscal Quarter, 90 days), for Fiscal Quarters ending after the Closing Date, (a) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such fiscal period and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared for such fiscal period, all in reasonable detail and certified by the chief financial officer or the chief accounting officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, provided that with respect to the delivery of such quarterly financial statements, Borrower may satisfy such requirements by the delivery of its Quarterly Report on Form 10-Q, and (b) a narrative report describing the operations of Borrower and its Subsidiaries in the form prepared for presentation to senior management for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period;

               (iii) Year-End Financials:  as soon as available and in any
                     -------------------
          event within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer or the chief accounting officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, provided that with respect to the delivery of such annual financial statements,

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

          Borrower may satisfy such requirements by the delivery of its Annual Report on Form 10-K produce the material described in this clause (a),
          (b) a narrative report describing the operations of Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Borrower and satisfactory to Agent, which report shall be unqualified about the ability of Borrower and its Subsidiaries to continue as a going concern and the scope thereof, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

               (iv) Pricing and Compliance Certificates:  together with each
                    -----------------------------------
          delivery of quarterly and annual financial statements of Borrower and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Borrower stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7; in addition, on or before the 45th day following the end of each Fiscal Quarter, a Pricing Certificate demonstrating in reasonable detail the calculation of the Consolidated Leverage Ratio as of the end of the four Fiscal Quarter period then ended;

               (v) Reconciliation Statements:  if, as a result of any change in
                   -------------------------
          accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such

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

          change, consolidated financial statements of Borrower and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Borrower setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

               (vi)   Accountants' Certification: together with each delivery of
                      --------------------------
          consolidated financial statements of Borrower and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause
          (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

               (vii)  Accountants' Reports: promptly upon receipt thereof
                      --------------------
          (unless restricted by applicable professional standards), copies of all reports submitted to Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Borrower and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

               (viii) SEC Filings and Press Releases: promptly upon their
                      ------------------------------
          becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its security holders or by any Subsidiary of Borrower to its security holders other than Borrower or another Subsidiary of Borrower, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any

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

          governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Borrower or any of its Subsidiaries to the public concerning material developments in the business of Borrower and its Subsidiaries taken as a whole;

               (ix)  Litigation or Other Proceedings: (a) promptly upon any
                     -------------------------------
          Officer of Borrower obtaining knowledge of (X) the institution of, or non-frivolous threat of, any Proceeding against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries not previously disclosed in writing by Borrower to Lenders or (Y) any material development in any Proceeding that, in any case:

                     (1) if adversely determined, has a reasonable possibility
               after giving effect to the coverage and policy limits of insurance policies issued to Borrower and its Subsidiaries of giving rise to a Material Adverse Effect; or

                     (2) seeks to enjoin or otherwise prevent the consummation
               of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

          written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Borrower or any of its Subsidiaries equal to or greater than $5,000,000, and promptly after request by Agent such other information as may be reasonably requested by Agent to enable Agent and its counsel to evaluate any of such Proceedings;

               (x)   ERISA Events: promptly upon becoming aware of the
                     ------------
          occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

               (xi)  ERISA Notices: with reasonable promptness, copies of (a)
                     -------------
          all notices received by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

               (xii) Financial Plans: as soon as practicable and in any event no
                     ---------------
          later than 30 days prior to the beginning of each Fiscal Year, a consolidated and consolidating plan and financial forecast for such Fiscal Year and the next four succeeding Fiscal Years (the "Financial Plan" for such Fiscal Years), including

          (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of Borrower and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal
                        --- -----
          Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated and consolidating statements of income and cash flows of Borrower and its Subsidiaries for each month of the first such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (c) the amount of forecasted unallocated overhead for each such Fiscal Year, and (d) such other information and projections as any Lender may reasonably request;

               (xiii)  Governing Body:  with reasonable promptness, written
                       --------------
          notice of any change in the Governing Body of Borrower or any of its Subsidiaries;

               (xiv)   Insurance: as soon as practicable and in any event by the
                       ---------
          last day of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by Borrower and its Subsidiaries in the immediately succeeding Fiscal Year and confirming the status of Agent as additional insured and/or loss payee under all such insurance to the extent required by subsection 6.4;

               (xv)    Environmental Audits and Reports: as soon as practicable
                       --------------------------------
          following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim in either case which could reasonably be expected to result in a Material Adverse Effect;

               (xvi)   New Subsidiaries:  promptly upon any Person becoming a
                       ----------------
          Subsidiary of Borrower or any Subsidiary of Borrower or any Subsidiary of Borrower or any of its Subsidiaries becoming an Immaterial Subsidiary of such Person, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary or Immaterial Subsidiary of Borrower or such Subsidiary of Borrower and (b) all of the data required to be set forth in Schedule 5.1
                                                              ------------
          annexed hereto with respect to all Subsidiaries of Borrower (it being understood that such written notice shall be deemed to supplement
          Schedule 5.1 annexed hereto for all purposes of this Agreement);
          ------------

               (xvii)  Material Contracts:  promptly, and in any event within 10
                       ------------------
          Business Days after any Material Contract of Borrower or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Borrower and its Subsidiaries taken as a whole, a written notice disclosing such termination or amendment;

               (xviii) Borrowing Base Certificates; Static Reserve:  as soon as
                       -------------------------------------------
          available and in any event within ten (10) Business Days after the last Business Day of each month ending after the Closing Date, a Borrowing Base Certificate dated as of the last Business Day of such month and certified by the chief financial officer or the chief accounting officer of Borrower to be true and correct in all material respects, including without limitation a report on cash held in the Deposit Accounts of the Foreign Loan Parties and a report on any outstandings by the Australian Loan Parties in excess of the amount of Indebtedness on which any required stamp tax has been paid, together with any additional schedules and other information as Agent may reasonably request (it being understood that (a) Borrower, in addition to such monthly Borrowing Base Certificates, may from time to time deliver to Agent and Lenders on any Business Day after the Closing Date a Borrowing Base Certificate dated as of such Business Day, together with any additional schedules and other information as Agent may reasonably request), and (b) the most recent Borrowing Base Certificate described in this clause (xviii) that is delivered to Agent shall be used in calculating the Borrowing Base as of any date of determination); and, within five (5) Business Days of any Officer of Borrower obtaining knowledge of the same, a written notice disclosing any material change in the Static Reserve then in effect; and

               (xix)  Other Information:  with reasonable promptness, such other
                      -----------------
          information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

     6.2  Existence, etc.
          --------------

          Except as permitted under subsection 7.7, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; provided, however, that neither Borrower nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Borrower, such Subsidiary or Lenders.

     6.3  Payment of Taxes and Claims; Tax.
          --------------------------------

          A. Borrower will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

          B. Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or any of its Subsidiaries).

     6.4  Maintenance of Properties; Insurance; Application of Net Insurance/
          -------------------------------------------------------------------
          Condemnation Proceeds.
          ---------------------

          A. Maintenance of Properties. Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Borrower and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

          B. Insurance. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage and bodily injury, and first party property damage including business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Agent, that names Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $50,000 and provides for at least 30 days prior written notice to Agent of any modification or cancellation of such policy.

          C.   Application of Net Insurance/Condemnation Proceeds.

               (i)  Business Interruption Insurance. Upon receipt by Borrower or
                    -------------------------------
          any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Borrower or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrower shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or

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

          the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B;

               (ii)  Casualty Insurance/Condemnation Proceeds. Upon receipt by
                     ----------------------------------------
          Borrower or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default shall have occurred and be continuing, Borrower shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) if an Event of Default shall have occurred and be continuing, Borrower shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.

               (iii) Net Insurance/Condemnation Proceeds Received by Agent.
                     -----------------------------------------------------
          Upon receipt by Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Borrower would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Agent shall, and Borrower hereby authorizes Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) to the extent the foregoing clause (a) does not apply and (1) the aggregate amount of such Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Agent in respect of any covered loss does not exceed $250,000, Agent shall deliver such Net Insurance/Condemnation Proceeds to Borrower, and Borrower shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received, and (2) if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Agent in respect of any covered loss exceeds $250,000, Agent shall hold such Net Insurance/Condemnation Proceeds pursuant to the terms of the Security Agreement and, so long as Borrower or any of its Subsidiaries proceeds diligently to repair, restore or replace the assets of Borrower or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received, Agent shall from time to time disburse to Borrower or such Subsidiary from the Collateral Account, to the extent of any such Net Insurance/Condemnation Proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Agent of invoices or other documentation reasonably satisfactory to Agent relating to the amount of costs so incurred and the work performed (including, if required by Agent, lien releases and architects' certificates); provided, however that if at any time Agent reasonably determines (A) that

          Borrower or such Subsidiary is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds then held by Agent for such purpose, together with funds otherwise available to Borrower for such purpose, Agent shall, and Borrower hereby authorizes Agent to, apply such Net Insurance/ Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.

     6.5  Inspection; Lender Meeting; UK Restructuring Presentation.
          ---------------------------------------------------------

          Borrower shall, and shall cause each of its Subsidiaries to, permit
(i) from time to time, which may be quarterly (or more often if desired by Agent during the continuance of an Event of Default or Potential Event of Default) unless Agent decides to the contrary, any authorized representatives designated by any Lender to visit, inspect and audit any of the properties of Borrower or any of its Subsidiaries, including its and their financial and accounting books and records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that representatives of Borrower may, if they so choose, be present at or participate in any such discussion), and
(ii) any authorized representatives designated by Agent to conduct at least two audits or appraisals of all Inventory, Accounts, machinery and equipment, Real Property Asset or Intellectual Property of Loan Parties during each twelve-month period after the Closing Date (exclusive of the audits and appraisals to in subsection 4.1O (collectively, the "Base Audit")), each such audit or appraisal to be substantially similar in scope and substance to the Base Audit, all upon reasonable notice and at such reasonable times during normal business hours. Without in any way limiting the foregoing, Borrower will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Borrower's corporate offices (or such other location as may be agreed to by Borrower and Agent) at such time as may be agreed to by Borrower and Agent. As a condition to Borrower requesting Agent's consent to the UK Restructuring, and prior to the implementation of any transaction included in the UK Restructuring, appropriate Officers of Borrower will make a presentation to Agent concerning all material provisions and details of the UK Restructuring, shall provide such other information to Agent concerning the UK Restructuring as Agent may reasonably request and shall provide responses to any questions concerning the UK Restructuring that Agent may submit.

     6.6  Compliance with Laws, etc.
          --------------------------

          Borrower shall, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to, comply with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

     6.7  Environmental Disclosure and Inspection.
          ---------------------------------------

          A. Borrower shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply in all material respects and cause
(i) all tenants under any leases or

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

occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply in all material respects with all Environmental Laws.

          B. Borrower agrees that Agent may, from time to time and in its reasonable discretion, retain, at Borrower's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Borrower or any of its Subsidiaries and, upon a reasonable belief that Borrower has breached any covenant or representation herein with respect to environmental matters or that there has been a material violation of Environmental Laws at any Facility or by Borrower or any of its Subsidiaries, to conduct its own reasonable investigation of such matter at any Facility currently owned, leased, operated or used by Borrower or any of its Subsidiaries, and Borrower agrees to use its best efforts to obtain permission for Agent's professional consultant to conduct its own investigation of any such matter at any Facility previously owned, leased, operated or used by Borrower or any of its Subsidiaries. Borrower hereby grants to Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated or used by Borrower or any of its Subsidiaries upon reasonable notice to Borrower to perform such assessments on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Borrower and Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Borrower and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this subsection 6.7B will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents.

          C. Borrower shall promptly advise Lenders in writing and in reasonable detail of (i) any material Release of any Hazardous Materials required to be reported to any federal, state or local Government Authority or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any material Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Borrower, any Subsidiary of Borrower or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, and (iv) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws.

          D. Borrower shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that could reasonably be expected to expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have a Material Adverse Effect and (ii) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations that could reasonably be expected to subject Borrower or any of its Subsidiaries to material additional obligations or requirements under Environmental Laws.

          E. Borrower shall, at its own expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

     6.8  Borrower's Remedial Action Regarding Hazardous Materials.
          --------------------------------------------------------

          Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply in all material respects with all applicable Environmental Laws and Governmental Authorizations. In the event Borrower or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Borrower or such Subsidiary shall conduct and complete such remedial action in compliance in all material respects with all applicable Environmental Laws, and in accordance in all material respects with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Borrower's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by Borrower or such Subsidiary.

     6.9  Execution of Loan Documents and Personal Property Collateral Documents
          ----------------------------------------------------------------------
          and Registration of Certain Collateral After the Closing Date.
          -------------------------------------------------------------

          A. Execution of Loan Documents and Personal Property Collateral Documents. In the event it is determined that any Domestic Subsidiary of Borrower (other than an Immaterial Subsidiary) existing on the Closing Date has not previously executed the Guaranty, or in the event that any Person becomes a Domestic Subsidiary of Borrower (other than an Immaterial Subsidiary) after the Closing Date, Borrower will promptly notify Agent of that fact and cause such Subsidiary to execute and deliver to Agent a counterpart of the Guaranty and Security Agreement, and, in either case, to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1L) as may be necessary or, in the opinion of Agent, desirable to create in favor of Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on substantially all of the personal and mixed property assets of such Domestic Subsidiary described in the applicable forms of Loan Documents and Collateral Documents.

          B. Foreign Subsidiaries. (1) Within ninety (90) days of the Closing Date, or such longer period of time as may be approved by Agent, with respect to lack of the first tier Foreign Subsidiaries designated as a pledged Foreign Subsidiary in Schedule 5.1, and within ninety (90) days after Agent's reasonable
              ------------
request with respect to any other first tier Foreign Subsidiary (other than an Immaterial Subsidiary) existing as of the Closing Date, and (2) in the event that any Person becomes first tier Foreign Subsidiary (other than an Immaterial Subsidiary) after the Closing Date, Borrower will promptly notify Agent of that fact and, in each case Borrower shall, or shall cause any Domestic Subsidiary which is the direct parent of such Foreign Subsidiary to, execute and deliver to Agent such documents and instruments and take

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

such further actions (including actions, documents and instruments comparable to those described in subsection 4.1L) as may be necessary, or in the reasonable opinion of Agent, desirable to create in favor of Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on 66% of the capital stock of such Foreign Subsidiary. At any time that the pledge of the additional 34% (or such other portion) of the capital stock of any first tier Foreign Subsidiary of Borrower or any Domestic Subsidiary of Borrower would not result in the possibility of a deemed dividend under Section 956 of the Internal Revenue Code, Borrower or Domestic Subsidiary shall cause such capital stock to be pledged to, and subject to a First Priority Lien in favor of, Agent for the benefit of Lenders as further security for the performance of the Obligations hereunder, all pursuant to such Collateral Documents as may be acceptable in form and substance to Agent.

          C. Subsidiaries of Foreign Loan Parties. In the event that any Person becomes a Foreign Loan Party or a Subsidiary of a Foreign Loan Party (other than an Immaterial Subsidiary) after the Closing Date, Borrower will promptly notify Agent of that fact and cause such Foreign Loan Party or Subsidiary to execute and deliver to Borrower counterparts of, or such additional, Intercompany Notes, Intercompany Note Guaranties and Intercompany Collateral Documents, and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1L) as may be necessary or, in the opinion of Agent, desirable to create in favor of Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Foreign Loan Party or such Subsidiary of such Foreign Loan Party.

          D. Subsidiary Organizational Documents, Legal Opinions, Etc. Borrower shall deliver to Agent, together with such Loan Documents delivered pursuant to this subsection 6.9, (i) certified copies of such Subsidiary's Organizational Documents, together with, if such Subsidiary is a Domestic Subsidiary, a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Agent,
(ii) a certificate executed by the secretary or similar officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iii) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Agent and its counsel.

          E. Registration of Certain Intellectual Property Collateral, Etc. Within 75 days after the Closing Date, Borrower shall cause certain Intellectual Property used in the operation of the business of Borrower's United Kingdom Subsidiaries, as identified by Agent, to be properly registered in the name of Joy Mining Machinery Ltd., and all necessary or desirable filings and registrations to be duly made in connection therewith. Borrower shall notify Agent upon the completion of such registrations and thereafter shall promptly take such action and execute such Collateral Documents (including actions, documents and instruments comparable to those described in subsection 4.1L) as may be necessary, or in the reasonable opinion of Agent, desirable to create or continue in favor of Agent, for the benefit of Lenders, a valid and perfected First Priority Lien in such Intellectual Property.

6.10        Matters Relating to Additional Real Property Collateral;
            --------------------------------------------------------
            Headquarters Sale.
            -----------------

            A. Conforming Leasehold Interests. To the extent Borrower shall not have delivered to Agent a fully executed and notarized Mortgage on the Closing Date with respect to any Leasehold Property designated as a Closing Date Mortgaged Property, Borrower shall continue to use its best efforts to obtain a Mortgage on such Leasehold Property. If Borrower or any of its Subsidiaries acquires any Leasehold Property (unless otherwise permitted by Agent in its reasonable discretion), Borrower shall, or shall cause such Subsidiary to, cause such Leasehold Property to be a Conforming Leasehold Interest.

            B. Additional Mortgages, Etc. From and after the Closing Date, in the event that (i) any Loan Party acquires any fee or freehold interest in real property or any Leasehold Property with a fair market value in excess of $1,000,000 (unless otherwise permitted by Agent in its reasonable discretion) or
(ii) at the time any Person becomes a Loan Party, such Person owns or holds any fee or freehold interest in real property or any Leasehold Property with a fair market value in excess of $1,000,000, in the case of clause (ii) above, excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or then-existing senior lienholder, where Borrower and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "Additional Mortgaged Property"), such Loan Party shall deliver to Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Loan Party, as the case may be, a fully executed and notarized Mortgage (an "Additional Mortgage"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, appraisal, documents, title insurance, environmental reports that would have been delivered on the Closing Date if such Additional Mortgaged Property were a Closing Date Mortgaged Property or that may be reasonably required by Agent.

            C. Real Estate Appraisals. Borrower shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Agent in its discretion).

            D. Headquarters Sale. In the event that the Headquarters Sale has not closed and the proceeds therefrom shall not have been received by Borrower or a Subsidiary of Borrower within six (6) months after the Closing Date, the Real Property Asset described in the

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

definition of "Headquarters Sale" in subsection 1.1 of this Agreement shall be deemed to be an Additional Mortgaged Property and shall be subject to the provisions of subsection 6.10B hereof.

            E. Longwall Properties. Within 30 days of the Closing Date, Joy Technologies, Inc. shall have encumbered the real properties transferred to it by American Longwall Face Conveyors, Inc. and American Longwall Roof Supports, Inc. in favor of Agent as Additional Mortgaged Properties hereunder and such properties shall be subject to the provisions of subsection 6.10B hereof.

            6.11 Revised UCC Article 9. With respect to any jurisdiction in
                 ---------------------
which Revised Article 9 of the UCC is not in effect as of the Closing Date, promptly after the effective date of Revised Article 9 in each applicable jurisdiction the Loan Parties shall deliver to Agent opinions of counsel (which opinions shall be reasonably satisfactory in form and substance to Agent) in such jurisdictions to the effect that, after the respective effective date of Revised Article 9, the security interests of Agent securing the Obligations of the Loan Parties hereunder and under the other Loan Documents are perfected security interests under applicable law.

Section 7.       BORROWER'S NEGATIVE COVENANTS

                 Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than contingent indemnification obligations) and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

            7.1  Indebtedness.
                 ------------

                 Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                    (i) Borrower may become and remain liable with respect to the Obligations;

                    (ii) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection
          7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                    (iii) Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital Leases are permitted under the terms of
          --------
          subsection 7.9;

                    (iv) (A) Borrower and any Guarantor may become and remain liable with respect to Indebtedness to Borrower and any Guarantor; (B) any Foreign Loan Party may become and remain liable with respect to any Indebtedness to any other Foreign Loan Party; (C) Subsidiaries of Borrower which are not Guarantors or Foreign Loan Parties may become and remain liable with respect to Indebtedness to Borrower, a Guarantor or a Foreign Loan Party in an aggregate amount, which together with the aggregate Investments made by Borrower, Guarantors and Foreign Loan Parties pursuant to subsection 7.3(vii), does not exceed $4,000,000; (D) Subsidiaries of Borrower which are not Guarantors or Foreign Loan Parties may become and remain liable with respect to Indebtedness to other Subsidiaries of Borrower which are not Guarantors or Foreign Loan Parties; provided that in the case of the foregoing clause (A)-(D) (1) all such intercompany Indebtedness shall be evidenced by promissory notes (in form and substance reasonably acceptable to Agent) that are pledged to Agent pursuant to the terms of the applicable Collateral Document, (2) all such intercompany Indebtedness owed by Borrower or any Guarantor shall be subordinated in right of payment to the payment in full of the Obligations, or the Guaranteed Obligations, as the case may be, pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (3) any payment by any Subsidiary of Borrower under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made; (E) each Foreign Loan Party may become and remain liable with respect to Indebtedness owed to Borrower, which Indebtedness is evidenced by an Intercompany Note, guaranteed by the Intercompany Note Guaranties and secured by the Intercompany Collateral Documents pursuant to the provisions of this Agreement, provided that the rate at which any such Indebtedness bears interest shall not be less than, on a weighted average basis, the rate at which the Loans bear interest; and (F) Borrower, any Guarantor and any Foreign Loan Party may become liable with respect to Indebtedness to any Subsidiary which is not a Guarantor or Foreign Loan Party; provided that all such intercompany Indebtedness owed by
                      --------
          Borrower, any Guarantor and any Foreign Loan Party shall be subordinated in right of payment to the payment in full of the Obligations, any payment under the Guaranty or any payment by a Foreign Loan Party under any Intercompany Note or Intercompany Note Guaranty;

                    (v) Borrower and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1
                                                                  ------------
          annexed hereto;

                    (vi) Borrower may become and remain liable with respect to the New Senior Debt, in the form and on the terms approved by Agent pursuant to subsection 4.1Q;

                    (vii) Borrower and its Subsidiaries may become liable with respect to Indebtedness described in subsection 7.2A(iv) in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;


                    (viii) Borrower and its Subsidiaries may become and remain liable with respect to other unsecured Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

                    (ix) Borrower's South African Subsidiaries may become and remain liable with respect to Indebtedness in a principal amount not to exceed $15,000,000 outstanding at any time and Borrower's Chilean Subsidiaries may become and remain liable with respect to Indebtedness in a principal amount not to exceed $25,000,000 outstanding at any time; and

                    (x) (A) To the extent approved by Agent in its discretion, the Australian Joy Loan Parties may become and remain liable with respect to an unsecured overdraft credit facility and the Australian P&H Loan Parties may become and remain liable with respect to an unsecured overdraft credit facility in an aggregate principal amount for both such Foreign Loan Parties not to exceed $3,000,000; and (B) the UK Loan Parties may become and remain liable with respect to certain credit facilities provided by National Westminster Bank plc in the ordinary course of such UK Loan Parties' business consistent with past practices, including without limitation a BACS facility, a DTEL facility and LNC car contracts, but excluding any foreign currency exchange or similar facilities, for a period of 90 days from the Closing Date or such longer period of time as may be approved by Agent and with such reserves as may be required by Agent, in an aggregate amount for all such facilities not to exceed $5,000,000.

     7.2  Liens and Related Matters.
          -------------------------

          A. Prohibition on Liens. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

                    (i)    Permitted Encumbrances;

                    (ii) Liens granted pursuant to the Collateral Documents and the Intercompany Collateral Documents;

                    (iii)  Liens described in Schedule 7.2 annexed hereto;

                    (iv) Liens on any asset existing at the time of acquisition of such asset by Borrower or any Subsidiary thereof, or Liens to secure the payment of all or any part of the purchase price of an asset upon the acquisition of such asset by Borrower or a Subsidiary thereof or to secure any Indebtedness permitted hereby incurred by Borrower or a Subsidiary thereof at the time of or with ninety days after the acquisition of such asset, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof, in each case to the extent permitted by Agent; provided, however, that the Lien shall apply only to the asset so acquired; and provided further that the aggregate of all amounts secured by such Liens shall not exceed $10,000,000 at any time;

                    (v) Liens evidencing Capital Leases permitted by subsection 7.1; and

                    (vi) Other Liens securing Indebtedness in an aggregate amount not to exceed $1,000,000 at any time outstanding.

          B. Equitable Lien in Favor of Lenders. If Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

          C. No Further Negative Pledges. Except (i) with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, (ii) as contained in licenses or leases with respect to the property licensed or leased thereby entered into in the ordinary course of business, and (iii) to the extent provided in the New Senior Debt, neither Borrower nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

          D. No Restrictions on Subsidiary Distributions to Borrower or Other Subsidiaries. Except as provided herein, Borrower will not, nor will it permit any of its Subsidiaries (except Borrower's South African Subsidiaries with respect to the Indebtedness permitted pursuant to subsection 7.1(ix)) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to
(i) pay dividends or make any other distributions on any of such Subsidiary's capital stock or other ownership interests owned by Borrower or any other Subsidiary of Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (iii) make loans or advances to Borrower or any other Subsidiary of Borrower, or (iv) transfer any of its property or assets to Borrower or any other Subsidiary of Borrower.

     7.3  Investments; Acquisitions.
          -------------------------

          Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or capital stock or other ownership interests of any Person, or any division or line of business of any Person except:

                    (i) Borrower and its Subsidiaries may make and own Investments in Cash Equivalents;

                    (ii) Borrower and Guarantors may make and own additional Investments in Subsidiaries that are Guarantors or in Borrower; any Foreign Loan Party may make and own Investments in any other Foreign Loan Party in the same Approved Jurisdiction (except for Investments by any Australian Joy Loan Party in any Australian P&H Loan Party and any Investment by any Australian P&H Loan Party in any Australian Joy Loan Party), in any other Foreign Subsidiary to the extent a part of the UK Restructuring or as otherwise permitted pursuant to subsection 7.1(iv); any Subsidiary which is not a Guarantor or Foreign Loan Party may make and own Investments in Borrower, any Guarantor and any Foreign Loan Party or any other Subsidiary which is not a Guarantor or a Foreign Loan Party;

                    (iii) Borrower may make and own Intercompany Loans to Foreign Loan Parties to the extent permitted under subsection 7.1(iv); Borrower may make Intercompany Loans to Beloit under the Beloit Note in an aggregate initial principal amount which does not exceed $15,000,000 and may own any collateral recovered as a result of the foreclosure thereof, including without limitation the APP Note;

                    (iv) Borrower and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

                    (v) Borrower and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed
                                                     ------------
          hereto;

                    (vi) Borrower and its Domestic Subsidiaries may acquire assets (including capital stock or other ownership interests) having a fair market value not in excess of $500,000 in any one Fiscal Year and $3,000,000 in the aggregate and continue to own such assets after the acquisition thereof; provided that Borrower shall, and shall cause its Subsidiaries to, comply with the requirements of subsections 6.9 and
          6.10 with respect to each such acquisition that results in a Person becoming a Subsidiary;

                    (vii) Borrower, any Guarantor and any Foreign Loan Party may make and own additional Investments in Subsidiaries which are not Guarantors or Foreign Loan Parties; provided that (a) the aggregate
                                              --------
          amount of all such Investments made after the Closing Date, together with the aggregate amount of Indebtedness of such Subsidiaries under subsection 7.1(iv)(C), does not exceed $4,000,000 in the aggregate outstanding at any time;

                    (viii) Borrower and its Subsidiaries may make and maintain Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business;

                    (ix) Borrower and its Subsidiaries may make and own Investments permitted under subsection 7.7(iv); and

                    (x) Borrower may make Investments in Lender Interest Rate Agreements pursuant to the terms of this Agreement.

     7.4  Contingent Obligations.
          ----------------------

          Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                    (i) Subsidiaries of Borrower may become and remain liable with respect to Contingent Obligations in respect of the Guaranty and the Intercompany Note Guaranties;

                    (ii) Borrower may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

                    (iii) Borrower may become and remain liable with respect to Contingent Obligations under Hedge Agreements in an aggregate notional principal amount not to exceed the amount of the liabilities so hedged, provided that Borrower shall not become or remain liable with respect to Lender Interest Rate Agreements that are Hedge Agreements of the type described in clause (ii) of the definition of "Interest Rate Agreements" in subsection 1.1 (A) to the extent that the aggregate Mark-to-Market Adjustment Amount of all such Hedge Agreements would exceed $10,000,000 and (B) unless the Mark-to-Market Adjustment Amount is supported by a Standby Letter of Credit satisfactory to the applicable Interest Rate Exchanger;

                    (iv) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets (including sales of inventory and provision of services in the ordinary course of business of Borrower and its Subsidiaries);

                    (v) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries in an aggregate amount not to exceed at any time $1,000,000;

                    (vi) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Borrower or any of its Subsidiaries permitted by subsection 7.1; provided however that no Subsidiary of Borrower may
                          -------- -------
          become and remain liable with respect to Contingent Obligations in respect of Indebtedness of Borrower permitted under subsection 7.1(vi) unless such Subsidiary is also a Guarantor of the Obligations;

                    (vii) Borrower may become and remain liable with respect to Contingent Obligations related to its South African Subsidiaries in an aggregate amount not to exceed $15,000,000 at any time; and

                    (viii) Borrower and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in
          Schedule 7.4 annexed hereto.
          ------------

     7.5  Restricted Junior Payments.
          --------------------------

          Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Borrower may (i) make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.15, (ii) may make regularly scheduled payments of interest in respect of the New Senior Debt, (iii) may repurchase stock of Borrower owned by an employee or director thereof in an aggregate amount not to exceed $1,000,000 in any Fiscal Year or $5,000,000 for all such repurchases since the Closing Date, and (iv) may purchase stock of Borrower by way of a cashless exercise of options thereunder.

     7.6  Financial Covenants.
          -------------------

          A. Minimum Interest Coverage Ratio. Borrower shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for any four-Fiscal Quarter period (or such shorter period as may be indicated below) ending during any of the periods set forth below to be less than the correlative ratio indicated:


                    Period                                     Minimum Interest
                    ------                                      Coverage Ratio
                                                                --------------


One Fiscal Quarter period ending on the last
day of the 4/th/ Fiscal Quarter, Fiscal Year 2001                  4.75:1.00

Two Fiscal Quarter period ending on the last
day of the 1st Fiscal Quarter, Fiscal Year 2002                    5.00:1.00

Three Fiscal Quarter period ending on the
last day of the 2/nd/ Fiscal Quarter, Fiscal Year 2002             5.00:1.00

Four Fiscal Quarter period ending on the last
day of the 3/rd/ Fiscal Quarter, Fiscal Year 2002                  5.00:1.00

Each four Fiscal Quarter period ending on the
last day of each Fiscal Quarter thereafter                         5.00:1.00

          B. Maximum Leverage Ratio. Borrower shall not permit the Consolidated Leverage Ratio as at any date during any of the periods set forth below to exceed the correlative ratio indicated:


                    Period                                Maximum Consolidated
                    ------                                   Leverage Ratio
                                                             --------------

From the Closing Date to the last day of Fiscal Year 2001      3.50:1.00

From the first day of Fiscal Year 2002 to the last day
of the third Fiscal Quarter of Fiscal Year 2002                3.00:1.00

From the first day of the fourth Fiscal
Quarter of Fiscal Year 2002 to the Revolving
Loan Commitment Termination Date                               2.50:1.00


          C. Minimum Consolidated EBITDA. Borrower shall not permit Consolidated EBITDA for any four-Fiscal Quarter period (or such shorter period as may be indicated below) ending as of the last day of any Fiscal Quarter occurring during any of the periods set forth below to be less than the correlative amount indicated:


                    Period                                       Minimum
                    ------                                  Consolidated EBITDA
                                                            -------------------

One Fiscal Quarter period ending on the last
day of the 3/rd/ Fiscal Quarter, Fiscal Year 2001              $ 25,000,000

Two Fiscal Quarter period ending on the last
day of the 4/th/ Fiscal Quarter, Fiscal Year 2001              $ 65,000,000

Three Fiscal Quarter period ending on the
last day of the 1/st/ Fiscal Quarter, Fiscal Year 2002         $ 90,000,000

Four Fiscal Quarter period ending on the last
day of the 2/nd/ Fiscal Quarter, Fiscal Year 2002              $125,000,000

Each four Fiscal Quarter period ending on the
last day of each Fiscal Quarter thereafter                     $130,000,000

     7.7  Restriction on Fundamental Changes; Asset Sales.
          -----------------------------------------------

          Borrower shall not, nor shall it permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Borrower or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and stock or other ownership interests of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

               (i) any Subsidiary of Borrower may be merged with or into Borrower or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor; provided that, in the case of such a merger, Borrower or such Guarantor shall be the continuing or surviving Person; any Foreign Loan Party may be merged with or into any other Foreign Loan Party in the same Approved Jurisdiction (except for any merger by any Australian Joy Loan Party with or into any Australian P&H Loan Party and any merger by any Australian P&H Loan Party with or into any Australian Joy Loan Party) or into any other Foreign Loan Party to the extent a part of the UK Restructuring, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Foreign Loan Party in the same Approved Jurisdiction (except for any such transaction between any Australian Joy Loan Party and any Australian P&H Loan Party); any Immaterial Subsidiary may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or series of transactions, to Borrower, any Guarantor, any other Immaterial Subsidiary or any Foreign Loan Party;

               (ii) Borrower and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

               (iii) Borrower and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business, and may make the Headquarters Sale;

               (iv) Borrower and its Subsidiaries may make Asset Sales resulting in Net Asset Sale Proceeds not in excess of $5,000,000 in any Fiscal Year or $15,000,000 in the aggregate from the Closing Date through the date of determination; provided that (x) the consideration received for such assets shall be in an amount at least equal to the greater of (i) the fair market value thereof, and (ii) the appraised value thereof (as determined by Agent); (y) at least seventy-five percent (75%) of the consideration received shall be cash, provided that all non-cash consideration and promissory notes and other evidence of any obligation of the purchaser to make future payments in connection with such sale shall be pledged to, and subject to a First Priority Lien in favor of, Agent for the benefit of Lenders pursuant to the Collateral Documents, and further provided that such non-cash consideration shall not exceed $1,000,000 in the aggregate outstanding at any time; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a) or subsection 2.4D;

               (v) Borrower and its Subsidiaries may make exchanges or trade-ins of machinery and equipment, provided that the cash proceeds from any such transaction shall be applied as required by subsection 2.4B(iii)(a) or subsection 2.4D; and

               (vi) Borrower or a Subsidiary may sell or dispose of shares of capital stock or other equity Securities of any of its Subsidiaries, in order to qualify members of the Governing Body of the Subsidiary if required by applicable law.

     7.8  Consolidated Capital Expenditures.
          ---------------------------------

          Borrower shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures (excluding Net Insurance/Condemnation Proceeds to the extent used by Borrower or any of its Subsidiaries pursuant to the terms of subsection 6.4C to restore or replace the assets in respect of which such Net Insurance/Condemnation Proceeds have been paid), in any Fiscal Year, in an aggregate amount in excess of $35,000,000 for Fiscal Years 2001 and 2002 and $30,000,000 in any other Fiscal Year (the "Maximum Consolidated Capital Expenditures Amount"); provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, but in no event more than $15,000,000 of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year.

     7.9  Restriction on Leases.
          ---------------------

          Borrower shall not, nor shall it permit any of its Subsidiaries to,
(i) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between or among Borrower and its wholly-owned Guarantors), or (ii) cause or permit the liability of Borrower or Subsidiary under or in respect of such lease to increase by any material amount, in each case unless, immediately after giving effect to such incurrence of or increase in liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current or any future period of 12 consecutive calendar months shall not exceed $15,000,000.

     7.10 Sales and Lease-Backs.
          ---------------------

          Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Borrower or any Guarantor) or (ii) which Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower or any of its Subsidiaries to any Person (other than Borrower or any Guarantor) in connection with such lease; provided that Borrower and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Borrower or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 7.9.

     7.11 Sale or Discount of Receivables.
          -------------------------------

          Except for Permitted Discount Receivable Sales, Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

     7.12 Transactions with Shareholders and Affiliates.
          ---------------------------------------------

          Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Borrower or with any Affiliate of Borrower or of any such holder, on terms that are less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Borrower and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries and (ii) reasonable and customary fees paid to members of the Governing Bodies of Borrower and its Subsidiaries.

     7.13 Disposal of Subsidiary Stock.
          ----------------------------

          Except pursuant to the Collateral Documents and except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsections 7.7(iv) and 7.7(vi), Borrower shall not:

               (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

               (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Borrower, another wholly-owned Guarantor, or to qualify directors if required by applicable law.

     7.14 Conduct of Business.
          -------------------

          From and after the Closing Date, Borrower shall not, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Borrower and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

     7.15 Amendments or Waivers of Certain Agreements; Amendments of Documents
          --------------------------------------------------------------------
          Relating to Subordinated Indebtedness.
          -------------------------------------

          A. Amendments or Waivers of Certain Agreements. Neither Borrower nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreements (other than any agreement evidencing or governing any Subordinated Indebtedness) after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

          B. Amendments of Documents Relating to Subordinated Indebtedness. Borrower shall not, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Borrower or Lenders.

     7.16 Fiscal Year.
          -----------

          Borrower shall not change its Fiscal Year-end from October 31.

     7.17 Deposit Accounts.
          ----------------

          Borrower shall not, nor shall it permit any Guarantor to, maintain any Deposit Account which is not a Lock Box Account or a Concentration Account or a disbursement account under the exclusive dominion and control of Agent. Notwithstanding the foregoing, with the prior approval of Agent, Borrower and any Guarantor shall be permitted to maintain demand deposit accounts for purposes of effecting its various daily operating disbursements, provided that Agent is granted a perfected security interest in any such account on terms reasonably satisfactory to Agent within 30 days after the Closing Date, unless otherwise approved by Agent. With respect to Foreign Loan Parties, (a) Borrower has delivered to Agent as of the Closing Date a correct and complete listing of all Deposit Accounts maintained by each Foreign Loan Party, (b) after the Closing Date, no Foreign Loan Party shall open any new Deposit Account or close any existing Deposit Account without the prior written approval of

Agent, (c) the Foreign Loan Parties in any Approved Jurisdiction shall not maintain more than $10,000,000 in the aggregate in such Foreign Loan Parties' Deposit Accounts for a period in excess of fourteen (14) days without the prior written approval of Agent and (d) Borrower shall not permit any Foreign Loan Party to maintain any Deposit Account which is not subject to the provisions of subsection 2.11.

     7.18   Restrictions on HULC.
            --------------------

            Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, except to the extent a part of the UK Restructuring: make or permit to exist any loan (other than any intercompany loans to the extent outstanding on the Closing Date) from Borrower or such Subsidiary to, or otherwise accept, any Indebtedness of HULC; make or own any Investment in HULC; become or remain liable with respect to any Contingent Obligation or other contingent liability in respect of HULC; or sell or otherwise transfer any of its property or assets to HULC. HULC shall not create or permit to exist any Lien or other claim in favor of any third party on any of its assets or revenues and shall not create or permit to exist any Indebtedness or other liabilities, contingent or otherwise, except to the extent a part of the UK Restructuring and other than any liabilities under any intercompany notes to Borrower and its Subsidiaries and tax liabilities to the extent permitted pursuant to subsections
5.7 and 6.3.

Section 8.  EVENTS OF DEFAULT

            If any of the following conditions or events ("Events of Default") shall occur:

     8.1    Failure to Make Payments When Due.
            ---------------------------------

            Failure by Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrower to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

     8.2    Default in Other Agreements.
            ---------------------------

                 (i) Except to the extent a part of the UK Restructuring with respect to certain intercompany Indebtedness, failure of Borrower or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $500,000 or more or with an aggregate principal amount of $1,000,000 or more, in each case beyond the end of any grace period provided therefor (or, in the case of any such Indebtedness that is intercompany Indebtedness, beyond thirty (30) days after such failure); or

                 (ii) breach or default by Borrower or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or

            Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

     8.3    Breach of Certain Covenants.
            ---------------------------

            Failure of Borrower to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

     8.4    Breach of Warranty.
            ------------------

            Any representation, warranty, certification or other statement made by Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrower or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

     8.5    Other Defaults Under Loan Documents.
            -----------------------------------

            Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Officer of Borrower or such Subsidiary becoming aware of such default or (ii) receipt by Borrower of notice from Agent or any Lender of such default; or

     8.6    Involuntary Bankruptcy; Appointment of Receiver, etc.
            ----------------------------------------------------

                 (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) in an involuntary case under the Bankruptcy Code or under any other Insolvency Laws which decree or order is not stayed; or any other similar relief shall be granted under any applicable Insolvency Laws; or

                 (ii) an involuntary case shall be commenced against Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) under the Bankruptcy Code or under any other Insolvency Laws; or a decree or order of a court having jurisdiction in the premises for the appointment of an administrator, a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries), and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

     8.7    Voluntary Bankruptcy; Appointment of Receiver, etc.
            --------------------------------------------------

                 (i) Except in connection with the Company Bankruptcy Proceeding, Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other Insolvency Laws, or shall consent to or petition for the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall make any assignment for the benefit of creditors; or

                 (ii) Borrower or any of its Subsidiaries (other than Immaterial
            Subsidiaries) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

     8.8    Judgments and Attachments.
            -------------------------

            Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 or (ii) in the aggregate at any time an amount in excess of $2,500,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

     8.9    Dissolution.
            -----------

            Any order, judgment or decree shall be entered against Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) decreeing the dissolution or split up of Borrower or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

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

     8.10   Employee Benefit Plans.
            ----------------------

            There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as set forth in the most recent valuation report), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $50,000,000.

     8.11   Change in Control.
            -----------------

            A Change in Control shall have occurred; or

     8.12   Invalidity of Any Guaranty.
            --------------------------

            Any Guaranty or any Intercompany Note Guaranty or Beloit Note Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party contests the validity or enforceability of any Loan Document in writing or denies in writing that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or

     8.13   Failure of Security.
            -------------------

            Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or Agent shall not have or cease to have a valid and perfected First Priority Lien in the Collateral; or

     8.14   Failure to Consummate Reorganization and Other Transactions.
            -----------------------------------------------------------

            The reorganization of Borrower and Debtor Subsidiaries as contemplated in the Approved Plan of Reorganization, or any of the other transactions to be consummated on or prior to the Closing Date pursuant to the Loan Documents or the Related Agreements shall not be consummated in accordance with this Agreement and the applicable Related Agreements on or prior to the Closing Date; or such reorganization or any of the other such transactions shall be unwound, reversed or otherwise rescinded in whole or in material part for any reason:

            THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit

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

and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrower, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

            Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

            Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Borrower, and such provisions shall not at any time be construed so as to grant Borrower the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

Section 9.  AGENT

        9.1 Appointment.
            -----------

            A. Appointment of Agent. BTCo is hereby appointed Agent hereunder and under the other Loan Documents. Each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. Each Interest Rate Exchanger (i) hereby appoints Agent to act as agent in connection with the applicable Lender Interest Rate Agreement, it being understood and agreed by each Interest Rate Exchanger that it shall have no right individually to enforce any remedy in connection with any Lender Interest Rate Agreement, and (ii) hereby agrees to indemnify Agent pursuant to subsection 9.4A in connection with actions taken (or not taken) by Agent in connection therewith. The provisions of this Section 9 are solely for the benefit of Agent and Lenders and neither Borrower nor any of its Subsidiaries shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this

Agreement, Agent (other than as provided in subsection 2.1E) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries.

            B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Agent reasonably deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

            In the event that Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Agent shall be deemed to be references to Agent and/or such Supplemental Collateral Agent, as the context may require.

            Should any instrument in writing from Borrower or any of its Subsidiaries be required by any Supplemental Collateral Agent so appointed by Agent for more fully and certainly vesting in and confirming to him, her or it such rights, powers, privileges and duties, Borrower shall, or shall cause its Subsidiaries to, execute, acknowledge and deliver any and all such instruments promptly upon request by Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Agent until the appointment of a new Supplemental Collateral Agent.

     9.2    Powers and Duties; General Immunity.
            -----------------------------------

            A. Powers; Duties Specified. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

          B. No Responsibility for Certain Matters. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Borrower to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

          C. Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's gross negligence or willful misconduct. Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

            D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

     9.3    Independent Investigation by Lenders; No Responsibility For
            -----------------------------------------------------------
            Appraisal of Creditworthiness.
            -----------------------------

            Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

     9.4    Right to Indemnity.
            ------------------

            A. Indemnity to Agent. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent and the officers, directors, employees, agents, attorneys, professional advisors and affiliates of Agent to the extent that any such Person shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agent) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or any other such Persons in exercising the powers, rights and remedies of Agent or performing duties of Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent or any other such Person for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

            B. Indemnity to Security Trustee. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify The Law Debenture Trust Corporation p.l.c.

("LDTC"), as security trustee under a Security Trust Deed (the "Security Trust Deed") dated on or about the date of this Agreement among Borrower, Agent, LDTC and Harnischfeger Industries Limited in relation to that certain Debenture (the "Debenture") dated on or about the date of this Agreement between Harnischfeger Industries Limited, the additional chargors which are party thereto and LDTC and any other documents entered into by LDTC in connection therewith, and the officers, directors, employees, agents, attorneys, professional advisors and affiliates of LDTC, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by LDTC) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against LDTC or any other such Persons, in exercising the powers, rights and remedies of LDTC or performing duties of LDTC pursuant to the Security Trust Deed or the Debenture or in any way relating to or arising out of the Security Trust Deed or the Debenture or the other documents or instruments relating thereto, to the same extent of the indemnity granted to Agent pursuant to subsection 9.4A. This subsection 9.4B shall not be amended, modified, revised or terminated without the prior written approval of LDTC.

     9.5    Successor Agent.
            ---------------

            Agent may, without the consent of any Lender or Borrower, resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrower. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Borrower and if no Potential Event of Default or Event of Default has occurred and is continuing, Borrower's consent thereto (which shall not be unreasonably withheld, conditioned or delayed), to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     9.6    Collateral Documents and Guaranties.
            -----------------------------------

            Each Lender hereby further authorizes Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and Guaranty; provided that Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document, Guaranty, Intercompany Note, Intercompany Note Guaranty, Intercompany Collateral Document, Beloit Note, Beloit Note Guaranty or Beloit Collateral Document or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, such higher percentage of or all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or

(b) release any Guarantor from the applicable Guaranty or Foreign Loan Party from the applicable Intercompany Guaranty or any guarantor from the Beloit Note Guaranty if all of the capital stock or other ownership interests of such Guarantor or Foreign Loan Party or other guarantor is sold to any Person (other than an Affiliate of Borrower) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document to enforce any Guaranty or Intercompany Guaranty or Beloit Note Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties or Intercompany Guaranty or Beloit Note Guaranty may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale, Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale.

     9.7    Agent May File Proofs of Claim.
            ------------------------------

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or any of the Subsidiaries of Borrower, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                 (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agent and their agents and counsel and all other amounts due Lenders and Agent under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

                 (ii) to collect and receive any moneys or other property
            payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under subsections 2.3 and 10.2 hereof.

             Nothing herein contained shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10.  MISCELLANEOUS

       10.1  Successors and Assigns; Assignments and Participations in Loans and
             -------------------------------------------------------------------
             Letters of Credit.
             -----------------

             A. General. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 10.1). None of Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrower without the prior written consent of all Lenders (and any attempted assignment or transfer by Borrower without such consent shall be null and void). No sale, assignment or transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

             B.     Assignments.

                    (i)    Amounts and Terms of Assignments. Any Lender may
                           --------------------------------
             assign to one or more other Lenders, Affiliates of Lenders, Affiliated Funds of Lenders or, as reasonably approved by Agent and, provided no Potential Event of Default or Event of Default is then continuing, Borrower, other Eligible Assignees, all or any portion of its rights and obligations under this Agreement; provided that (a) except (1) in the case of an assignment of the entire remaining amount of the assigning Lender's rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Affiliated Fund of a Lender, the aggregate amount of the Revolving Loan Exposure or Term Loan Exposure, as the case may be, of the assigning Lender and the assignee subject to each such assignment shall not be less than $3,000,000 (unless Agent otherwise consents, such consent not to be unreasonably withheld or delayed), (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, (c) the parties to each assignment shall execute and deliver to Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 (unless the assignee is an Affiliate or an Affiliated Fund of the assignor, in which case no fee shall be required), and the Eligible Assignee, if it shall not be a Lender, shall deliver to Agent information reasonably requested by Agent, including such forms, certificates or other

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

             evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii), and (d) except in the case of an assignment to another Lender, an Affiliate of a Lender or an Affiliated Fund of a Lender, Agent and, provided no Potential Event of Default or Event of Default is then continuing, Borrower shall have consented thereto. Upon such execution, delivery and consent, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV-A or
                                                            ------------
             Exhibit IV-B annexed hereto, as the case may be, with appropriate
             ------------
             insertions, to reflect the new Commitments and/or outstanding Revolving Loans and/or outstanding Term Loans, as the case may be, of the assignee and/or the assigning Lender. Other than as provided in subsection 10.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

                    (ii)   Acceptance by Agent; Recordation in Register. Upon
                           --------------------------------------------
             its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii), Agent shall, if Agent (and Borrower, if required) has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Borrower. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

             C. Participations. Any Lender may, without the consent of, or notice to, Borrower or Agent, sell participations to one or more banks or other entities in all or a portion of such Lender's rights and/or obligations under this Agreement; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or
(ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation. Subject to the further provisions of this subsection 10.1C, Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.6D and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 10.5 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under subsections 2.6D and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection 2.7 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with subsection 2.7B(iii) as though it were a Lender.

             D. Pledges and Assignments. Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

             E. Information. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

             F. Agreements of Lenders. Each Lender listed on the signature pages hereof hereby agrees (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the

Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the agreements of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

             G. Cooperation in Syndication Efforts. Borrower shall, and shall cause its Subsidiaries to, cooperate with Agent in its efforts to syndicate the credit facilities described herein and to effect the assignment of portions of Lenders' rights and obligations under this Agreement to Eligible Assignees. Without limiting the generality of the foregoing, Borrower shall, and shall cause its Subsidiaries to, participate in meetings with Lenders and prospective lenders, assist Agent in the preparation of a confidential memorandum concerning the credit facilities described in this Agreement to be used in connection with Agent's syndication efforts and to use commercially reasonable efforts to cause its professional advisors to provide all information concerning Borrower and its Subsidiaries as may be reasonably requested by Agent.

      10.2   Expenses.
             --------

             Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (i) all the actual and reasonable costs and expenses incurred by or on behalf of Agent of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Borrower (including any opinions reasonably requested by Agent or Lenders as to any legal matters arising hereunder) and of Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Agent on behalf of Lenders pursuant to any Loan Document, including filing, recording and registration fees, expenses and taxes, stamp or documentary taxes, search fees, costs of examining Collateral, opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), costs of title insurance premiums, real estate survey costs, and fees and taxes in connection with the filing of financing statements, costs of preparing and recording or registering Loan Documents, other fees, expenses and disbursements of counsel to Agent and of other counsel providing any opinions that Agent or Requisite Lenders may reasonably request in respect of the Loan Documents or the Liens created pursuant thereto, and fees and expenses of legal counsel to Agent; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Agent or its counsel) of obtaining and reviewing any appraisals provided for under this Agreement and any environmental audits or reports provided for under this Agreement; (vi) the costs incurred by Agent in connection with the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

      10.3   Indemnity.
             ---------

             In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, employees, agents and affiliates of Agent and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

             As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or any Related Agreement or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties)), or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.

             To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower shall contribute the maximum portion that its is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

      10.4   Set-Off; Security Interest in Deposit Accounts.
             ----------------------------------------------

             In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and consultation with Agent each Lender is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived (provided that Agent shall use its best efforts to notify Borrower promptly following any such set-off, appropriation or application), to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of such Lender to or for the credit or the account of Borrower and each other Loan Party against and on account of the obligations and liabilities of Borrower or any other Loan Party to that Lender (or any Affiliate of such Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Borrower hereby further grants to Agent and each Lender a security interest in all deposits and accounts maintained with Agent or such Lender as security for the Obligations.

      10.5   Ratable Sharing.
             ---------------

             Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or under any other Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such

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

recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

      10.6   Amendments and Waivers.
             ----------------------

             No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of (a) each Lender with Obligations directly affected (whose consent shall be required for any such amendment, modification, termination or waiver in addition to that of Requisite Lenders)
(1) reduce the principal amount of any Loan, (2) increase the maximum aggregate amount of Letters of Credit, (3) postpone the scheduled final maturity date (but not the date of any scheduled installment of principal) of any Loan, (4) postpone the date on which any interest or any fees are payable, (5) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder, (6) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit, (7) extend the expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date or (8) change in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; (b) each Lender, (1) change in any manner the definition of "Requisite Lenders" (except for any changes resulting solely from an increase in Commitments approved by Requisite Lenders), (2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) increase the maximum duration of Interest Periods permitted hereunder, (4) release any Lien granted in favor of Agent with respect to all or substantially all of the Collateral or release any material Guarantor from its obligations under the Guaranty, in each case other than in accordance with the terms of the Loan Documents, (5) increase the amount of any of the Commitments; (6) change in any manner or waive the provisions contained in subsection 8.1 or this subsection 10.6; (7) change in any manner the provisions contained in the second paragraph of subsection 2.1C(ii); (8) increase the advance rate with respect to the Revolving Loans (except for the restoration by Agent of an advance rate in whole or in part to its original level after the prior reduction thereof by Agent); (9) increase the advance rate with respect to any category of Collateral (e.g., 85% of Eligible Accounts Receivables, 35% of Eligible Unbilled Accounts Receivables) except for the restoration by Agent of any such advance rate in whole or in part to its original level after the prior reduction thereof; or
(10) change the definition of "Australian Joy Subsidiary Borrowing Base," "Australian P&H Subsidiary Borrowing Base," "Consolidated Borrowing Base," "Domestic Borrowing Base" or "UK Subsidiary Borrowing Base" with respect to the maximum amounts (or reductions thereof) of Eligible Intellectual Property, Eligible Real Estate and Eligible Machinery and Equipment that may be included in such Borrowing Bases; or (c) Lenders having or holding more than 75% of the sum of aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders (1) change in any manner or waive the provisions contained in subsection 7.7(iv), or (2) release a material portion of the Collateral. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Agent and Requisite Lenders,
(ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no

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

amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of each Issuing Lender that has issued an outstanding Letter of Credit or has not been reimbursed for a payment under a Letter of Credit, and
(iv) no amendment, modification, termination or waiver of any provision of
Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrower, on Borrower.

      10.7   Independence of Covenants.
             -------------------------

             All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

      10.8   Notices; Effectiveness of Signatures.
             ------------------------------------

             Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agent shall not
                                        --------
be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrower and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent. Electronic mail may be used to distribute routine communications, such as financial statements and other information; provided, however, that no signature with
                                  --------  -------
respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

             Loan Documents and notices under the Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders. Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

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

     10.9  Survival of Representations, Warranties and Agreements.
           ------------------------------------------------------

           A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

           B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 2.6D, 2.7, 3.5A, 10.2, 10.3, 10.4, 10.17 and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5, 10.18 and 10.19 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

     10.10 Failure or Indulgence Not Waiver; Remedies Cumulative.
           -----------------------------------------------------

           No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     10.11 Marshalling; Payments Set Aside.
           -------------------------------

           Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.12 Severability.
           ------------

           In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.13 Obligations Several; Independent Nature of Lenders' Rights.
           ----------------------------------------------------------

           The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing

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

contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Borrower, as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.14 Headings.
           --------

           Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.15 Applicable Law.
           --------------

           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

           NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT:

           (A) THE LAW OF THE STATE IN WHICH EACH MORTGAGED PROPERTY IS SITUATED (THE "SITUS STATE") GOVERNS PROCEDURES FOR ENFORCING, IN THE SITUS STATE, PROVISIONAL REMEDIES DIRECTLY RELATED TO SUCH REAL PROPERTY, INCLUDING, WITHOUT LIMITATION, APPOINTMENT OF A RECEIVER.

           (B) THE LAW OF THE SITUS STATE ALSO APPLIES TO THE EXTENT, BUT ONLY TO THE EXTENT, NECESSARY TO CREATE, TO PERFECT, AND TO FORECLOSE THE SECURITY INTERESTS AND LIENS CREATED BY THE LOAN DOCUMENTS, BUT DOES NOT APPLY TO ANY OBLIGATION SECURED THEREBY. THOSE OBLIGATIONS ARE GOVERNED BY NEW YORK LAW. IN FURTHERANCE OF THE FOREGOING, THE PARTIES STIPULATE AND AGREE THAT AGENT AND LENDERS MAY ENFORCE IN ACCORDANCE WITH NEW YORK LAW ANY OR ALL OF ITS RIGHTS TO SUE ANY LOAN PARTY TO COLLECT ANY INDEBTEDNESS, AND TO OBTAIN A DEFICIENCY JUDGMENT AGAINST BORROWER IN THE SITUS STATE, NEW YORK, OR ELSEWHERE, BEFORE OR AFTER FORECLOSURE, AND IF AGENT OR ANY LENDER OBTAINS A DEFICIENCY JUDGMENT OUTSIDE THE SITUS STATE, IT MAY ENFORCE THAT JUDGMENT IN THE SITUS STATE, AS WELL AS IN OTHER STATES.

     10.16 Construction of Agreement; Nature of Relationship.
           -------------------------------------------------

           Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Agent nor any Lender or other Agent has any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent, the other Agents and Lenders, on one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

     10.17 Consent to Jurisdiction and Service of Process.
           ----------------------------------------------

           ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

           (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

           (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

           (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

           (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

           (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

           (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

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

     10.18 Waiver of Jury Trial.
           --------------------

           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     10.19 Confidentiality.
           ---------------

           Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrower that in any event a Lender may make disclosures (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) subject to the applicable limitations set forth herein, to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Borrower, (g) with the consent of Borrower, (h) to the extent such information
(i) becomes publicly available other than as a result of a breach of this subsection 10.19 or

(ii) becomes available to Agent or any Lender on a nonconfidential basis from a source other than Borrower or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a participant hereunder; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information and shall use its best efforts to afford Borrower the opportunity to object to such disclosure; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Borrower or any of its Subsidiaries.

     10.20 Counterparts; Effectiveness.
           ---------------------------

           This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     10.21 Judgment Currency.
           -----------------

           (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Agent or a Lender could purchase the Dollars with such other currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

           (b) The obligations of Borrower in respect of any sum due from it to Agent or any Lender hereunder shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by Agent or such Lender of any sum adjudged to be so due in such other currency Agent or such Lender may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than the sum originally due Agent or such Lender in Dollars, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender against such loss, and if the Dollars so purchased exceed the sum originally due to Agent or such Lender in Dollars, Lender shall remit such excess to Borrower.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   Borrower:

                                   HARNISCHFEGER INDUSTRIES, INC.,
                                   a Delaware corporation

                                   By: /s/ Eric B. Fonstad
                                      --------------------------------
                                   Title: Secretary
                                         -----------------------------

                                   Notice Address:

                                     LENDERS:

                                     BANKERS TRUST COMPANY,
                                     as a Lender and as Agent


                                     By: /s/ Eric S. Miller
                                        ------------------------------
                                     Title: Vice President
                                           ---------------------------

                                     Notice Address:

                                     Bankers Trust Company
                                     130 Liberty Street, 27th Floor
                                     1 Bankers Trust Plaza
                                     New York, New York 10006
                                     Attention:  Sebastiano Cardone
                                     Telecopy:  212-669-0090

                                        [LENDER],
                                        as a Lender

                                        By:_________________________________
                                        Title:______________________________

                                        Notice Address:

                                   DEUTSCHE BANK, AG, New York Branch,
                                   as an Issuing Lender

                                   By:__________________________________
                                   Title:_______________________________

                                   Notice Address:

                                   130 Liberty Street, 31st Floor
                                   New York, New York 10006
                                   Attention: _____________
                                   Telecopy No.:___________